As filed with the Securities and Exchange Commission on January 22, 1998
                                                      Registration No. 333-39805

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         GALACTICOMM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
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

              FLORIDA                      7373                     65 0624233
 (State or other jurisdiction   (Primary Standard Industrial      (I.R.S. Employer
       or organization)             Classification Code No.)    Identification No.)

                              4101 S.W. 47TH AVENUE
                                    SUITE 101
                          FT. LAUDERDALE, FLORIDA 33314
                                 (954) 583-5990
                    (Address of principal executive offices)

                PETER BERG, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         GALACTICOMM TECHNOLOGIES, INC.
                              4101 S.W. 47TH AVENUE
                                    SUITE 101
                          FT. LAUDERDALE, FLORIDA 33314
                                 (954) 583-5990
                     (Name and address of agent for service)

                                   Copies to:

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
         LESLIE J. CROLAND, ESQ.                          PHILLIP B. SCHWARTZ, ESQ.
         JEFF T. MIHM, ESQ.                               STEWART H. LAPAYOWKER, ESQ.
         LUCIO, MANDLER, CROLAND, BRONSTEIN,           AKERMAN, SENTERFITT & EIDSON, P.A.
         GARBETT, STIPHANY & MARTINEZ, P.A.       ONE S.E. 3RD AVENUE, 28TH FLOOR
         701 BRICKELL AVENUE, SUITE 2000                  MIAMI, FLORIDA 33131-1704
         MIAMI, FLORIDA 33131                             (305) 374-5600
         (305) 579-0012                                   (305) 374-5095 (FAX)
         (305) 579-4722 (FAX)


     Approximate date of proposed sale to the public: AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) or Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     TITLE OF EACH CLASS                 AMOUNT                  PROPOSED MAXIMUM                 PROPOSED
     OF SECURITIES TO BE                  TO BE                   OFFERING PRICE                  AGGREGATE          AMOUNT OF
         REGISTERED                    REGISTERED                    PER SHARE                OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Units(2)(3)..................                                      $                            $10,350,000         $3,136.36
------------------------------------------------------------------------------------------------------------------------------------
Units underlying
Representative Unit
Purchase Option..............                                      $                            $ 1,080,000         $  327.27
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001, included                                                ---                           ---                 ---
in Units(2)(4)...............
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Purchase
Warrants(2)(5)...............                                         ---                           ---                 ---
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001, underlying
Warrants(2)(6)...............                                      $                            $ 6,750,000          $2,045.45
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001, underlying
Bridge Warrants(7)...........                                      $                              3,591,000          $1,088.18
------------------------------------------------------------------------------------------------------------------------------------
Total........................                                                                   $21,771,000          $6,597.26
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes Units subject to the Underwriters' over-allotment option.

(3) Each Unit contains one share of common stock, par value $.0001 per share ("Common Stock"), and one Common Stock Purchase Warrant. No portion of the offering price is attributable to the Warrants.

(4) Represents Common Stock within the Units, including the Units underlying the Representative Unit Purchase Option. The registration fee for such Common Stock is included within the Units.

(5) Represents Warrants within the Units, including the Units underlying the Representative Unit Purchase Option.

(6) Issuable upon exercise of the Warrants, together with such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein. The exercise of two warrants is required to purchase one share of Common Stock, subject to adjustment.

(7) Issuable upon exercise of the Bridge Warrants, together with such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: (i) one to be used in connection with the offer of Units by the Company (the "Prospectus"); and (ii) the other to be used in connection with the offer of an aggregate of 957,600 shares of Common Stock by certain selling shareholders (the "Selling Shareholder Prospectus") underlying warrants (the "Bridge Warrants") issued in October 1997 in connection with a bridge financing by the Company. The Bridge Warrants are exercisable until October 27, 2000 to purchase an aggregate of 957,600 shares of Common Stock at an exercise price of $3.75 per share. See "Recent Financings." The Prospectus and the Selling Shareholder Prospectus will be identical in all respects except for the alternate pages for the Selling Shareholder Prospectus included herein which are labeled "Alternate."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS        SUBJECT TO COMPLETION, DATED JANUARY 22, 1998
                                   _____ UNITS
                         GALACTICOMM TECHNOLOGIES, INC.
                  EACH UNIT CONTAINS ONE SHARE OF COMMON STOCK
                AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT


     Galacticomm Technologies, Inc. (the "Company") hereby offers units
("Units"), each Unit consisting of one share of common stock, par value $.0001 per share (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant
(the "Warrant") of the Company. Two Warrants will entitle the holder to purchase one share of Common Stock at a price equal to 120% of the initial public offering price of the Units, during the period commencing (the "First Exercise
Date") 90 days after the date of this Prospectus, or on such earlier date as may be determined by the Company and First Equity Corporation of Florida (the
"Representative") as the representative of the several Underwriters named herein
("Underwriters") and ending on the third anniversary of the date of this Prospectus. No fractional shares will be issued upon exercise of the Warrants.
Outstanding Warrants are redeemable by the Company commencing 30 days after the First Exercise Date upon 30 days prior written notice to the holders thereof, if the average closing bid and asked price of the Common Stock for a period of 20 consecutive trading days is at least equal to 150% of the exercise price of the Warrants. The Common Stock and Warrants will be detachable from the Units and separately transferable commencing on the First Exercise Date. The number of shares underlying the Warrants and the exercise price thereof is subject to adjustment in certain circumstances.

     Prior to this offering, there has been no public market for the Units, the Common Stock or the Warrants. The Company has applied to list the Units, the Common Stock and the Warrants on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbols "GALAU," "GALA," and " GALAW," respectively. There can be no assurance that such securities will be accepted for listing or, if accepted, that an active trading market will develop or be sustained. It is currently anticipated that the initial public offering price for the Units will be between $ and $ per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK, SPECULATIVE SECURITIES AND
IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO
CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON
PAGE 7 AND "DILUTION" ON PAGE 16.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
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====================================================================================================================================
                                                                                  UNDERWRITING
                                                PRICE TO                          DISCOUNTS AND                        PROCEEDS TO
                                                 PUBLIC                          COMMISSIONS(1)                       COMPANY(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Per Unit ........................               $_______                            $_______                            $_______
------------------------------------------------------------------------------------------------------------------------------------
Total ...........................               $_______                            $_______                            $_______
====================================================================================================================================

(1) The Company has agreed to: (i) pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of the sale of the Units; (ii) sell to the Representative, for nominal consideration, four-year options (exercisable commencing one year after the date of this Prospectus) to purchase up to Units at an exercise price equal to 120% of the public offering price of the Units offered hereby; and (iii) indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"). See "Underwriting."

(2) Before deducting offering expenses payable by the Company estimated to be approximately $375,000 and the Representative's 3% non-accountable expense allowance payable by the Company in connection with this offering.

(3) The Company has granted the Underwriters an option exercisable within 45 days after the date hereof to purchase up to additional Units on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $ , $ and $ , respectively. See "Underwriting."

THE UNITS ARE BEING OFFERED BY THE UNDERWRITERS ON A "FIRM COMMITMENT" BASIS SUBJECT TO PRIOR SALE, RECEIPT AND ACCEPTANCE BY THE UNDERWRITERS, APPROVAL OF CERTAIN MATTERS BY COUNSEL, AND CERTAIN OTHER CONDITIONS. THE UNDERWRITERS RESERVE THE RIGHT TO WITHDRAW OR CANCEL SUCH OFFER AND TO REJECT ANY OFFER, IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES FOR THE SECURITIES OFFERED HEREBY WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT __________, 1998.

                            FIRST EQUITY CORPORATION
                 The date of this Prospectus is __________, 1998

       CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE UNITS, THE COMMON STOCK AND THE WARRANTS, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


     All trademarks, service marks, tradenames and related products referred to in this Prospectus, other than as they relate directly to the Company's products and services, are the property of their respective owners and the Company disclaims ownership of same.

                                     SUMMARY

     THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. IN NOVEMBER 1996, THE COMPANY MERGED WITH TESSIER TECHNOLOGIES, INC. ("TTI") AND ACQUIRED GALACTICOMM, INC., ITS OPERATING SUBSIDIARY. UNLESS THE CONTEXT OTHERWISE REQUIRES OR UNLESS OTHERWISE NOTED: (I) ALL REFERENCES TO THE "COMPANY" THROUGHOUT THIS PROSPECTUS REFER TO THE COMBINED OPERATIONS OF THE COMPANY, GALACTICOMM, INC. AND TTI; (II) ALL FINANCIAL DATA IN THIS PROSPECTUS REFLECTS THE PRO FORMA COMBINED OPERATIONS OF THE COMPANY, GALACTICOMM, INC. AND TTI AS IF THE COMPANY HAD ACQUIRED SUCH COMPANIES ON JANUARY 1, 1995 OR 1996; AND (III) ALL INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO A 4.061771824 TO ONE REVERSE STOCK SPLIT WHICH OCCURRED IN SEPTEMBER 1997. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--INTRODUCTION."

                                   THE COMPANY


     Galacticomm Technologies, Inc. (the "Company") develops, markets, licenses and supports software that enables users to communicate and conduct business over the Internet, intranets, or other online communications systems. The majority of the Company's software products are derived from the Company's flagship product, Worldgroup v3.0 for Windows NT and Windows 95, which is an integrated suite of five communications programs (E-mail, Polls and Questionnaires, Newsgroups, Shared File Libraries and Chat) that enables an individual or enterprise to establish an online system, an intranet or website and also enables users to access certain of such programs using only a standard browser, such as Microsoft's Internet Explorer or Netscape's Navigator. Scheduled for release in March 1998, Worldgroup v3.1 will allow complete access to all of such Worldgroup programs using only a standard browser. The Company estimates that Worldgroup and its predecessor product, Major BBS, have been installed on more than 10,000 online systems worldwide, including systems currently operated by Fortune 500 companies, financial institutions and government agencies.


     Worldgroup features an open (non-proprietary) set of interfaces, which allow Worldgroup to serve as the software platform for specific communication solutions for a variety of businesses and industries. In conjunction with third party developers, the Company has designed intranets and other online systems for specific projects relating to education, trading, online gaming, virtual office and home television. In addition, over 200 independent software developers have designed more than 500 available products that enhance online systems which utilize the Worldgroup software. Worldgroup software is currently available in 10 languages.

     The Company has recently released or has under development for release during 1998 several products, including:

     WEBCAST. Released in March 1997, WebCast allows users to make live audio and visual broadcasts, and broadcast pre-recorded videos on demand, over the Internet to viewers who need only use a standard web browser to receive the broadcast, unlike presently available competitive products which require viewers to download special client software. The Company markets WebCast directly to individual consumers and to businesses through computer catalogs, retail outlets and bundling agreements with camera manufacturers. The Company has recently entered into strategic alliances to bundle WebCast with cameras and other hardware recently introduced by Eastman Kodak, Boca Research, Specom Technologies, Best Data Products and Aztech New Media Corp.

     WORLDLINK. Scheduled for release by March 1998, Worldlink allows a Worldgroup community to link with other Worldgroup systems. The Company believes that the future development and organization of online communities will result in additional Worldgroup systems and present opportunities to introduce new products for Worldgroup system users. Worldlink with a graphical interface for users is currently being beta-tested.

     ACTIBASE. Released in December 1997, Actibase is an Internet database connectivity program that is fully integrated with the Worldgroup server. Actibase enables a company to publish any of its databases directly onto the Worldwide Web, with only limited knowledge of computer database programming. Actibase is offered as a stand-alone product as well as an add-on product to Worldgroup and WebCast.

     NETDISC. NetDisc is an advertising vehicle that uses the Internet and a CD Rom disc to promote products to a specifically targeted market of consumers. The Company's netDisc technology incorporates advertising video clips and website links to advertisers' web pages. NetDisc's game format allows users to win promotional prizes. In conjunction with advertising agencies and magazine publishers, the Company intends to insert the netDisc in magazines, the first installment of which is anticipated to be the June 1998 issue of MOTOR TREND magazine.

     The Company's objective is to become a leading developer of communications software for the Internet, intranet and other online communications systems. The Company intends to achieve its objective by: (i) developing customized intranets and other applications using Worldgroup as the software foundation; (ii) continually upgrading Worldgroup and other programs and offering new programs that deliver customers high levels of performance, ease of use and security; and
(iii) establishing strategic alliances to increase sales and facilitate market acceptance of the Company's products.

     The Company's executive offices are located at 4101 S.W. 47th Avenue, Suite 101, Fort Lauderdale, Florida 33314. The Company can be reached by telephone at
(954) 583-5990 or through its website at http:/www.gcomm.com.

                                  THE OFFERING

THE SECURITIES OFFERED...............      Units at an estimated offering price
                                        of between $ and $ for each Unit.

THE UNITS............................   Each Unit contains one share of Common
                                        Stock and one Redeemable Common Stock
                                        Purchase Warrant. The Common Stock and
                                        the Warrants will be detachable from the
                                        Units the First Exercise Date (as
                                        defined immediately below).

THE WARRANTS.........................   Two Warrants entitle a holder to
                                        purchase one share of Common Stock at an
                                        exercise price per share equal to 120%
                                        of the initial offering price of a Unit.
                                        The Warrants will be exercisable during
                                        the period commencing ("First Exercise
                                        Date") 90 days after the date of this
                                        Prospectus, or on such earlier date as
                                        may be determined by the Company and the
                                        Representative, and ending on the third
                                        anniversary of the date of this
                                        Prospectus. The Warrants will be
                                        redeemable by the Company, commencing 30
                                        days after the First Exercise Date upon
                                        30 days written notice, if the average
                                        of the closing bid and asked price of
                                        the Common Stock for 20 consecutive
                                        trading days ending three trading days
                                        prior to the date of the redemption
                                        notice is at least equal 150% of the
                                        exercise price of the Warrants. The
                                        Warrants are subject to adjustment under
                                        certain circumstances. See "Description
                                        of Securities--Warrants."

COMMON STOCK OUTSTANDING PRIOR
   TO THE OFFERING..................    4,422,651 shares(1)


COMMON STOCK OUTSTANDING AFTER
   THE OFFERING......................        shares (1)(2)

USE OF PROCEEDS .....................   The Company intends to use the proceeds
                                        from this offering for: (i) advertising
                                        and marketing programs, (ii) repayment
                                        of indebtedness; (iii) research and
                                        development; (iv) working capital; and
                                        (v) capital expenditures. See "Use of
                                        Proceeds."

PROPOSED NASDAQ SMALLCAP
  MARKET SYMBOLS....................    Units  --  "GALAU"
                                        Common Stock  --  "GALA"
                                        Warrants -- "GALAW"


-------------

(1) Includes 48,849 shares of Common Stock underlying a convertible promissory note that will be automatically converted on the effective date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investments." Does not include: (i) 370,000 shares of Common Stock under the Company's 1997 Stock Option Plan, of which options to purchase 164,337 shares of Common Stock are currently outstanding; (ii) 393,143 shares of Common Stock reserved for issuance upon the exercise of outstanding options outside the 1997 Stock Option Plan; (iii) 173,482 shares of Common Stock reserved for issuance upon the exercise of two warrants; and
    (iv) 957,600 shares of Common Stock reserved for issuance upon the exercise of the warrants (the "Bridge Warrants") issued in connection with the Company's October 1997 Bridge Financing. See "Management--Stock Option Plan," "Management--Stock Option Plan," "Management--Employment Agreement," "Recent Financings," and "Certain Transactions."

(2) Does not include: (i) shares of Common Stock reserved for issuance upon the exercise of the over-allotment option and the Warrants included as part of the over-allotment option; (ii) shares of Common Stock issuable upon exercise of the Warrants included as part of the Units offered hereby;
    (iii) shares of Common Stock reserved for issuance upon the exercise of the Representative Unit Purchase Option ("UPO") and the Warrants included as part of the UPO.

RISK FACTORS........................    The securities offered hereby are
                                        speculative and involve a high degree of risk and immediate, substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors are urged to carefully review the "Risk
                                        Factors" starting on page 7 before
                                        making an investment decision.

                        SUMMARY HISTORICAL FINANCIAL DATA

     Set forth below is summary historical financial data of the Company for the year ended December 31, 1996 (audited) and for the nine month periods ended September 30, 1996 and 1997 (unaudited). The summary financial information should be read in conjunction with the Company's consolidated financial statements and related notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section contained herein.


                                                           YEAR ENDED                NINE MONTHS ENDED
                                                            12/31/96             9/30/96         9/30/97
                                                           ----------            -------         -------
STATEMENT OF OPERATIONS DATA:
Revenues............................                      $   1,692,743    $   1,159,246      $   2,688,421
Total operating   costs and expenses                          2,673,699        1,170,670          4,456,174
Loss from operations................                           (980,956)         (11,424)        (1,767,753)
  Other expense, net................                            (60,312)          (3,559)          (144,373)
                                                          -------------    -------------      -------------
Net loss............................                      $  (1,041,268)   $     (14,983)     $  (1,912,126)
                                                          =============    =============      =============
Net loss per share..................                      $       (0.32)   $       (0.01)     $       (0.38)
                                                          =============    =============      =============
Shares used in computing net loss
  per share(1)......................                          3,229,101        2,982,455          5,030,371
                                                              =========        =========         ==========

                                                                             SEPTEMBER 30, 1997
                                                                   ------------------------------------------
                                                                                                 PRO FORMA
                                             12/31/96               9/30/97   PRO FORMA(2)     AS ADJUSTED(3)
                                             --------               -------   -----------      -------------
BALANCE SHEET DATA
Cash                                      $   1,466,392           $   64,486    $1,520,411
Working capital (deficiency)........           (475,580)         ( 1,524,464)      130,036
Goodwill, net of amortization.......          2,079,334            1,875,819     1,875,819
Total assets........................          4,434,020            3,745,275     5,574,200
Short-term obligations..............            393,575              278,575        80,000
Long-term obligations...............          1,393,999            1,381,899     3,271,227
Shareholders' equity ...............      $     949,566           $  221,362    $  432,034       $

(1) Certain common stock and common stock equivalents issued by the Company within 12 months of the date of this Prospectus have been included in the calculation of number of shares used in calculating net loss per share (using the treasury stock method).

(2) Pro forma balance sheet data gives effect to the Company's receipt in October 1997 of loans aggregating $2,100,000 which are being used by the Company to fund its operations pending completion of this offering (the "Bridge Financing") and the application of the net proceeds therefrom. See "Recent Financings."

(3) Adjusted to give effect to the sale of Units offered hereby at an assumed initial offering price of $ per share and the application of net proceeds therefrom after deduction of underwriting discounts and commissions and estimated expenses of the offering. See "Use of Proceeds."

                        SUMMARY PRO FORMA FINANCIAL DATA

        Set forth below is summary pro forma financial data which gives effect to the Company's November 1996 acquisition of Galacticomm, Inc. and merger with Tessier Technologies, Inc. ("TTI") as if such transactions were consummated on January 1, 1995 or 1996. The pro forma data is unaudited and is not necessarily indicative of the results of operations of the Company had the Company acquired Galacticomm, Inc. and TTI on January 1, 1995 or 1996.


                                                                    YEAR ENDED                NINE MONTHS ENDED
                                                           12/31/95            12/31/96             9/30/96
                                                           --------            --------       -----------------
STATEMENT OF OPERATIONS DATA:
Revenues.....................................              $  9,211,139     $  6,189,505     $    5,402,806
Cost of revenues.............................                 2,897,036        2,515,462          2,310,845
Total operating costs and expenses.......                     6,986,378        7,240,672          4,331,813
Loss from operations.........................                  (672,275)      (3,566,629)        (1,239,852)
  Other expense, net.........................                  (354,329)        (655,321)           (56,300)
Net loss.....................................             $  (1,026,604)   $  (4,221,950)    $   (1,296,152)
Net loss per share...........................             $       (0.34)   $       (1.31)    $        (0.43)
Shares used in computing net loss
  per share(1)...............................                 2,982,455        3,229,101          2,982,455

(1) Certain common stock and common stock equivalents issued by the Company within 12 months of the date of this Prospectus have been included in the calculation of number of shares used in calculating net loss per share (using the treasury stock method).

                                  RISK FACTORS

      AN INVESTMENT IN THE UNITS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT IN THE UNITS OFFERED HEREBY. THIS INVESTMENT IS NOT RECOMMENDED FOR THOSE WHO CANNOT BEAR THE RISKS DESCRIBED BELOW.

      THIS PROSPECTUS CONTAINS "FORWARD-LOOKING" STATEMENTS. FORWARD LOOKING STATEMENTS ARE STATEMENTS ABOUT EVENTS THAT HAVE NOT OCCURRED. THEY INCLUDE STATEMENTS ABOUT THE COMPANY'S FUTURE PLANS, GROWTH STRATEGIES AND INDUSTRY TRENDS. THEY ALSO INCLUDE STATEMENTS WITH WORDS SUCH AS "ANTICIPATE," "INTEND," "BELIEVE," "PLAN," "ESTIMATE," AND "EXPECT." THESE FORWARD LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD LOOKING STATEMENTS AS A RESULT OF THE FACTORS DESCRIBED IN THE FOLLOWING SECTION AS WELL AS ELSEWHERE IN THIS PROSPECTUS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS PROSPECTUS WILL IN FACT TRANSPIRE OR PROVE TO BE ACCURATE.

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT


      The Company was incorporated in December 1995 and therefore has only a limited operating history. Although the Company's operating subsidiary, Galacticomm, Inc., has conducted operations since 1985, Galacticomm, Inc.'s business and operations have only been operated by the Company and its management team since November 1996. Furthermore, the Company's business plan is significantly different from and larger in scope than Galacticomm, Inc.'s historic business. Accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as computer software and the Internet. To address these risks, the Company must, among other things, respond to competitive developments, endeavor to attract, retain and motivate qualified persons, and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. The Company has incurred net losses since inception. As of September 30, 1997, the Company had an accumulated deficit of $2,972,495. Pursuant to its business strategy, the Company expects to continue to make expenditures on new product introductions and product upgrades, marketing, and research and development, all of which will adversely affect operating results until revenues from sales of such products reach a level at which these costs are supported. There can be no assurance that the Company will achieve or sustain profitability.

FLUCTUATIONS IN QUARTERLY RESULTS

      The Company's quarterly operating results have varied significantly in the past and the Company expects that they will continue to vary in the future. Sales in any one quarter may fluctuate based upon a number of factors, including: (i) the timing of the release of new products or product upgrades by the Company or its competitors, (ii) the size and timing of individual orders by customers, (iii) deferral of orders by customers in anticipation of new products or product upgrades, (iv) technological changes in the operating systems upon which the Company's products run, and (v) changes in the Internet or other networking technology. Fluctuations in operating results may increase as a result of the Company's business strategy to develop and sell customized applications to larger customers to meet their specific requirements. See "--Length of Sales Cycles." The Company believes it will be difficult to predict the timing of these types of sales because they are subject to both designing the solution to meet the customer's needs and convincing the customer to purchase the products, and other risks over which the Company has little or no control. The Company's expenses for each quarter are generally fixed and the Company is generally unable to adjust its spending quickly enough to compensate for unexpected shortfalls in sales. Consequently, a significant shortfall in revenues in any quarter could immediately harm the Company's operating results. As a result, the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance.

PRODUCT CONCENTRATION


      Revenues from Worldgroup (and related tools and add-ons) accounted for approximately fifty-seven percent of the Company's product sales revenues for the nine month period ended September 30, 1997. Although the Company has recently introduced several new software products in an effort to, among other things, diversify its sources of revenues, the Company expects that sales of and licenses for the use of Worldgroup (and other software products which are based on the Worldgroup platform) will continue to account for a significant portion of the Company's revenues. Consequently, declines in demand for Worldgroup and related products, whether as a result of competition, technological change or otherwise, will have a material adverse effect on the Company's business, operating results and financial condition.

NEW PRODUCT DEVELOPMENT AND RAPID TECHNOLOGICAL CHANGE

      The market for the Company's software and services is characterized by rapidly changing technology and industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can quickly render existing software obsolete and unmarketable. The Company's future success will depend in part on its ability to enhance existing products and services and to develop and introduce new products and services to meet changing customer demands. Specifically, the Company's new products (and enhancements) must: (i) incorporate new and evolving industry standards, (ii) continue to offer improved performance and features, (iii) respond to evolving customer needs, and (iv) achieve market acceptance. The development of new products and services or enhanced versions of existing products and services entails significant technical risks. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new services and products that respond to technological change or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these services or products, or that its new services and products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new services or products in a timely and cost-effective manner or to address compatibility, inoperability or other issues raised by technological changes or new industry standards, the Company's business, operating results and financial condition could be materially and adversely affected.

COMPETITION

      The Company faces intense and increasing competition from other software companies. The Company's Worldgroup line of products faces competition from a number of products that permit information exchange in ways similar to Worldgroup, including: (i) Microsoft Back Office; (ii) Lotus Domino, and (iii) Novell's Intranet Ware. WebCast, the Company's web broadcast software, competes with products offered by, among others, White Pine Software, Inc., Progressive Networks, Xing Technology Corporation, NetSpeak, VocalTec, Vivo Software, Inc. and VDOnet Corporation. Webcast is the only product presently available in the market that allows users to make live audio and visual broadcasts, and broadcast pre-recorded videos on demand, over the Internet to viewers who need only use a standard web browser to receive the broadcast. All other presently available competitive products require users to download client software. Many of the Company's competitors are substantially larger than the Company, have greater financial resources and name recognition than the Company, and longer operating histories in the Internet and intranet markets and greater technical and marketing resources than the Company. As a result, such competitors may have a competitive advantage over the Company in that such companies may be able to respond more quickly than the Company to new or emerging technologies and changes in customer needs, or to devote greater resources than the Company to the development, promotion and sale of their products. The Company competes on the basis of: (i) price, (ii) ease of use and performance of its products and
(iii) responsive and reliable service. There can be no assurance that the Company will be able to successfully compete against its current or future competitors.

LENGTH OF SALES CYCLES

      The Company must successfully develop new sales methods and adjust to longer sales cycles. A component of the Company's current business strategy is to develop customized applications using its Worldgroup technology as a platform for such applications. The Company intends to develop customized products on its own or with third party software developers and then sell these products to companies, government agencies or other organizations. These types of customers tend to carefully review their software purchases and require the software seller to educate them about how the product works. Consequently, sales to these customers generally take longer to complete. Furthermore, the final sale to these customers often requires approval of the chief executive officer (for companies) or a review board (for government agencies). The Company expects to invest a significant amount of time and resources in the sales process for these types of customers before it completes any such sales. Thus, the Company's revenues for a particular period may be impacted if sales to such customers forecasted to close in that period are delayed by reason of the education or approval process, or otherwise. In addition, the Company's financial condition could be harmed if a number of these types of customers eventually decide not to purchase the Company's products.

UNCERTAINTY REGARDING TRADEMARK PROTECTION

      Although the Company has several pending trademark applications with the United States Patent and Trademark Office (the "PTO"), the Company has only one federal registration, for the trademark "Galacticomm." No assurance can be given that the PTO will grant registrations for the Company's pending trademark applications. Among other things, it is possible that the Company's trademarks, including "WebCast," could be deemed to be generic by the PTO, in which case neither the Company nor any third party could claim exclusive rights to such term. In such event, the Company intends to associate the generic term with registrable or registered trademarks or logos in order to gain trademark protection over the resulting composite mark.

      In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark "Worldgroup." The Company and the third party are presently discussing a co-existence arrangement whereby the Company would have the right, without the payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. Although the third party does not presently distribute products that compete with the Company's products, the licensing arrangement presently under discussion would not preclude the third party from using the "Worldgroup" trademark in competition with the Company. Also in July 1997, the Company became aware that several other third parties filed applications for registration for the trademark "WebCast," before the Company filed its application. If "WebCast" is determined not to be generic and one of the third party applications matures into a registration, then such third party will have superior rights to the Company.

      If a third party has superior rights to any of the Company's trademarks, the Company believes that when the Company first commenced use of its trademarks, it acted innocently, unintentionally, and without knowledge of the existence of any third party's purported rights in such marks. Furthermore, if the third party user of "Worldgroup" decides to enforce its trademark rights through an infringement action, the Company believes that valid defenses exist with respect to any such action, including, without limitation, waiver, estoppel and laches and that as a result thereof, any liability of the Company should be limited to injunctive relief prohibiting the Company from future use of such mark. Trademark litigation is expensive and complex and the outcome of such litigation is difficult to predict. Generally, if a court were to find that the Company unintentionally infringed a third party's mark, the Company's liability would be limited to its actual net profit from the sale of infringing products, the third party's actual damages, and injunctive relief. On the other hand, if a court were to find that the Company has wilfully infringed a third party's trademark, the Company could be enjoined from further use of the trademark and could be liable, under the federal Lanham Act, for the lesser of: (i) the Company's net profit stemming from the sale of infringing products and (ii) the third party's actual damages, plus three times the greater of: (a) the Company's profit from the sale of the infringing product, and (b) the third party's actual damages, plus prejudgment interest, attorneys' fees, and the cost of litigation.

OTHER INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

      The Company regards its software as proprietary and attempts to protect it with copyrights, restrictions on disclosure, copying and transferring title, and enforcement of trade secret laws. Despite these precautions, it is possible for unauthorized third parties to copy the Company's products and it may be possible for them to obtain and use information that the Company regards as proprietary. Although the Company has filed a federal patent application with respect to netDisc, no assurance can be given as to the issuance of a patent or as to the breadth or degree of protection any issued patent may afford. In addition, existing copyright laws give only limited protection to its software and some foreign countries' laws do not protect proprietary rights to the same extent as United States laws. Consistent with the general practice of software developed for retail sale, the Company licenses its products primarily under "shrink wrap" license agreements that are not signed by licensees and therefore may be unenforceable under the laws of certain jurisdictions. Except to the extent noted above with respect to certain trademark matters, the Company is not aware that it is infringing or violating any proprietary rights of any third party relating to the Company or the Company's products. The computer software market is characterized by frequent and substantial intellectual property litigation and it is possible that third parties might assert infringement claims against the Company in the future. If this occurs, the Company might be forced into costly litigation or have to obtain a license to the intellectual property rights of others. It is possible that such licenses may not be available on reasonable terms, or at all. The Company currently licenses some of its technology from third parties. For a description of the material terms of the Company's third party licenses, see "Business--Proprietary Rights and Intellectual Property." In the future, such third party technology licenses may not be available to the Company on commercially reasonable terms, if at all. If the Company cannot maintain any of these technology licenses, it is possible that product shipments could be delayed and the Company's financial condition could be harmed.

DEPENDENCE ON THE INTERNET

      The success of the Company's products and services depends on the continued development and growth of the Internet and on the need of businesses and other organizations to continue to develop private intranets. The Internet is new and evolving and may not develop into the large commercial marketplace that many predict. The following factors could slow the growth of the Internet:
(i) inadequate development of the necessary infrastructure (e.g., reliable network backbone), (ii) untimely development of affordable complementary products, (e.g., high speed modems), (iii) delays in the development or adoption of new standards to handle increased levels of Internet activity, or (iv) increased government regulation. The number of Internet and intranet users has grown significantly over the last few years and is expected to continue to grow.

See "Business--Industry Background." No assurance can be given that the Internet infrastructure will continue to support the demands placed on it by this continued growth. The Company's financial condition could be harmed if the Internet does not become a viable commercial marketplace.

POTENTIAL FOR UNDETECTED ERROR

      The Company's software may contain undetected errors or "bugs" when first introduced or when new versions are released. To prevent defects, the Company seeks to test its products before they are commercially released. Despite its quality control efforts, it is possible that the Company may release new products (or upgrades of existing products) that contain bugs. The Company's inadvertent release of products containing bugs could result in: (i) revenue loss, (ii) delay in market acceptance of the product, (iii) increased service costs, and (iv) damage to the Company's reputation.

DEPENDENCE ON KEY EMPLOYEES


      The Company's success depends on the performance of the senior management, particularly the Chief Executive Officer, Peter Berg, and the President, Yannick Tessier. Mr. Berg and Mr. Tessier are also two of the largest shareholders of the Company. See "Principal Shareholders." Although the Company has entered into employment agreements with each of Mr. Berg and Mr. Tessier which do not expire until November 20, 1999, such employment agreements may be terminated by the employee upon notice for any reason. See "Management -- Employment Agreements." The Company's success also depends on its ability to retain and motivate other key employees, particularly software developers, software programmers and customer support personnel. Competition for these types of employees is intense and no assurance can be given that the Company will be able to attract or retain satisfactory personnel. The loss of the services of Mr. Berg, Mr. Tessier or other key employees could harm the Company's prospects for success. The Company carries key man life insurance on Messrs. Berg and Tessier in the amount of $1,000,000 each.


MANAGEMENT OF A GROWING BUSINESS

      The Company intends to expand its business and operations by continuing to improve Worldgroup, its flagship communications software product, developing new products, designing customized applications for customers, and creating a global network of Worldgroup communities. This growth strategy will place significant demands on the Company's executive officers and financial resources. To be successful, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. No assurance can be given that management will be able to successfully manage a rapidly growing business as will be required to fully exploit the market for the Company's products and services. Furthermore, the Company may acquire new companies or products in the future, although the Company does not presently have any understandings, commitments or agreements with respect to any acquisition. Acquisitions involve many unique risks including assimilating acquired operations and products and the diversion of management's attention from the Company's primary business.

ANTI-TAKEOVER PROVISIONS

      The Company's Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. See "Description of Securities--Certain Provisions of the Articles and Bylaws." Furthermore, the Company's Articles of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could materially adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention to designate a series or issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. To the extent takeover attempts are discouraged by the foregoing provisions, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

ABSENCE OF DIVIDENDS

      The Company has not paid any dividends and does not expect to pay any dividends in the foreseeable future and intends to retain earnings, if any, to provide funds for general corporate purposes and the implementation of the Company's business plan.

IMMEDIATE AND SUBSTANTIAL DILUTION OF ___ PERCENT TO PUBLIC INVESTORS


      The purchase price of the Units substantially exceeds the net tangible book value of the Common Stock (which at September 30, 1997 was negative). Assuming a $ offering price per Unit, purchasers will experience immediate and substantial dilution in the adjusted net tangible book value per share after this offering in the amount of $ per share or % of the offering price per Unit. In addition, the Company may issue a substantial number of additional shares of Common Stock in the future upon the exercise of options and warrants having an exercise price below the initial public offering price of the Units. The issuance of a material number of such shares may have the effect of increasing the dilution to new investors in this offering. See "Dilution."


DETERMINATION OF OFFERING PRICE AND EXERCISE PRICE; NO ASSURANCE OF PUBLIC
MARKET

      Prior to this offering, there has been no public market for the Units, the Warrants or the Common Stock. The Company has applied to list the Units, the Warrants, and the Common Stock for quotation on the NASDAQ SmallCap Market. No assurance can be given that such securities will be accepted for listing, or, if accepted, that a trading market for such securities will develop, or be sustained. The initial public offering price of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Representative and may not be indicative of the market price for the securities after the offering. The market prices for securities of emerging companies, especially those involved in computers and high technology, have historically been highly volatile and may be unrelated or disproportionate to the operating performance of such companies. Future announcements concerning the Company or its competitors, including technological innovations or new commercial products, may have a significant impact on the market price of the Company's securities. See "Underwriting."

CURRENT PROSPECTUS AND STATE REGISTRATION NEEDED TO EXERCISE WARRANTS

      The Warrants may only be exercised if a current prospectus relating to the Common Stock is then in effect under the Securities Act. While the Company will use its best efforts to maintain the effectiveness of a current prospectus, the Company cannot guarantee that it will be able to do so. After a registration statement becomes effective, it may require continuous updating by the filing of post-effective amendments. A post-effective amendment is required (i) when, for a prospectus that is used more than nine months after the effective date of the registration statement, the information contained therein (including the certified financial statements) is as of a date more than 16 months prior to the use of the prospectus, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. Furthermore, the Warrants may only be exercised if the Common Stock is qualified for sale or exempt from qualification in the state where the holder of the Warrant resides. The Warrants may have no value if the Common Stock underlying the Warrants is not qualified or exempt from qualification in a particular state, or if a prospectus is not kept current.

REDEMPTION OF WARRANTS

      The Warrants are subject to redemption by the Company, at any time commencing 30 days after the First Exercise Date upon 30 days' prior written notice to the holders thereof, if the average of the closing bid and asked price for the Common Stock for a period of 20 consecutive trading days ending three trading days prior to the date of the redemption notice is at least equal to 150% of the exercise price of the Warrants. In the event that the Warrants are called for redemption by the Company, Warrant holders will have 30 days during which they may exercise their rights to purchase shares of Common Stock. In the event a current prospectus is not available, the Warrants may not be exercised and the Company will be precluded from redeeming the Warrants. If holders of the Warrants elect not to exercise them upon notice of redemption, and the Warrants are subsequently redeemed prior to exercise, the holders would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. As a result of an exercise of the Warrants, existing shareholders would be diluted and the market price of the Common Stock may be adversely affected. See "Description of Securities -Warrants."

ADJUSTMENTS TO WARRANT EXERCISE PRICE AND EXERCISE DATE AND IMPACT OF WARRANT EXERCISE ON MARKET

      The Company, in its sole discretion, and in accordance with the terms of the Warrant Agreement with the Warrant Agent, may reduce the exercise price of the Warrants and extend the time within which the Warrants may be exercised, depending on such things as current market conditions, the market price of the Common Stock and the Company's need for additional capital. Further, in the event that the Company issues certain securities or makes certain distributions to the holders of its Common Stock, the exercise price of the Warrants (and the shares of Common Stock issuable on exercise thereof) may be proportionately reduced. Any such price reductions (assuming exercise of the Warrants) will provide less money for the Company and could possibly adversely affect the market price of the Company's securities. Furthermore, if a substantial number of Warrants are exercised within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Warrants."


CONTINUING RELATIONSHIP WITH UNDERWRITERS; POTENTIAL INFLUENCE.

      Following this offering, the Company will have certain continuing relationships with the Representative. The Company has agreed with the Representative to: (i) sell the Representative, for nominal consideration, the UPO; (ii) grant the Representative the right, for a period of three years after the date of this Prospectus, to nominate a designee to the Company's board of directors; and (iii) grant the Representative the right, for a period of two years after the date of this Prospectus, to represent the Company in connection with any public or private offering, merger or acquisition. The foregoing relationships may allow the Representative to have a continuing influence over the Company's operations and its future capital raising ability. See "Description of Securities" and "Underwriting."


EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS

      In addition to the Warrants to be issued in connection with this offering ( Warrants if the over-allotment option is exercised in full), the Company, upon completion of this offering, will sell the Representative Unit Purchase Option ("UPO"), which will entitle the Representative to purchase Representative Units. See "Underwriting." The Company has also issued Bridge Warrants to purchase an aggregate of 957,600 shares of Common Stock at an exercise price of $3.75 per share until October 27, 2000. See "Recent Financings." The shares of Common Stock underlying the UPO and Bridge Warrants have been included in the Registration Statement of which this Prospectus forms a part. See "Description of Securities--Registration Rights and Sales by Certain Shareholders." Furthermore, the Company has 164,337 outstanding options under the Company's 1997 Stock Option Plan with an exercise price of $6.50 per share and options and warrants to purchase an aggregate of 566,625 shares of Common Stock outside the Company's 1997 Stock Option Plan, that are exercisable at prices below the estimated initial offering price of the Units offered hereby. See "Description of Securities--Outstanding Option and Warrants." It may be expected that the such options and warrants will be exercised only if it is advantageous to the holders thereof. Therefore, during the period in which such options and warrants may be exercised, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. To the extent that such options and warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional capital may be adversely affected since the holders of such options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by such options and warrants.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS


      Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price for the Common Stock. Immediately prior to the date of this Prospectus, there are 4,422,651 shares of Common Stock issued and outstanding, which includes
48,849 shares of Common Stock reserved for issuance through the automatic conversion of the UA Partners Note on the date of this Prospectus. See "Certain Transactions." Of such amount, shareholders owning an aggregate of shares of Common Stock have agreed not to sell or otherwise dispose of their shares of Common Stock for a period of one year from the date of this Prospectus without the prior written consent of the Representative. Subject to such lock-up period, the outstanding shares of Common Stock may be sold without registration under the Securities Act in compliance with Rule 144. In general, under Rule 144, a person who has satisfied a one-year holding period may under certain circumstances sell, within any three-month period, a number of shares which does not exceed the greater of 1% of the outstanding shares of Common Stock or the reported average weekly trading volume in the four weeks preceding the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. See "Description of Securities--Shares Eligible for Future Sale." In addition, the Company has granted certain demand and registration rights with respect to shares of issued and outstanding Common Stock and shares of Common Stock underlying the Bridge Warrants, the UPOs and other options and warrants. The shares of Common Stock underlying the Bridge Warrants have been included in the Registration Statement of which this Prospectus forms a part, although such shares may not be sold prior to six months from the date of this Prospectus, unless otherwise agreed to by the Representative. The exercise of registration rights would permit a large number of shares to become freely tradeable without restriction

(subject to any lock-up arrangements) under the Securities Act immediately upon effectiveness of such registration. See "Description of Securities--Registration Rights and Sales by Certain Shareholders."

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ AND RISKS OF COMMON STOCK TRADING BELOW $5.00 PER SHARE.

      Upon consummation of this offering, the Common Stock, the Warrants and the Units (collectively the "Securities") are expected to be listed on the NASDAQ SmallCap Market. In order to qualify for continued listing on the SmallCap Market, the Company will be subject to compliance with maintenance and corporate governance requirements, including: (i) net tangible assets of at least $2 million, market capitalization of $35,000,000, or net income of $500,000; (ii) a public float of at least 500,000 shares valued at $1 million or more; (iii) at least two market makers; (iv) at least 300 shareholders; and (v) a minimum bid price of $1.00 per share. The corporate governance requirements for the SmallCap Market require distribution of annual and interim reports to shareholders, a minimum of two independent directors, an audit committee comprised of a majority of independent directors, an annual shareholder meeting, a quorum requirement, solicitations of proxies, review of conflicts of interest, shareholder approval for certain corporate actions and voting rights protection. In the event that the Company is unable to satisfy the requirements for continued quotation on NASDAQ, trading in the Securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the Securities. In addition, if the Securities are suspended or terminated from NASDAQ and at such time has a market price of less than $5.00 per share, then the sale of the Common Stock would become subject to certain "penny stock" regulations adopted by the Securities and Exchange Commission which impose sales practice requirements on broker-dealers. For example, broker-dealers selling the Securities would, prior to effecting the transaction, be required to provide their customers with a document which discloses the risks of investing in the Securities. Furthermore, if the person purchasing the Securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in the Securities. Accordingly, if the listing of the Securities is suspended or terminated from NASDAQ and is trading for less than $5.00 per share, the penny stock regulations may restrict the ability of broker-dealers to sell the Securities and may affect the ability of purchasers in this offering to sell the Securities in the secondary market.

                                 USE OF PROCEEDS

      The net proceeds that the Company will receive from the sale of the Units offered hereby, based upon an assumed offering price of $ per Unit and after deduction of underwriting discounts, the non-accountable expense allowance and other offering expenses, will be approximately $6,933,000 ($8,029,200 if the over-allotment option is exercised in full). The Company intends to use such proceeds as follows:


                                                                       APPROXIMATE
      APPLICATION OF PROCEEDS                                         DOLLAR AMOUNT                    PERCENTAGE
      -----------------------                                         -------------                    ----------
      Advertising and Marketing Programs(1)                           $2,750,000
      Repayment of Bridge Notes(2)                                    $2,150,000
      Repayment of Indebtedness to Shareholders(3)                    $   67,000
      Research and Development(4)                                     $  800,000
      Working Capital and General Corporate Purposes(5)               $  741,000
      Capital Expenditures(6)                                         $  425,000

-----------
(1) Includes expenditures for trade shows, product catalogs, print advertising, cooperative dealer advertising, public relations and the hiring of sales and marketing personnel.

(2) Repayment of principal and estimated interest under the Bridge Notes sold in connection with the Bridge Financing. The Bridge Notes bear interest at a rate of 10% per year and are due and payable at the closing of this offering. See "Recent Financings."

(3)   Repayment of: (i) a 10% note in the amount of $50,000 to Yannick
      Tessier which is payable by the Company on the effective date of this offering; and (ii) repayment of interest (estimated at approximately $15,000) accrued under the 10% convertible secured UA Partners Note, which interest is due and payable within five days of the effective date of this Prospectus. The principal amount of the UA Partners Note will be repaid by the Company through the automatic conversion of such note into an aggregate of 48,849 shares of Common Stock on the date of this Prospectus. See "Certain Transactions."

(4) Includes the hiring of research and development personnel and purchase of software development tools and related equipment. See "Business--Research and Development."

(5) Proceeds from the exercise of the over-allotment option, if any, will be added to working capital. (6) For leasehold improvements, office furniture and modules and computer equipment.

      The foregoing represents the Company's best estimate of its allocation of the net proceeds from this offering based upon the current state of the Company's business operations, its current plans and current economic conditions. Based on the Company's current proposed plans and assumptions relating to the implementation of its business strategy, the Company anticipates that net proceeds from this offering will be sufficient to satisfy its contemplated cash requirements for at least 18 months following the consummation of this offering. Future events, including the problems, delays, expenses and complications frequently encountered by software companies as well as changes in regulatory, political and competitive conditions affecting the Company's business and the success or lack thereof of the Company's business strategy, may necessitate shifts in the allocation of funds. The Company also reserves the right to allocate the net proceeds for acquisitions. The Company does not have any present understandings, commitments or agreements with respect to an acquisition. Pending use of the proceeds of this offering, the Company may invest such funds in interest bearing accounts, certificates of deposit, money market funds or similar short-term investments.

                                 CAPITALIZATION


      The left hand column of the following table presents the actual capitalization of the Company as of September 30, 1997. The middle column of this table presents the pro forma capitalization of the Company at September
30, 1997, after giving effect to the Bridge Financing and the application of the proceeds therefrom. See "Recent Financings." The right hand column has been adjusted to give effect to: (i) the sale of the Units offered hereby (based upon an assumed offering price of $ per share) and the application of the proceeds therefrom; and (ii) the conversion of the Wallenberg Trust Note and the UA Partners Note. See "Certain Transactions--Wallenberg Trust and UA Partners Investment." This table should be read in conjunction with the Company's financial statements and notes thereto beginning on page F-1 of this Prospectus.

                                                                                    SEPTEMBER 30, 1997 (UNAUDITED)
                                                              ACTUAL                 PRO FORMA       AS ADJUSTED(1)
                                                              ------                ------------------------------
Notes Payable and Short-Term Borrowings..................    $  198,575              $     ---               $

Notes Payable - Shareholder..............................        80,000                  80,000

Long-term Debt...........................................     1,381,899               1,381,899

Bridge Notes (all long-term debt)........................           ---               1,889,328

Shareholders' Equity:
  Preferred Stock, par value $.001 per share,
  1,000,000 shares authorized;
  none outstanding.......................................           ---                     ---

  Common Stock, par value $.0001 per share; 20,000,000
  shares authorized; 3,829,907 shares issued and
  outstanding actual and pro forma
  and      shares as adjusted............................           383(2)                  383(2)                  (3)

Additional Paid-in Capital...............................     3,193,474               3,404,146

Accumulated Deficit .....................................    (2,972,495)             (2,972,495)
                                                                221,362                 432,034

  Total Capitalization ..................................    $1,881,836              $3,783,261              $



(1) Assumes an initial public offering price of $ per Unit, and no exercise of: (i) the Warrants, (ii) the Underwriter's over-allotment option and
      (iii) the Representative Unit Purchase Option.

(2) Excludes: (i) 370,000 shares of Common Stock reserved for issuance upon the exercise of stock options under the Company's 1997 Stock Option Plan, of which 164,337 options are presently issued and outstanding; (ii) 393,143 shares of Common Stock which may be acquired upon the exercise of options granted outside the 1997 Stock Option Plan; (iii) 173,482 shares of Common Stock which may be acquired upon the exercise of two warrants;
      (iv) the shares of Common Stock underlying the Wallenberg Trust Note and UA Partners Note; and (v) 957,600 shares of Common Stock reserved for issuance upon the exercise of the Bridge Warrants.

(3) Includes 543,895 shares of Common Stock issued to the Wallenberg Trust on December 31, 1997 upon conversion of the Wallenberg Trust Note and 48,849 shares of Common Stock to be issued to UA Partners upon the conversion of the UA Partners Note as of the date of this Prospectus.

                                 DIVIDEND POLICY

      Holders of the Common Stock are entitled to cash dividends when, as and if declared by the Board of Directors out of funds that are legally available for such dividends. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. Future dividends may also be subject to covenants contained in loan agreements, other financing documents or the terms of any preferred stock. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

                                    DILUTION

      Dilution is the difference between the price paid for the Units and the "net tangible book value" per share of the Company's Common Stock before this offering. Net tangible book value per share represents the amount of the Company's tangible assets less the amount of its liabilities, divided by the number of the Company's outstanding securities.


       At September 30, 1997, the Company had a negative net tangible book value of ($2,140,745), or ($0.56) per share. On a pro forma basis, after giving effect to the Bridge Financing, the Company would have had a negative net tangible book value of ($2,002,573), or approximately ($0.52) per share. See "Recent Financings."

       After giving effect to the sale of Units offered hereby at an assumed price of $ per share and the Company's receipt of the net proceeds from this offering less underwriting discounts, the non-accountable expense allowance and other estimated offering expenses, and without giving effect to the Underwriter's over-allotment option, the Representative Unit Purchase Option or the exercise of the Warrants or any other outstanding options or warrants, the pro forma net tangible book value of the Company as adjusted at September
30, 1997 would be approximately $ , or $

  per share. Accordingly, the cash investment by investors in this offering of $ per share will be diluted immediately by approximately $ per share or %. The aggregate increase in the net tangible book value to the present shareholders, at no additional cost to them, will be approximately $ per share. The following table illustrates the per share dilution effect:

   Public offering price per share...........................            $
   Pro Forma Net tangible book value per
     share before offering ..................................  $(0.52)
   Increase per share attributable to
     payments by public investors............................      --
   Adjusted pro forma net tangible book value
     per share after offering................................                --
   Dilution of net tangible book value
     per share to public investors ..........................            $

       The foregoing assumes no exercise of the Underwriter's over-allotment option. If the Underwriter's over-allotment option is exercised in full, the net tangible book value per share at September 30, 1997, as adjusted for this offering, would be $ , and dilution of net consolidated tangible book value per share to public investors would be $ or %.

       The following table summarizes the difference between public investors and current shareholders of the Company with respect to the number of shares purchased from the Company, the total consideration paid to the Company (based upon an assumed exercise price of $ per Unit and before deduction of underwriting discounts, the non-accountable expense allowance and other estimated offering expenses) and the applicable average purchase price per share:

                                                    SHARES PURCHASED                   TOTAL CONSIDERATION         AVERAGE  PRICE
                                          NUMBER                    PERCENTAGE   AMOUNT               PERCENTAGE     PER SHARE
                                          ------                    ----------   ------               ----------     ---------
Public Investors........................                              %         $                          %         $

Current  Shareholders...................  4,422,651                   %         $4,710,698                 %         $1.07

Total...................................                           100%         $                       100%



       The foregoing table gives effect to the automatic conversion of the UA Partners Note into 48,849 shares of Common Stock on the date of this Prospectus, but assumes no exercise of: (i) 164,337 shares of Common Stock which may be acquired upon the exercise of outstanding options under the Company's 1997 Stock Option Plan; (ii) 393,143 shares of Common Stock which may be acquired upon the exercise of options granted outside the 1997 Stock Option Plan; (iii) 173,482 shares of Common Stock which may be acquired upon exercise of two warrants; (iv) 957,600 shares of Common Stock which may be acquired upon the exercise of the Bridge Warrants; (v) shares of Common Stock reserved for issuance upon the exercise of the over-allotment option and the Warrants included as part of the over-allotment option; (vi) shares of Common Stock issuable upon exercise of the Warrants included as part of the Units offered hereby; and (vii) shares of Common Stock reserved for issuance upon the exercise of the Representative Unit Purchase Option ("UPO") and the Warrants included as part of the UPO. See "Management--Stock Option Plan," "Management--Employment Agreements," "Certain Transactions" and "Recent Financings." To the extent that the foregoing options and warrants are exercised, there will be further dilution to new investors.

                                RECENT FINANCINGS

       In October 1997, the Company issued and sold 42 bridge units ("Bridge Units"), each Bridge Unit consisting of an unsecured non-negotiable promissory note in the principal amount of $50,000 ("Bridge Note") and a warrant ("Bridge Warrant") to purchase 19,000 shares of Common Stock (collectively, the "Bridge Financing"). The Bridge Notes, which bear interest at a rate of 10% per year, are due and will be paid at the closing of this offering from the proceeds of this offering. See "Use of Proceeds." The Bridge Warrants entitle the holders thereof to purchase one share of Common Stock at a price of $3.75 per share until October 27, 2000. The holders of the Bridge Warrants have agreed not to transfer the Bridge Warrants or the shares of Common Stock underlying such warrants for a period of 180 days following this offering. An aggregate of 957,600 shares of Common Stock underlying the Bridge Warrants (including the 159,600 shares underlying the Warrants issued to the Representative, as noted below) have been included in the registration statement of which this Prospectus forms a part. See "Description of Securities--Registration Rights and Sales by Certain Shareholders." In exchange for serving as the placement agent for the Bridge Financing, the Company paid the Representative: (i) cash compensation equal to 10 percent of the principal amount of the Bridge Notes; (ii) a non-accountable expense allowance equal to three percent of the principal amount of the Bridge Notes and certain accountable expenses totaling $10,000; and (iii) warrants to purchase 159,600 shares on terms substantially the same as the Bridge Warrants. After deducting these and other expenses of the Bridge Financing, the Company received net proceeds of approximately $1,627,000 from the Bridge Financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

       In June 1997, the Company completed a private placement (the "Private Placement") of an aggregate of 259,802 shares of Common Stock to nine persons for an aggregate consideration of $970,762 or $3.74 per share.

                       SELECTED HISTORICAL FINANCIAL DATA

       Set forth below is selected historical financial data of: (i) the Company for the year ended December 31, 1996 (audited) and for the nine month periods ended September 30, 1997 and 1996 (unaudited); and (ii) Galacticomm, Inc. for the year ended December 31, 1995 and the ten month period ended October 31, 1996. The financial data as of and for the nine month periods ended September 30, 1997 and 1996 has not been audited, but, in the opinion of management, such consolidated financial statements include all material adjustments necessary for a fair presentation. The following selected financial information should be read in conjunction with the Company's consolidated financial statements and related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operation."

                                                 GALACTICOMM TECHNOLOGIES, INC.                          GALACTICOMM, INC.
                                            ----------------------------------------------------      -------------------------
                                                                                                           TEN MONTHS
                                            YEAR ENDED                  NINE MONTHS ENDED                 YEAR ENDED ENDED
                                             12/31/96             9/30/96            9/30/97           12/31/95        10/31/96
                                            ----------            -------      -----------------      ---------        --------
STATEMENT OF OPERATIONS DATA:
Revenues............................      $  1,692,743           $    1,159,246    $   2,688,421      $  7,487,983     $  3,293,876
Cost of revenues....................           758,050                  594,214          682,738         1,737,170        1,005,595
Selling, general and administrative.         1,531,130                  557,424        2,376,280         3,602,809        2,382,613
Depreciation........................            47,533                   18,495          130,698           131,713          150,185
Goodwill amortization...............            38,665                      537          394,140                 -                -
Compensation expense on warrants....              -                           -          113,760           443,242          529,139
Customer support....................            72,772                        -          324,513           425,924          387,797
Research and development............           225,549                        -          434,045         1,034,174          638,200
Total operating expense.............         2,673,699                1,170,670        4,456,174         7,375,032        5,093,529
Profit (loss) from operations.......          (980,956)                 (11,424)      (1,767,753)          112,951       (1,799,653)
Other expense, net..................           (60,312)                  (3,559)        (144,373)         (198,025)        (468,153)
Net loss............................      $ (1,041,268)       $         (14,983)   $  (1,912,126)      $   (85,074)   $  (2,267,806)
Net loss per share..................      $      (0.32)       $           (0.01)   $       (0.38)
Shares used in computing net loss
  per share.........................         3,229,101(1)             2,982,455(1)     5,030,371(1)


                         GALACTICOMM TECHNOLOGIES, INC.

                                                                             SEPTEMBER 30, 1997
                                                                   ---------------------------------------
                                                                                               PRO FORMA
                                            12/31/96               9/30/97    PRO FORMA(2)   AS ADJUSTED(3)
                                            --------               -------    -----------    -------------
BALANCE SHEET DATA
Cash ...............................     $  1,466,392             $  64,486   $ 1,520,411      $
Working capital (deficiency)........         (475,580)           (1,524,464)      130,036
Goodwill, net of amortization.......        2,079,334             1,875,819     1,875,819
Total assets........................        4,434,020             3,745,275     5,574,200
Short-term obligations..............          393,575               278,575        80,000
Long-term obligations...............        1,393,999             1,381,899     3,271,227
Shareholders' equity ...............     $    949,566             $ 221,362   $   432,034      $

------------

(1) All common stock and common stock equivalents issued by the Company within twelve months of the date of this Prospectus have been included in the calculation of number of shares used in calculating net loss per share (using the treasury stock method).

(2) Pro forma balance sheet data gives effect to the Bridge Financing and the application of the net proceeds therefrom. See "Recent Financings."

(3) Adjusted to gives effect to the sale of           Units offered hereby at an
    assumed initial offering price of $     per share and the application
    of net proceeds therefrom after deduction of underwriting discounts and commissions and estimated expenses of the offering. See "Use of Proceeds."

                        SELECTED PRO FORMA FINANCIAL DATA

      Set forth below is selected pro forma financial data which gives effect to the Company's November 1996 acquisition of Galacticomm, Inc. and merger with Tessier Technologies, Inc. ("TTI") as if such transactions were consummated on January 1, 1995 or 1996. The pro forma data is unaudited but, in the opinion of management, such financial statements include all material adjustments necessary for a fair presentation. The pro forma data is not necessarily indicative of the results of operations of the Company had the Company acquired Galacticomm, Inc. and TTI on January 1, 1995 or 1996.


                                                                                               PRO FORMA
                                                              -----------------------------------------------
                                                                      YEAR ENDED            NINE MONTHS ENDED
                                                              12/31/95        12/31/96           9/30/96
                                                              --------        --------      -----------------
STATEMENT OF OPERATIONS DATA:
Revenues.....................................             $  9,211,139     $  6,189,505      $    5,402,806
Cost of revenues.............................                2,897,036        2,515,462           2,310,845
Selling, general and administrative..........                4,514,023        4,381,252           3,061,992
Depreciation and amortization................                  569,015        1,005,963             362,424
Compensation expense on warrants.............                  443,242          529,139                  -
Customer support.............................                  425,924          460,569             351,028
Research and development.....................                1,034,174          863,749             556,369
                                                         -------------    -------------      --------------
Total operating expense......................                6,986,378        7,240,672           4,331,813
                                                         -------------    -------------      --------------
Loss from operations.........................                 (672,275)      (3,566,629)         (1,239,143)
Other expense, net...........................                 (354,329)        (655,321)            (56,300)
                                                          ------------    -------------      --------------
Net loss.....................................             $ (1,026,604)   $  (4,221,950)     $   (1,296,152)
                                                          ============    =============       =============
Net loss per share...........................             $      (0.34)   $       (1.31)     $        (0.43)
                                                          ============    =============      ==============
Shares used in computing net loss
  per share(1) ..............................                2,982,455        3,229,101           2,982,455
                                                          ============    =============      ==============

(1) All common stock and common stock equivalents issued within twelve months of the date of this Prospectus have been included in the calculation of number of shares used in calculating net loss per share (using the treasury stock method).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

      The Company was incorporated in December 1995 under the name i-View Software, Inc. and acquired its primary operating subsidiary, Galacticomm, Inc., on November 21, 1996. In April 1997, the Company changed its name to Galacticomm Technologies, Inc.


      Galacticomm, Inc. was formed in 1985 as an online service offering multiplayer games. In 1986, Galacticomm, Inc. developed Major BBS, a character-based computer bulletin board software product which allowed users in different locations access to a common operating environment. In 1995, Galacticomm, Inc. shifted its primary focus from the BBS market to the significantly larger Internet and intranet market through the development and release of Worldgroup 1.0, a client/server software program with an easy to use, Windows-based graphic user interface. See "Business--Worldgroup."


      The Company acquired Galacticomm, Inc. through the issuance of an aggregate of 193,158 shares of Common Stock and $668,413 in cash. The acquisition was financed through the sale of Common Stock and the issuance of convertible notes to Union Atlantic Partners I Limited ("UA Partners") and Hemingfold Investments Limited ("Hemingfold"), which has transferred its interest in such notes to the Peder Sager Wallenberg Charitable Trust (the "Wallenberg Trust"), an affiliate of Hemingfold. See "Certain Transactions--Wallenberg Trust and UA Partners Investment." Immediately prior to the Company's acquisition of Galacticomm, Inc., the Company acquired Tessier Technologies, Inc. ("TTI") by merger. Prior to such merger, TTI was a leading value added reseller of Major BBS and Worldgroup that had developed over 20 add-on products for these platforms. Prior to the acquisition of Galacticomm, Inc., the Company designed, developed and licensed i-View, a turnkey software package developed on the Worldgroup platform that enables the creation, operation and administration of an online subscription service with real time audio and video to subscribers through several connectivity methods. Using the i-View software, the Company, prior to the acquisition of Galacticomm, Inc., offered adult entertainment subscription services to third parties, although, as a condition to the investment by the Wallenberg Trust and UA Partners in the Company in November 1996, the Company divested itself of all adult-entertainment business.

      The Company's revenues and operating results have varied substantially from period to period, are likely to continue to vary in the future and should not be relied upon as an indication of future results. See "Risk Factors--Fluctuations in Quarterly Results." The Company has historically operated with no significant backlog. The Company's quarterly results may be affected by the Company's focus on customized software for use by specific customers or specific industries. See "Business--Worldgroup Customized Applications."


      At September 30, 1997, the Company had a net goodwill balance of $1,875,819 as a result of the merger with TTI and the acquisition of Galacticomm, Inc. The goodwill associated with the TTI merger (approximately $161,000 at September 30, 1997) is being amortized over a three year period. The goodwill balance associated with the Galacticomm, Inc. acquisition is being amortized over a five year period. Consequently, annual earnings of the Company will be negatively effected by approximately $487,000 until 1999 and thereafter by approximately $450,000 per year until 2001.


RESULTS OF OPERATIONS


      The results of operations discussed below for the nine months ended September 30, 1996 and the years ended December 31, 1996 and 1995 reflect the operations of the Company combined with the operations of Galacticomm, Inc. and TTI as if the Company had acquired such companies on January 1, 1995 or 1996. The Company has not provided a comparative discussion with respect to the historic results of the Company, since it does not believe that such comparisons are meaningful. The pro forma financial information included herein is unaudited and is not necessarily indicative of the results that would have actually occurred had the Company acquired Galacticomm, Inc. and TTI at January 1, 1995 or 1996, nor is it necessarily indicative of future results of operations. Among other things, prospective investors should be aware that the cost structure of the pro forma combined companies for the nine month period ended September 30, 1996 was significantly different than the cost structure of the Company on a historical basis for the nine month period ended September 30, 1997, including significant differences between such periods in the number of persons employed, occupancy costs and sales and marketing strategies. Consequently, reductions in the Company's expenses between such periods are not necessarily indicative of efficiencies achieved by the Company in the 1997 period.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AS COMPARED WITH PRO FORMA NINE MONTHS ENDED SEPTEMBER 30, 1996 (ASSUMES THE ACQUISITION OF GALACTICOMM, INC. AND TTI HAD OCCURRED ON JANUARY 1, 1996)

      Net revenues for the nine month period ended September 30, 1997 decreased 50% from $5,402,806 for the nine month period ended
September 30, 1996 to $2,688,421 for the comparable period in 1997. The decrease in revenue was primarily attributable to reduced software product revenues as a result of: (i) increased competition from other software companies in connection with the emergence of Internet-based standards and technologies in the market for the Company's products; and (ii) to a lesser extent, the Company's decision to de-emphasize the sale of modems and certain other hardware products in late 1996. In response to the competitive pressure and rapid technological change in the market for the Company's products, the Company has recently redesigned Worldgroup to be compatible with the evolving standards of the Internet. In December 1996, the Company introduced Worldgroup v3.0 for Windows NT with Active HTML interface for several Worldgroup applications permitting access to a Worldgroup server through the Internet using a standard web browser. The Company expects to release Worldgroup v3.1 in March 1998, offering all applications in Active HTML interface. See "Business--Worldgroup." The Company has additionally recently released or has under development for release several additional Internet-based products, including WebCast, Actibase and netDisc. See "Business--Worldgroup."

      For the nine month period ended September 30, 1997, the consolidated revenues of the Company were derived 63% from software related products, royalties and licensing fees, 10% from hardware product sales, and 20% from billing and collection services provided to Worldgroup communities for collecting fees charged to customers for membership and Internet access. See "Business--Services." The Company anticipates that, as a percentage of net revenues, software revenues will increase as the Company implements its business strategy, and that, as a percentage of net revenues, revenues from the sale of hardware will decrease in the future. Revenues from billing and collection services, as a percentage of net revenues, are expected to remain constant in the near term.

      Cost of revenues consists primarily of direct hardware and software product costs. For the nine month period ended September 30, 1997, cost of revenues decreased 70% from $2,310,845 in the 1996 period to $682,738 in the 1997 period. This decrease was primarily attributed to lower hardware related product costs and lower costs for billing and collection services as a result of lower component revenues for the period.

      Gross profit for the nine month period ended September 30, 1997 decreased 35% from $3,091,961 in the 1996 period to $2,005,683 in the 1997 period. As a percentage of revenues, gross profit increased by 32% from 57% for the nine month period ended September 30, 1996 to 75% for the comparable period in 1997. The Company expects gross profits from period to period to fluctuate based on the mix of distribution channels used by the Company, the mix of products sold during that period, and the mix of product revenues versus service revenues. Generally, the Company realizes higher gross profits on direct product sales than on product sales through distributors, resellers and other indirect channels and higher gross profits on product revenues than on service revenues. The increase in gross profits as a percentage of revenues for the nine months ended September 30, 1997 resulted from the Company's decision to focus on software sales and other higher margin products and on selling products through direct versus indirect channels of distribution. The Company expects to continue to realize higher gross profits as a percentage of revenue by increasing the mix of software products, royalty and licensing revenues, although this increase may be offset by the distribution of the Company's products through indirect channels.

      Selling, general, and administrative ("SG&A") expenses for the nine month period ended September 30, 1997 decreased 22% from $3,061,992 in 1996 to $2,376,280 in 1997. SG&A expenses consist primarily of employee compensation, trade show expenses, professional services and office expenses.

      Depreciation and amortization for the nine month period ended September 30, 1997 increased 45% from $362,424 in 1996 to $524,838 in 1997. Such increase results from an increase of $394,140 in amortization of intangibles, which primarily represents the amortization of goodwill resulting from the Company's acquisitions over periods of three to five years. Such increase was offset by a decrease of $239,484 in depreciation expense due to the change in the depreciable life of computer equipment from 5 years to 3 years and the resultant full depreciation of certain assets during 1996.

      Stock-related compensation expense for the nine month period ended September 30, 1997 amounted to $113,760 as a result of the issuance of warrants by two of the Company's officers, directors and stockholders to another stockholder of the Company. See "Certain Transactions," and Note 12(c) to the consolidated financial statements of the Company included elsewhere in this Prospectus. Stock-related compensation expenses related to such warrants is not expected to recur in future periods. There were no stock-related compensation expenses for the nine month period ended September 30, 1996.

      Customer support expenses for the nine month period ended September 30, 1997 decreased 8% from $351,028 in the 1996 period to $324,513 in 1997 period. This decrease was primarily caused by lower telecommunications costs in the 1997 period.

      Research and development expenses for the nine month period ended September 30, 1997 decreased 22% from $556,369 to $434,045 in 1997. The Company expects that research and development expenses will increase in the future as the Company expands its product development activities. See "Business--Research and Development."

      Other expenses, net of other income, for the nine month period ended September 30, 1997 increased 156% from $56,300 in 1996 to $144,373 in 1997. Such increase in other expenses resulted primarily from interest expense related to the Wallenberg Trust and UA Partners convertible secured notes and amortization of related financing costs and expense related to the issuance of an aggregate of 22,857 shares of Common Stock to five persons to cancel certain royalty rights pursuant to the terms of five agreements. Such increase was partially offset by a business interruption insurance claim of approximately $39,000 during the 1997 period.

      As a result of the foregoing factors, net loss for the nine month period ended September 30, 1997 increased $615,974 from $1,296,152 in 1996 to $1,912,126 in 1997.

PRO FORMA YEAR ENDED DECEMBER 31, 1996 AS COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31, 1995 (ASSUMES IN BOTH CASES THAT THE ACQUISITION OF GALACTICOMM, INC. AND TTI HAD OCCURRED ON JANUARY 1, 1995 OR 1996, RESPECTIVELY)

      Net revenues for the year ended December 31, 1996 decreased 33% from $9,211,139 in 1995 to $6,189,505 in 1996. The release of Worldgroup 1.0 in the second quarter of 1995 generated revenues in 1995 which were not matched in 1996, during which year revenues from software sales suffered as a result of the Company's delay in upgrading Worldgroup to be fully compatible with the evolving standards of the Internet. In addition, Galacticomm, Inc. curtailed its Network Integration Service division ("NIS") and discontinued the development of software products based on the UNIX operating system in 1996 and instead focused its efforts on the development of a Worldgroup version operating on the Windows NT platform. The discontinuation of the NIS and UNIX operating divisions in 1996 reduced revenues by approximately $794,000 in 1996. During the year ended December 31, 1996 consolidated revenues of the Company were derived 68% from software related products, royalties and licensing fees, 14% from hardware sales, and 17% from billing and collection services.

      Cost of revenues for the year ended December 31, 1996 decreased 13% from $2,897,036 in 1995 to $2,515,462 in 1996. The decrease in cost of revenues for 1996 was due to lower 1996 software product revenues.

      Gross profit for the year ended December 31, 1996 decreased 42% from $6,314,103 in 1995 to $3,674,043 in 1996. The 1996 gross profit decrease of
$2,640,060 is primarily the result of lower software sales in 1996. As a percentage of revenue, gross profit decreased 14% from 69% in 1995 to 59% in 1996.

      Selling general, and administrative expenses for the year ended December 31, 1996 decreased 3% from $4,514,023 in 1995 to $4,381,252 in 1996. As a percentage of revenue, SG&A increased 47% from 49% in 1995 to 72% in 1996. In November 1996, the new management of the Company adopted new business strategies which modified systems and procedures to better monitor and budget SG&A expenses for the future.

      Depreciation and amortization for the year ended December 31, 1996 increased 77% from $569,015 in 1995 to $1,005,963 in 1996. Such increase resulted from the amortization of intangible assets resulting from the Company's acquisitions in 1996, and the change in depreciation from five years to three years of the depreciable useful life of the Company's technology and equipment.

      Stock related compensation expense for the year ended December 31, 1996 increased 16% from $443,242 in 1995 to $529,139 in 1996. The 1995 expense related to premature exercises of certain stock options by a former employee of Galacticomm, Inc. and the 1996 expense related to the conversion by former employees of Galacticomm, Inc. of phantom stock units into shares of common stock.

      Customer support expenses for the year ended December 31, 1996 increased 8% from $425,924 in 1995 to $460,569 in 1996. The increase during 1996 resulted from the introduction of Worldgroup 1.0 in the second quarter of 1995.

      Research and development expenses for the year ended December 31, 1996 decreased 16% from $1,034,174 in 1995 to $863,749 in 1996. The discontinuance of the NIS and UNIX divisions in 1996 was, in part, responsible for this decrease.

      Other expense, net of other income, for the year ended December 31, 1996 increased $300,992 from $354,329 in 1995 to $655,321 in 1996. The Company's decision in November 1996 to terminate its lease obligation for the rental of a new operating facility was the primary cause for this increase. The cost of lease termination ($380,040) is non recurring, and is shown as part of other expenses for 1996.

      As a result of the foregoing, net loss for the year ended December 31, 1996 increased $3,195,346 from $1,026,604 in 1995 to $4,221,950 in 1996.


LIQUIDITY AND CAPITAL RESOURCES

      The Company financed the acquisition of Galacticomm, Inc. in November 1996 and has financed its operations since such time primarily through the sale of debt and equity securities in private transactions as described below.


      The Company acquired 99.9 percent of the outstanding common stock of Galacticomm, Inc. in November 1996 and February 1997 through the issuance of an aggregate of 193,158 shares of Common Stock and $755,915 in cash consideration. The acquisition of Galacticomm, Inc. was financed through investments in the Company by the Wallenberg Trust and UA Partners, pursuant to which the Company received net proceeds of $2,610,641 from the sale of 537,337 shares of Common Stock and the issuance of secured 10% convertible promissory notes in the aggregate principal amount of $1,375,000, which notes have been fully converted into shares of Common Stock as of the date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investment."

      In June 1997, the Company received net proceeds of $844,553 from the sale of 259,802 shares of Common Stock to nine persons in a private transaction. The Company used $100,000 of the proceeds to pay down its existing credit facility with a financial institution and allocated the balance of such funds for working capital and general corporate purposes. In October 1997, the Company completed the Bridge Financing, pursuant to which the Company issued and sold $2,100,000 principal amount of Bridge Notes and Bridge Warrants to purchase an aggregate of 957,600 shares of Common Stock. The Company will pay all principal and interest (at a rate of 10 percent per year) outstanding on the Bridge Notes from the proceeds of this offering. See "Use of Proceeds." The Company used approximately $272,500 from the proceeds of the Bridge Financing to repay certain indebtedness, including approximately $200,000 of outstanding amounts under the Company's line of credit with a financial institution. Approximately $107,000 of the proceeds from the Bridge Financing were allocated to build out and make improvements to the Company's office space, and the balance was allocated for working capital and general corporate purposes.

      The Company has been approved for the continuation of its $200,000 line of credit with a financial institution, which line of credit will be guaranteed by Galacticomm, Inc. and Messrs. Berg and Tessier. Such line of credit bears interest at an annual rate of 1.5% above the applicable prime rate.

      At September 30, 1997, the Company had an accumulated deficit of $2,972,495 and its current liabilities exceeded current assets by $1,524,464. The Company is not currently generating positive cash flow from operations and, pursuant to its business strategy, the Company expects to continue making expenditures on new product introductions and upgrades, marketing, research and development and therefore does not expect to generate positive cash flow from operations until revenues from sales of such products reach a level at which these costs are supported. In addition to the introduction of new products and product upgrades, the Company plans to achieve positive cash flow from operations by increasing sales of current products through increased product marketing, targeted sales efforts focused on, among others, value added resellers and strategic alliances with third party computer software and hardware companies, including co-branding, licensing, OEM and bundling agreements. There can be no assurance that the Company will achieve or sustain positive cash flow from operations or profitability.


      The Company anticipates, based on its currently proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Units offered hereby, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least 18 months from the date hereof.


      The Company's material commitments consist of the lease of a T-3 fiberoptic digital circuit for $17,500 per month until April 15, 2000 and the lease of its office space. See "Business--Facilities." The Company is also obligated under its employment and consulting agreements for salaries and fees equal to approximately $68,000 per month. See "Management -- Employment Agreements" and "Certain Transactions -- Consulting Agreements with Union Atlantic." The Company intends to use approximately $425,000 of the proceeds from this offering to build out and make improvements to its office space and for office furniture and modules and computer equipment.

                                    BUSINESS

INTRODUCTION


      The Company develops, markets, licenses and supports software that enables users to communicate and conduct business over the Internet, intranets, or other online communications systems. The majority of the Company's software products are derived from the Company's flagship product, Worldgroup v3.0 for Windows NT and Windows 95, which is an integrated suite of five communications programs (E-mail, Polls and Questionnaires, Newsgroups, Shared File Libraries and Chat) that enables an individual or enterprise to establish an online system, an intranet or website and also enables users to access certain of such programs using only a standard browser, such as Microsoft's Internet Explorer or Netscape's Navigator. Scheduled for release in March 1998, Worldgroup v3.1 will allow complete access to all of such Worldgroup programs using only a standard browser. The Company estimates that Worldgroup and its predecessor product, Major BBS, have been installed on more than 10,000 online systems worldwide, including systems currently operated by Fortune 500 companies, financial institutions and government agencies.


      Worldgroup features an open (non-proprietary) set of interfaces, a scalable infrastructure that can grow with a company's needs, and multiple means of connectivity, including the Internet. Such features allow Worldgroup to serve as the software platform for specific communication solutions for a variety of businesses and industries. In conjunction with third party developers, the Company has designed intranets and other online systems for specific projects relating to education, trading, online gaming, virtual office and home television. Worldgroup's open set of interfaces has allowed third party developers to design and sell add-ons that supplement Worldgroup's standard features. As a result, over 200 independent software developers have designed more than 500 available products that enhance online systems which utilize the Worldgroup software. Worldgroup software is currently available in 10 languages.

      The Company has recently released or has under development for release during 1998 several products, including:


      WEBCAST. Released in March 1997, WebCast allows users to make live audio and visual broadcasts, and broadcast pre-recorded videos on demand, over the Internet to viewers who need only use a standard web browser to receive the broadcast, unlike presently available competitive products which require viewers to download special client software. The Company markets WebCast directly to individual consumers and to businesses through computer catalogs, retail outlets and bundling agreements with camera manufacturers. The Company has recently entered into strategic alliances to bundle WebCast with cameras and other hardware recently introduced by Eastman Kodak, Boca Research, Specom Technologies, Best Data Products and Aztech New Media Corp.

      WORLDLINK. Scheduled for release in March 1998, Worldlink allows a Worldgroup community to link with other Worldgroup systems. The Company believes that the future development and organization of online communities will result in additional Worldgroup systems and present opportunities to introduce new products for Worldgroup system users. Worldlink with an Active HTML interface is currently being beta-tested.

      ACTIBASE. Released in December 1997, Actibase is an Internet database connectivity program that is fully integrated with the Worldgroup server database. Actibase enables a company to publish any of its databases directly onto the Worldwide Web, with only limited knowledge of computer database programming. Actibase is offered as a stand-alone product as well as an add-on product to Worldgroup and WebCast.

      NETDISC. NetDisc is an advertising vehicle that uses the Internet and a CD Rom disc to promote products to a specifically targeted market of consumers. The Company's netDisc technology incorporates advertising video clips and website links to advertisers' web pages. NetDisc's game format allows users to win promotional prizes. In conjunction with advertising agencies and magazine publishers, the Company intends to insert the netDisc in magazines, the first installment of which is anticipated to be the June 1998 issue of MOTOR TREND magazine.


      The Company's objective is to become a leading developer of communications software for the Internet, intranet and other online communications systems. The Company intends to achieve its objective by: (i) developing customized intranets and other applications using Worldgroup as the software foundation; (ii) continually upgrading Worldgroup and other programs and offering new programs that deliver customers high levels of performance, ease of use and security; and
(iii) establishing strategic alliances to increase sales and facilitate market acceptance of the Company's products.


      The Company was incorporated in December 1995 under the name i-View Software, Inc. In November 1996, the Company acquired its primary operating subsidiary, Galacticomm, Inc., the developer of Major BBS and Worldgroup. Also in November 1996, the Company merged with TTI, a leading value added reseller of Major BBS and Worldgroup that had developed over 20 add-on products for these platforms. For additional information regarding such acquired companies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction." In April 1997, the Company changed its name to Galacticomm Technologies, Inc. The Company's executive offices are located at 4101 S.W. 47th Avenue, Suite 101, Fort Lauderdale, Florida 33314. The Company can be reached by telephone at (954) 583-5990 or through its website at http:/www.gcomm.com.


INDUSTRY BACKGROUND

THE INTERNET AND THE WORLDWIDE WEB

      Online communication has grown dramatically since 1987, when the Company first began offering communications software. It is currently estimated that over 40 million people exchange information and communicate electronically using personal computers. By the year 2000, this number is expected to increase to over 200 million.

      The convergence of communications and computers was greatly accelerated in the 1990s by the market acceptance and commercialization of the Internet, a global web of computer networks. Developed in 1969, this "network of networks" allows any computer connected to the Internet to communicate with any other computer using a common telecommunication protocol. Originally subsidized by the United States government, funding for the Internet infrastructure and backbone operations shifted to the private sector in the 1990s as the number of commercial entities relying on the Internet for business communications and commerce increased. The rapid growth of the Internet has been caused by the emergence of a network of servers and information available on the Internet called the World Wide Web (the "Web"). The Web, which is based on a client-server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. Electronic documents are published on Web servers in a common format called the Hypertext Markup Language ("HTML"). Web client software (known as browsers) can retrieve these documents across the Internet by making requests using a standard protocol called Hypertext Transfer Protocol ("HTTP"). The most common commercial browsers currently in use are Microsoft Internet Explorer and Netscape Navigator.

      The explosive growth of online communications has created increasing demand for software solutions that enable users to interact and communicate more efficiently and effectively. Forrester Research, Inc. estimates that the combined Internet and intranet worldwide software market will increase from $382 million in 1996 to $8.5 billion in 1999. Uses for such software include the following:

INTRANETS AND OTHER ONLINE SYSTEMS

      Businesses and other enterprises use personal computers to help their employees communicate and collaborate with each other. Organizations have developed Bulletin Board Systems ("BBSs"), local area networks (LANs) and Wide Area Networks (WANs) and other closed systems (collectively, "Online Systems") to electronically connect their employees as well as their customers. In addition, the technology and protocols of the Internet have been applied to expand the use of private data networks through the development of intranets. An intranet is a network using the TCP/IP protocol of the Internet that connects an organization's computers in a way that makes information more accessible and facilitates navigation through all the resources and applications of the organization's computing environment. In many instances, the same software applications in use on the Internet and Online Systems can be applied to intranets, thereby broadening the market for such software applications. See "Business--Worldgroup Customized Applications."

ONLINE COMMERCE

      Commercial uses of the Internet and Online Systems include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. This new medium offers innovative opportunities for retail and mail order businesses to target and manage a wider customer base. Companies from many industries are using the Web to publish product and company information, provide customer support, allow customers to buy products online, and to collect customer feedback and demographic information interactively. The Company, as well as other software companies make use of the Internet and Online Systems to offer technical support for products and save shipping costs by making software updates available electronically through copying or "downloading" procedures. Other businesses, such as financial institutions and brokerage firms, are also appearing online as the Internet provides access to a growing base of home, business and education customers. International Data Corporation has predicted that the amount of commerce conducted over the Web will increase from $2.6 billion in 1996 to more than $220 billion during 2001.

ONLINE COMMUNITIES


      Online "communities" are one of the fastest growing areas of the Internet, according to a recent report by BUSINESS WEEK. An online community is a network of users that communicate with one another via computer. Online communities may be commercial or private, small or large. Prior to the advent of the Internet, online communities existed through Bulletin Board Systems, which consist of a personal computer running a software program onto which users would typically connect through a standard telephone line. Many applications that are now standard on the Internet such as newsgroups, file transfers and E-mail were initially introduced on BBSs. Pioneering software that enabled the creation of online communities included the Company's Major BBS software, which the Company offered from 1987 until 1995, when the Company introduced Worldgroup. The Company believes that, based upon a report on the Company prepared by an independent third party, Major BBS, the predecessor to Worldgroup, was, by 1994, the industry leader in the corporate market segment for BBS software.

      Until recently, online communities were primarily organized for non-commercial purposes. The attraction to members of these communities is the ability to interact with users with similar interests locally or worldwide. Members engage in real-time conversation in chat rooms, post messages on a variety of topics in newsgroups or on bulletin boards or play interactive games, known as MUDs. Increasingly, businesses are creating online communities to attract and make sales to consumers. The premise behind these commercial online communities is that consumers will visit and stay longer at a website or Online System where they can interact with others who share a common interest. To encourage interaction between consumers and to retain users at their site, businesses have added online chat rooms, bulletin boards, e-mail and other software applications to their commercial website or Online System.

WORLDGROUP

      The Company's communication software products are designed to connect people and information over the Internet, Intranets and Online Systems. The majority of the Company's software products are based on the Company's flagship product, Worldgroup, a comprehensive client/server software and development tool that allows users in different locations to exchange ideas and information using a variety of connection methods, including the Internet, dial up modem, LANs, WANs, integrated services digital network (ISDN) and serial connection. Using Worldgroup, businesses can establish an interactive web site (or improve an existing website), organizations can establish intranets and exchange data with remote employees, suppliers and customers, and entrepreneurs can create their own online community similar to services such as America Online as well as offer their customers access to the Internet. The Company estimates that the Worldgroup software and its predecessor, Major BBS, have been installed on over 10,000 online servers worldwide, including systems currently operated by Symantec Corporation, General Electric, U.S. Robotics, Citibank, the United States Air Force and the National Weather Service. These servers reach an estimated 1.1 million end-users who use and interact with the Company's software. Worldgroup software is currently available in 10 languages.

      Worldgroup is both an out-of-the-box product and a software platform that can be configured to provide communications solutions for different businesses and industries. Out of the box, Worldgroup is a suite of popular client/server applications, including:

      ELECTRONIC MAIL. Electronic mail or E-mail allows users to deliver a private message to others who need not be there when the message arrives. Worldgroup's E-mail has the following features: file attachments, carbon copies, mail forwarding, distribution lists, offline filing cabinets, "new mail" notification, and return receipt.

      POLLS AND QUESTIONNAIRES. This feature allows the Worldgroup system operator or administrator ("Worldgroup Administrator") to create questionnaires, application forms or opinion polls to ascertain market research and other information about customers and other users.

      FORUMS. Popularly known as newsgroups, forums allow users to post messages and respond to messages posted by others. A Worldgroup Administrator can configure up to 10,000 separate forums for online discussions.

      TELECONFERENCING. Popularly known as chat, the teleconference application allows users to establish real-time conversations. Teleconferencing enables group meetings where participants can exchange files in real time with other users while continuing the conversation. The Worldgroup Administrator can create up to 65,535 different channels, each with its own moderator and topic.

      FILE LIBRARIES. File Libraries allow users to share program and document files. Users can search files by library, category, file names, file date, descriptive words, and popularity. A Worldgroup Administrator can limit user access to particular files or programs.

      With the release of Worldgroup v3.0 for Windows NT/95 in December 1996, the Company introduced Active HTML interfaces which permit access to a Worldgroup server using only a standard Web browser. This "thin client" access, where there is no need to download client software or employ other controls, makes access to a Worldgroup system as convenient as accessing any website. Currently, both the Sign-Up and File Libraries applications of Worldgroup have been converted to Active HTML. The Company is in the process of converting other applications (including Registry, Polls & Questionnaires, Account Display/Edit, Teleconference and forums) to Active HTML for inclusion in Worldgroup v3.1, which is scheduled for release in March 1998.


      In addition to its thin client capabilities, all Worldgroup applications continue to be available using the Company's proprietary client software, Worldgroup Manager. The use of Worldgroup Manager has many practical advantages over current thin client technology, including reduced bandwidth needs, greater real time interactivity between users, and the ability to compute "offline". The Company's client software is offered at no cost and can be launched from the Web directly through the Worldgroup plug-in for Netscape Navigator, Microsoft Internet Explorer and Oracle Power Browser.

      Worldgroup has been designed for multiple connectivity. Users can access a Worldgroup system through dial-up modems, ISDN, Novell-based networks (SPX), and packet-switched X.25 networks as well as the Internet and TCP/IP based networks. Multiple connectivity has several advantages over Internet-only connectivity, including enabling fixed bandwidth connections, alternative access routes if the primary route is "down" or otherwise not available, and better security for private transactions. Worldgroup v3.0 is designed to run on DOS, as well as the Windows NT and Windows 95 operating systems.

      In addition to being an out-of-the-box product, Worldgroup is a development platform. The Company believes that one of Worldgroup's key strengths is its standard set of interfaces or open architecture. Through Worldgroup's application programming interfaces (APIs) and development kits, over 200 independent software vendors have developed and market applications that can be easily added on to an Internet or Online System using Worldgroup's software. This allows Worldgroup users to pick and choose additional applications for a Worldgroup system depending on their needs. For example, if a group calendar/scheduling program is desired, an add-on application entitled Community Calendar can be seamlessly integrated into the Worldgroup system. The Company and independent software vendors currently offer over 500 add-on applications for Worldgroup, including add-ons that allow a Worldgroup system to offer: (i) outgoing online fax service; (ii) an online shopping mall; (iii) form templates for workflow environments; (iv) video conferencing with point-to-point, broadcast, and theater-replay video; (v) group scheduling; (vi) online publishing; and (vii) SLIP/PPP Internet access to users and optional support for Radius security and accounting protocol for terminal server equipment. Several of these add-on applications are embedded in the Worldgroup software and therefore can be electronically distributed to and immediately launched by the users upon payment. To allow independent software vendors, system operators and system integrators to create such add-ons as well as other customize client-side applications, the Company offers a Worldgroup developer kit for $699, which contains the source code for the five core Worldgroup applications and in-depth developer information. Additional "extended" source suites and application option source packages are available with a wide range of prices.

      The Company believes that significant opportunities exist for the sale of Worldgroup into emerging markets. It is estimated that 80% of the total demand for Internet access originates in the United States. One of the primary reasons for the lack of Internet access in other countries is cost. In certain Eastern European, Asian and Latin American countries which do not have an established telecommunications infrastructure, the cost of access to high speed Internet networks can be as much as 10 times the cost in the United States. Consequently, the Company believes that the Worldgroup product operating as a bulletin board using existing telephone systems (as opposed to high speed Internet networks) offers an attractive and economically feasible solution in emerging markets. The Company's strategy is to develop a loyal customer base in such markets. The Company currently sells its products in 29 countries.

      Worldgroup's ability to offer advanced communications technology to third world countries has been recognized by the United Nations Development Programme Global Technology Group, which, in January 1997, selected Worldgroup to the United Nations Flag Technology Program.

      The suggested retail price for Worldgroup v3.0 for access by eight simultaneous users is $699. The number of simultaneous users can be increased to up to 256 simultaneous users through the purchase of additional user packs, at prices ranging from $55 to $65 per additional user connection.

Worldgroup Customized Applications

      Using Worldgroup as the foundation, the Company, working in conjunction with third party developers, has designed intranets and other communications systems for a number of industries and customers, including the following:

REAL-TIME GLOBAL TRADING SOLUTIONS

      The Company is targeting manufacturers and distributors of commodities worldwide to utilize its software for real-time trading and consolidating of commodities. The Company has entered into a venture with World Commerce Online ("World Commerce") which has launched Floraplex, a private extranet for the floral industry that allows growers, importers, exporters, wholesalers and mass merchandisers to execute purchases over the Internet from any place in the world. The system also provides for the payment of purchases and helps in the consolidation of freight and other shipping items. Pursuant to a Reseller Agreement, dated March 27, 1997, between the Company and World Commerce, the Company receives 6% of the gross revenues collected by World Commerce and 20% of any maintenance fees generated by the system. Such amounts are in addition to the up front revenues that the Company receives for the license of its Worldgroup server software. World Commerce is expected to attempt to offer this solution to a variety of other commodity-based organizations worldwide, although no assurances can be given that World Commerce will be successful in selling this software product to other industries. Accordingly, the Company is unable, at this time, to estimate the impact that the Company's Reseller Agreement with World Commerce will have on its results of operations. Such agreement expires in March 2000.


ONLINE GAMING

      Worldgroup is currently being utilized in the development of on-line casino games for both the entertainment and casino marketplace. The Company sells its software to Atlantic Entertainment which offers a program called I.C.E. (Internet Casino Extension). I.C.E. is marketed to domestic and international casinos who want to provide a non-monetary form of casino gaming to their casino customers to encourage patronage. The Company itself has no intent to offer such gaming activities online.

EDUCATION

      The Company has designed software which is a ready to use classroom intranet designed to connect teachers, student, parents and administrators online. This software offers "managed" Internet access to schools, enabling students to browse the Worldwide Web, but only to sites approved by teachers and school administrators.

TELEVISION SET-TOP INTERNET CONNECTIVITY

      The Worldgroup client/server software has been configured to allow manufacturers of set-top terminals to provide Internet access to the home television set and to provide e-mail and other communications programs to the end consumer. The Company licenses its software to Intercon P/C, Inc. who is installing Worldgroup software as the foundation of its set-top box called "Spider."

New Products

      The Company has recently released or has under development for release during 1998 the following products:

WEBCAST

      Introduced in March 1997, WebCast is an Internet multi-media software product which enables websites to broadcast live or pre-recorded audio and video over the Internet to viewers who need only use a standard web browser to receive the broadcast. All other presently available competitive products require viewers to download special client software. Business and other applications of WebCast include: (i) the ability to have customer service representatives or technicians talking live with customers, (ii) the ability to have staff meetings with remote offices, and (iii) parents away from home checking on their children or other family members. WebCast v2.0, offering video on demand and clientless audio capabilities, was released by the Company in October 1997.

      The Company currently offers three WebCast products--WebCast Personal, WebCast ProServer and WebCast Lite. WebCast Personal is designed for individual users and allows up to 4 simultaneous viewers. In addition to its audio and video capabilities, WebCast Personal provides teleconferencing, caller ID, call blocking, password authorization and an address book. The suggested retail price of WebCast Personal is $49.95.

      WebCast ProServer is designed for commercial applications and allows up to 255 simultaneous viewers. WebCast is built upon the Worldgroup v3.0 platform and therefore offers, in addition to audio and video, all of the standard and add-on features available for Worldgroup, such as E-mail, teleconference, file libraries and polling. The suggested retail price of WebCast ProServer is $995, with each additional video stream retailing for $100.

      The Company also offers at no cost WebCast Lite, a promotional version of WebCast that permits users the opportunity to try the WebCast product. The Company has entered into bundling agreements with a number of manufacturers of web cameras, pursuant to which WebCast Lite has been incorporated into their respective products. After demonstrating WebCast Lite, users may then purchase WebCast Personal or WebCast ProServer from the Company. See "--Sales, Marketing and Distribution."


      In August 1997, the Company entered into a licensing agreement with Boca Research, Inc., pursuant to which the Company has granted Boca Research a license to include WebCast Lite and related technology in their modems, video conferencing and other hardware products, in exchange for royalty payments that are determined based on the amount and type of product sold by Boca Research. If Boca Research fails to pay royalties of at least $100,000 in any quarter or at least $120,000 in two consecutive quarters, the Company has the right to renegotiate the terms of such license agreement.

NETDISC

      NetDisc is a CD-ROM and Internet game developed by the Company that allows advertising agencies and others to simultaneously promote several products or companies to a targeted market of consumers. Each netDisc CD-Rom contains video clips from an advertiser and links to an advertiser's web page. The Company's netDisc CD-ROM will be distributed through direct marketing or in magazines aimed at a particular market segment. Buyers of such magazines are presented with the opportunity to win prizes in the netDisc game by viewing the various advertisers' videos on the CD-ROM and by visiting such advertisers web site. For each such visit, buyers earn Galact-a-Buck $ game scrip that can be redeemed for prizes. The Company is in discussions with Peterson Publishing, pursuant to which it is anticipated that the first installment of netDisc will be inserted in the June 1998 issue of MOTOR TREND magazine. The Company has filed a patent application with respect to netDisc. See "--Proprietary Rights and Intellectual Property."

ACTIBASE

      Released in December 1997, Actibase is an ODBC compliant database connectivity program which is fully integrated with the Worldgroup server database. Actibase enables a company to publish any of their databases directly onto the Worldwide Web, with only limited knowledge of computer programming or HTML. Actibase features include dynamically generated SQL and HTML Code, a drag and drop form editor and security options. Actibase, as a stand alone product, includes support for eight simultaneous users with user count upgrades available. Actibase is fully integrated into the Company's other product lines as an add-on to Worldgroup and WebCast.

WORLDLINK

      There are approximately 500 Worldgroup communities operating with the Company's Worldgroup and/or Major BBS software. Unlike larger Online Systems, such as America Online and Microsoft Network, Worldgroup communities are typically formed by users and entrepreneurs with a common interest in a particular subject (e.g. horse racing) or by users who are located in the same geographic area. The Company believes that localized service is attractive to users in much the same way that a local newspaper appeals to many readers over a national one. One of the drawbacks to local Online Systems, however, is the need for users traveling outside their local area to make a long-distance telephone call to connect into their local system.

      To meet this need, the Company has created Worldlink, an add-on application to Worldgroup designed to connect Worldgroup systems to each other to create a global network of Worldgroup communities. Worldlink has been developed to act as a central hub that enables users of a Worldgroup system in one location to interact and communicate with users of a different Worldgroup system. Worldlink presently operates in terminal mode and is capable of connecting up to 250 systems operating on Worldgroup v.1 or v.2. In March 1998, Worldlink will be upgraded to: (i) operate in client/server mode as well as terminal mode; (ii) connect up to 60,000 Worldgroup systems and 16 million simultaneous users; and (iii) include Worldgroup v.3's thin client access via Active HTML. The Company's objective is to ultimately create a global network of Worldgroup communities. The ability of the Company to successfully launch a global network of Worldgroup communities is subject to a number of risks, many of which (such as the participation of individual Worldgroup communities) are beyond the control of the Company. No assurance can be given that the Company will be successful in developing a global community of Worldgroup systems.

SALES, MARKETING AND DISTRIBUTION

      The Company markets and distributes its products through distributors and resellers, as well as directly to end-users. The Company's WebCast Personal product recently entered the consumer retail market and is now being offered for sale throughout North America by CompUSA, Computer City and Fry's Electronics. Historically, the Company has relied on its distribution network for a substantial portion of its sales. The Company's primary distributors in the United States are Ingram Micro Inc. and DistribuPro, Inc. Internationally, the Company distributes its products through Sisnet, S.A. and a network of 30 resellers located in 29 countries. In addition, the Company has established a network of preferred distributors, identified as Ambassador Dealers, many of whom also act as system integrators and value added resellers. The Company provides its Ambassador Dealers with special training programs, promotional incentives and marketing programs. Although the Company uses these and other means to encourage its distributors to focus primarily on the promotion and sale of the Company's products, the Company's distributors may also represent other lines of products that compete with the Company's products and no assurance can be given that these distributors will not give higher priority to the sale of competing products.

      The Company has recently increased its efforts to make direct sales to end-users in an effort to increase gross profits. Direct sales by the Company are made by mail order to end users who are solicited through catalogs such as CDW, PC Zone, Tiger Direct, MicroWarehouse and PC Connections. In addition, direct sales are made through the Company's direct mailing and telesales efforts aimed at Internet service providers and other end-users. The Company publishes a magazine, VISIONS, aimed at educating end-users about the capabilities of the Company's products. VISIONS, which includes articles about the Company, its recent product releases and development efforts, is distributed to the Company's installed customer base, as well as to the Company's Ambassador Dealers and other distributors of the Company's products. The Company also markets its products on its Web site, which contains demonstrations, free downloads of certain products and significant other information regarding the Company's products and services.

      The Company intends to increase the sales and distribution of WebCast and its other products by incorporating promotional versions of the Company's software into computer hardware, such as web cameras and modems, that are manufactured and marketed by other companies. Through these bundling arrangements, end purchasers of the computer hardware have an opportunity to try the Company's software and, if desired, to purchase a fully-functional version of the Company's software. These arrangements generally provide that the Company's software is, at no cost to the Company, advertised on the package for the hardware product and that the hardware manufacturer receives a percentage of the purchase price of any software purchased from the Company as a result of such arrangement. To date, the Company has entered into agreements with Eastman Kodak, Boca Research, Aztech New Media Corp., Best Data and Specom to bundle WebCast Lite with computer hardware products offered by such companies.

      The Company's marketing and sales efforts are supported by a sales and marketing force of 10 people operating from the Company's headquarters in Fort Lauderdale, Florida. The Company intends to add five more employees in marketing and sales following the closing of this offering. There can be no assurance that such expansion will be successfully completed, or that the cost of such expansion will not exceed the revenues generated.

RESEARCH AND PRODUCT DEVELOPMENT

      The market for the Company's products is characterized by rapidly changing technology and frequent new product introductions. The Company's future success depends on its ability to enhance its existing products and to develop new products that: (i) incorporate new and evolving industry standards, (ii) respond to evolving customer requirements, and (iii) achieve market acceptance. The primary aim of the Company's research and development efforts is to identify emerging online communications technology and standards and develop products that address evolving market needs. Specifically, the Company intends to improve and upgrade its existing product, and to develop and introduce new products that deliver customers high levels of performance, ease of use and security.


      The Company has incurred significant research and development costs over the past two years to convert the Company's software to the Internet and intranet markets. Research and development costs, on a combined pro forma basis, were $863,749 and $1,034,174 for the fiscal years ended December 31, 1996 and 1995, respectively, and $434,045 for the nine month period ended
September 30, 1997. The Company believes that significant research and development costs will continue to be incurred in the future to successfully implement the Company's business strategy.


SERVICES

SUPPORT PROGRAMS

      The Company has made a commitment to provide timely, high quality technical support to meet the diverse needs of its customers and partners and to facilitate the purchase and use of its products. Presently included at no additional charge with each purchase of Worldgroup v3.0 NT/95 is 120 minutes of technical support through the Company's toll-free telephone number. Additional support is available at the cost of $2.00 per minute, although the Company offers reduced rates through prepaid support plans. Customer support is also available at no cost to customers through a number of additional means, including E-mail and facsimile responses. The Company also publishes a list of answers to frequently asked questions and hosts a customer support forum on its website.

      Using the Company's own WebCast product, the Company recently began offering live video customer service through the Company's website at http://www.gcomm.com. This service allows the Company's customers to see a live image of and speak to the Company's customer support personnel. The Company believes it is one of only a very few companies in the world offering live video customer service.

TRAINING

      The Company offers several different training courses to system operators, integrators and resellers. Topics covered in these courses include system installation, configuration, administration, security and troubleshooting. Prices for the two to three day courses range from $595 to $995 per person.

WORLDGROUP BILLING SERVICES

      The Company offers Worldgroup communities a 900 telephone number collection service as an alternative means to credit cards and direct billing to collect the fees they charge customers for membership and Internet access. The 900 telephone number collection service allows an end user to obtain and pay for membership and internet access provided by a particular Worldgroup community by dialing a 900 number. Such fees are paid by the end user to the telephone company as part of monthly phone bills and remitted to the Company after deducting telephone company and service bureau collection fees. The Company in turn remits such membership and internet access fees to the Worldgroup community after deducting a service fee of approximately 10 percent.

COMPETITION

      The communications software industry is intensely competitive. Many of the Company's competitors are substantially larger and have much greater financial resources and name recognition than the Company. They also have longer operating histories in the Internet and intranet markets and greater technical and marketing resources than the Company. To maintain or increase its position in the industry, the Company will need to continually enhance its current product line, and introduce new products and services. There can be no assurance, however, that the Company will be able to compete successfully in the future, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

      The Company's Worldgroup product faces competition from a number of products that permit information exchange in ways similar to Worldgroup, including: (i) Microsoft Back Office; (ii) Lotus Domino, (iii) Novell's Intranet Ware; and (iv) Netscape's SuiteSpot. While these and other competitive products offer features similar to Worldgroup, the Company believes that Worldgroup maintains a competitive advantage over these products in terms of price, availability of add-on applications, ease of use and administration.

      WebCast, the Company's software for Web cameras, competes with products offered by White Pine Software, Inc., Progressive Networks, Vxtreme, Inc., Xing Technology Corporation, NetSpeak, VocalTec, Vivo Software, Inc. and VDOnet Corporation. The Company competes against these products in terms of price and the fact that no special client software, other than Netscape Navigator 2.0 or above or Microsoft's Internet Explorer 4.0 or above web browser, is required to view the WebCast video or audio stream. All other presently available competitive products require viewers to download client software See "--Products-WebCast."

      Actibase, the Company's Internet database connectivity program, competes with, among others, Claris' Filemaker Pro, Microsoft's InterDev and Topspeed's Clarion. The Company competes against these products in terms of price and product features.


PROPRIETARY RIGHTS AND INTELLECTUAL PROPERTY

      The Company regards its software as proprietary and attempts to protect it with copyrights, trademarks, restrictions on disclosure, copying and transferring title and enforcement of trade secret laws. Despite these precautions, it is possible for unauthorized third parties to copy the Company's products and it may be possible for them to obtain and use information that the Company regards as proprietary. Although the Company has filed a federal patent application with respect to netDisc, no assurance can be given as to the issuance of a patent or as to the breadth or degree of protection any issued patent may afford. In addition, existing copyright laws give only limited protection to its software and some foreign countries' laws do not protect proprietary rights to the same extent as United States laws. Consistent with the general practice of software developed for retail sale, the Company licenses its products primarily under "shrink wrap" license agreements that are not signed by licensees and therefore may be unenforceable under the laws of certain jurisdictions. Although the Company has several pending trademark applications with the United States Patent and Trademark Office (the "PTO"), the Company has only one federal registration, for the trademark "Galacticomm." No assurance can be given that the PTO will grant registrations for the Company's pending trademark applications. Among other things, it is possible that the Company's trademarks, including "WebCast," could be deemed to be generic by the PTO, in which case neither the Company nor any third party could claim exclusive rights to such term. In such event, the Company intends to associate the generic term with registrable or registered trademarks or logos in order to gain trademark protection over the resulting composite mark.

      In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark "Worldgroup." The Company and the third party are presently discussing a co-existence arrangement whereby the Company would have the right, without the payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. Although the third party does not presently distribute products that compete with the Company's products, the licensing arrangement presently under discussion would not preclude the third party from using the "Worldgroup" trademark in competition with the Company. Also in July 1997, the Company became aware that several other third parties filed applications for registration for the trademark "WebCast," before the Company filed its application. If "WebCast" is determined not to be generic and one of the third party applications matures into a registration, then such third party will have superior rights to the Company.

      If a third party has superior rights to any of the Company's trademarks, the Company believes that when the Company first commenced use of its trademarks, it acted innocently, unintentionally, and without knowledge of the existence of any third party's purported rights in such marks. Furthermore, if the third party user of "Worldgroup" decides to enforce its trademark rights through an infringement action, the Company believes that valid defenses exist with respect to any such action, including, without limitation, waiver, estoppel and laches and that as a result thereof, any liability of the Company should be limited to injunctive relief prohibiting the Company from future use of such mark. Trademark litigation is expensive and complex and the outcome of such litigation is difficult to predict. Generally, if a court were to find that the Company unintentionally infringed a third party's mark, the Company's liability would be limited to its actual net profit from the sale of infringing products, the third party's actual damages, and injunctive relief. On the other hand, if a court were to find that the Company has wilfully infringed a third party's trademark, the Company could be enjoined from further use of the trademark and could be liable, under the federal Lanham Act, for the lesser of: (i) the Company's net profit stemming from the sale of infringing products and (ii) the third party's actual damages, plus three times the greater of: (a) the Company's profit from the sale of the infringing product, and (b) the third party's actual damages, plus prejudgment interest, attorneys' fees, and the cost of litigation.

      Except to the extent noted above with respect to certain trademarks, the Company does not believe that its products infringe on the rights of third parties. The computer software market is characterized by frequent and substantial intellectual property litigation and it is possible that third parties might assert infringement claims against the Company in the future. If this occurs, the Company might be forced into costly litigation or have to obtain a license to the intellectual property rights of others. It is possible that such licenses may not be available on reasonable terms, or at all.


      The Company currently licenses the following technology from third parties: (i) audio playback for java receiver software from Vosaic LLC ("Vosaic") allows WebCast users to hear live audio through a standard web browser, pursuant to a Software License Agreement, dated September 19, 1997, for which the Company pays Vosaic a royalty equal to 7% of the retail price of any WebCast product that includes such software; (ii) multimedia graphical display technology from Lead Technology, Inc., pursuant to an agreement, dated September 29, 1995, for which the Company pays Lead Technology, Inc. a royalty of $75 for each sale of Worldgroup Developer's Kit and $20 for each upgrade; (iii) TCP/IP data transport for Worldgroup for DOS from Pacific Softworks Inc., for which royalties are limited to a maximum of $30,000; (iv) a database engine for Worldgroup, ActiBase and WebCast from Novell, Inc. for which no royalties are paid; and (v) VBX technology for the Worldgroup Manager from Sheridan Software, for which no royalties are paid. In the future, these third party technology licenses may not be available to the Company on commercially reasonable terms, if at all. If the Company cannot maintain any of these technology licenses, it is possible that product shipments could be delayed and the Company's financial condition could be harmed.

GOVERNMENT REGULATIONS

      The Company does not believe that its business activities are currently subject to direct regulation by any government agency, other than regulations applicable to business generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, Congress recently passed the Communications Decency Act of 1996 prohibiting the distribution of obscene or indecent material over the Internet, although this law was recently held unconstitutional by the United States Supreme Court. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition.

      Furthermore, the application of existing laws governing issues such as property ownership, libel and personal privacy on the Internet is uncertain. Because material may be downloaded by an online or Internet service facilitated by the Company, there is a potential risk that claims may be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.

FACILITIES

      The Company leases 11,129 square feet of office space for its corporate headquarters in Fort Lauderdale, Florida, including approximately 2,000 of square feet that the Company commenced occupying in September 1997. The monthly rent under this lease is $9 per square foot (plus applicable taxes), which amount increases annually by four percent. The Company has options to extend the lease for up to an additional six years past its present expiration date in 2001. The Company also has an option to lease approximately 6,000 square feet of adjacent office space should the Company need additional space. The Company intends to use a portion of the proceeds from this offering to build out and improve its leasehold. See "Use of Proceeds."

EMPLOYEES

      As of the date of this Prospectus, the Company employs 33 persons, including 15 in engineering and support, 10 in sales and marketing, 1 in production and 7 in administration and accounting. None of its employees are currently represented by a union or any other form of collective bargaining unit. The Company regards its relations with employees as good.


LEGAL PROCEEDING

      A suit was filed against the Company on December 16, 1997 in the United States District Court for the District of New Mexico by DataSafe Publications, Inc. ("DataSafe"), a reseller of the Company's products, alleging price fixing, price discrimination, resale price maintenance, predatory practices, breach of contract and economic coercion by the Company under federal antitrust laws and New Mexico state laws. DataSafe seeks treble the amount of its actual damages alleged to be in excess of $1.5 million and costs and expenses. The Company will file a response denying that it has engaged in any of the alleged conduct and will defend the action vigorously. Although no assurance can be given, the Company believes, based upon special antitrust counsel's preliminary investigation and advice, that the ultimate outcome of the suit will not have a material adverse effect on the Company's business or financial position.

                                   MANAGEMENT

DIRECTORS AND OFFICERS OF THE COMPANY

      The following table sets forth certain information concerning the directors and executive officers of the Company:

       NAME                   AGE     POSITION WITH THE COMPANY
       ----                   ---     -------------------------
       Peter Berg             42         Chairman, Chief Executive Officer and Secretary

       Yannick Tessier        29         President and Director

       Timothy Mahoney        41         Director

       David Manovich         46         Director

       Claus Stenbaek         36         Director

       T. Michael Love        32         Chief Financial Officer

      PETER BERG has served as the Chairman of the Board, Chief Executive Officer and Secretary of the Company since November 1996 when the Company acquired Galacticomm, Inc. See "Certain Transactions." From December 1995 to November 1996, Mr. Berg was the President and Secretary of the Company. Prior to founding the Company, Mr. Berg was, since May 1992, the Sr. Vice President of Marketing of Integrated Communications Network, Inc. (and its predecessor company Visions Communications, Inc.), a direct response marketing firm. Mr. Berg received his bachelor of science degree, MAGNA CUM LAUDE, from Florida State University.

      YANNICK TESSIER has served as the President of the Company since November 1996 when Tessier Technologies, Inc. was merged into the Company. See "Certain Transactions." Prior to joining the Company, Mr. Tessier was the Chief Executive Officer of TTI, which he founded in 1989. Mr. Tessier has over 12 years of experience in online software development, systems integration and product distribution. Mr. Tessier has an associates degree in accounting.

      TIMOTHY MAHONEY has served as a director of the Company since January 1997. Mr. Mahoney has over 15 years of experience with the operations and management of technology companies. He founded and served as the president of the consumer products business for SyQuest Technology, a manufacturer of removable cartridge disk drives from 1991 to 1994. He also founded and served as the president of Rodime Systems, a computer disk-drive sub-system manufacturer from 1986 to 1991. Mr. Mahoney has, since 1994, served as a managing member of Union Atlantic L.C., a consulting firm specializing in emerging technology companies and presently serves as Union Atlantic's designee to the Board. See "Certain Transactions." Mr. Mahoney received an Masters of Business Administration degree from George Washington University.


      DAVID MANOVICH has served as a director of the Company since December 1997. Mr. Manovich has over 10 years experience with Apple Computer, Inc., ("Apple"), where he served in a variety of management and sales executive positions. From March 1997 until he joined the Company, Mr. Manovich was executive vice president, worldwide sales and services for Apple. During the period from January 1992 until January 1996, Mr. Manovich's positions with Apple included vice president of the consumer sales division, director of channel sales, director of marketing for the personal computer business division and country manager for Apple UK. In addition, Mr. Manovich was from May 1996 to March 1997 vice president of sales for Fujitsu PC Corporation, where he was responsible for establishing and managing Fujitsu's retail and distribution channels in the Americas. Mr. Manovich received a Masters of Business Administration in Finance and a bachelor of science in business administration from the University of Montana. Mr. Manovich is a certified public accountant.

      CLAUS STENBAEK has served as a director of the Company since January 1997. Effective January 1, 1998, Mr. Stenbaek will be the Managing Director of Tallard B.V., an affiliate of the Wallenberg Trust. In 1997, he was Managing Director of Lemshaga Consulting AB, a consulting services firm. From 1995 to 1997 Mr. Stenbaek was the Managing Director of Rakerise Ltd. a financial and business advisory firm to companies specializing in information technology, distribution, real estate and finance. From 1991 to 1995, Mr. Stenbaek was the finance director of F.L. Smidth & Cia, an engineering company involved in cement machinery and minerals processing. Prior thereto, Mr. Stenbaek was, among other things, a senior management consultant with Andersen Consulting in their London office. Mr. Stenbaek received his bachelor of science in management accounting from Copenhagen Business School and an Executive Masters of Business Administration from Institute of Business, Madrid, Spain. Mr.

Stenbaek is the designee of the Wallenberg Trust to the Board, pursuant to the Wallenberg Trust Stock Purchase Agreement, as amended. See "Certain Transactions."

      T. MICHAEL LOVE has served as the Company's Chief Financial Officer since August 1997. Prior to joining the Company, Mr. Love was, since January 1995, Director of Mergers and Acquisitions at Blockbuster Entertainment Group, a division of Viacom, Inc., where he was responsible for its global acquisition efforts in the consolidating video industry as well as other acquisition, sale and joint venture transactions. From January 1988 through January 1995, Mr. Love was a member of KPMG Peat Marwick's financial services audit practice, where, since 1992, he served as Manager and then Senior Manager. Mr. Love received his bachelor of science degree in accounting and finance from Florida State University.

OTHER KEY EMPLOYEES

      PAUL ROUB, age 30, has served as the Company's Director of Engineering since March, 1997. Prior to becoming the Director of Engineering, Mr. Roub was a programmer with the Company specializing in server-side 32-bit development. From 1993 to 1996, Mr. Roub was a programmer with Equitrac Corporation and, from 1990 to 1993, he was a programmer with PC's & Programs.

      RICHARD SKURNICK, age 33, has been employed by the Company since 1989 and, for the past three years, has served as the Company's Management Information Systems manager. Mr. Skurnick, who has significant programming experience, served as the Project Manager for Worldgroup v3.0 and developed the Company's customer database program.

      MANUEL RODRIGUEZ, age 36, has served as the Company's Director of International Sales since August 1997. Since 1996, Mr. Rodriguez served as the Territory Manager - Latin America at Madge Networking. From 1994 to 1996, he was National Corporate Network Sales Manager at Best Internet Communications and from 1992 to 1994, he was an account executive at Swift Software, a software bundling company. Mr. Rodriguez works directly with Robert O'Brien, a marketing consultant to the Company. For information with respect to Mr. O'Brien, see "Certain Transactions--Consulting Agreements with Union Atlantic."

COMPENSATION OF DIRECTORS


      The Company does not presently pay any cash compensation to the directors of the Company for serving on the board. On January 14, 1997, the Company granted Mr. Stenbaek an immediately exercisable three year option to purchase 6,155 shares of Common Stock at an exercise price of $2.56 per share as consideration for serving on the board. On December 15, 1997, the Company granted Mr. Manovich a three year option to purchase 30,000 shares of Common Stock at an exercise price of $3.75 per share as consideration for serving on the board.


COMMITTEES OF THE BOARD AND INDEPENDENT DIRECTORS


      The Company has established a compensation committee and intends to establish an audit committee of the Board of Directors. The compensation committee, which is comprised of Messrs. Mahoney and Stenbaek, is responsible for the review and approval of the compensation of the Company's employees, the administration of the 1997 Stock Option Plan and related compensation matters. The Company intends to add at least one additional independent director to its Board.

SUMMARY COMPENSATION TABLE


        The following table provides the cash and other compensation paid or accrued by Galacticomm Technologies, Inc. to its Chief Executive Officer and President.

                                                                                          LONG TERM
                                         ANNUAL COMPENSATION                            COMPENSATION
                               -------------------------------------------             --------------
                                                                                         SECURITIES
NAME AND                       FISCAL                                                    UNDERLYING                   ALL OTHER
PRINCIPAL POSITION             YEAR             SALARY             BONUS                OPTIONS/SARS                 COMPENSATION
-------------------            ------           ------             -----               --------------                ------------
Peter Berg,                        1997         $170,961            ----                 177,263                       ------
Chief Executive                    1996          $73,461            ----                 -------                       ------
Officer                            1995               $0            ----                 -------                       ------

                                   1997         $170,961            ----                 177,263                       ------
Yannick Tessier,
President

OPTION GRANTS

        The following table sets forth the stock option grants to the Company's Chief Executive Officer and President made during the fiscal year ended December 31, 1997. No stock appreciation rights have been granted to date.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                   % OF TOTAL
                                      SECURITIES                 OPTIONS GRANTED
                                      UNDERLYING                 TO EMPLOYEES IN             EXERCISE OR BASE        EXPIRATION
NAME                                OPTIONS GRANTED                FISCAL YEAR                PRICE PER SHARE           DATE
----                                ---------------              ---------------             ----------------        ----------
Peter Berg                              177,263                        34%                         $3.74                 (1)

Yannick Tessier                         177,263                        34%                         $3.74                 (1)


-------------

(1) Such options expire in one-third increments on November 20, 2002, November 20, 2003 and November 20, 2004. See "--Employment Agreements."

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with each of Peter Berg, the Chairman and Chief Executive Officer of the Company, and Yannick Tessier, the President of the Company. The employment agreements provide for an annual salary of $175,000 for each officer, which salary will increase each contract year by 10 percent of the prior year's salary. Messrs. Berg and Tessier are also eligible to receive an annual cash bonus at the discretion of the Compensation Committee of the Board of Directors. Pursuant to their respective employment agreements, Messrs. Berg and Tessier have each been granted options to purchase 177,263 shares of Common Stock at an exercise price of $3.74 per share. Such options vest one-third on November 21, 1997, one-third on November 21, 1998 and the final one-third on November 21, 1999. Such options expire five years after the respective date of vesting. Pursuant to the terms of their respective employment agreements, the Company provides Messrs. Berg and Tessier with an automobile allowance of $600 per month and a term life insurance policy in the amount of $1,000,000.


      The employment agreements provide for a three-year term that expires November 20, 1999, which term may be terminated earlier by the Company with or without cause (as defined in the employment agreements). Such employment agreements may be terminated earlier by the employee with or without "good reason," which is defined to include: (i) a significant decrease in the employee's responsibilities; (ii) a material change in the employee's position; (iii) a reduction in the employee's salary; or (iv) a change in the location of the Company's executive offices outside of Broward, Palm Beach or Dade County, Florida or a requirement that employee change his permanent residence outside of Broward, Palm Beach or Dade County, Florida. If such employment agreement is terminated for any reason, other than by the Company for cause, death or disability or by the employee without good reason, then the employee is entitled to receive his salary under the employment agreement for the greater of the remaining term of the agreement or 12 months from the date of termination.

      Pursuant to the employment agreements, the Company has agreed to indemnify each of Messrs. Berg and Tessier to the fullest extent permitted by law for any action related to his employment with the Company or for serving as a director of the Company.

      The Company has also entered into a two-year employment agreement, dated August 25, 1997, with T. Michael Love, the Company's Chief Financial Officer, pursuant to which Mr. Love receives an annual salary of $120,000 and has been granted options under the Company's 1997 Stock Option Plan to purchase 34,468 shares of Common Stock at an exercise price of $6.50 per share. See "--Stock Option Plan". The Company may terminate Mr. Love's employment with the Company with cause, as such term is defined in his employment agreement. If the Company terminates such employment without cause, Mr. Love will receive his salary for a six month period following the date of termination and stock options which would have vested at the end of the vesting period then in effect shall automatically vest.


      Each of the Company's employment agreements with Messrs. Berg, Tessier and Love impose prohibitions against the disclosure of confidential information and contains non-compete provisions. There can be no assurance that these provisions will protect the Company from unauthorized disclosure or use of its proprietary information, nor can there be any assurance that these provisions will be held enforceable in whole or in part by a court if they are contested by an employee.


STOCK OPTION PLAN

      The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"). Pursuant to the 1997 Plan, options to acquire a maximum of 370,000 shares of Common Stock may be granted to directors, executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. Options to purchase 164,337 shares at an exercise price of $6.50 per share are presently outstanding under the 1997 Plan, none of which are currently exercisable.

      The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Compensation Committee also interprets the provisions of the 1997 Plan and makes all other determinations that it may deem necessary or advisable for the administration of the 1997 Plan. No more than 37,000 options may be granted to a single person in any fiscal year.

      Pursuant to the 1997 Plan, the Company may grant ISOs (Incentive Stock Options) and NQSOs (Non-Qualified Stock Options). The price at which the Common Stock may be purchased upon the exercise of ISOs granted under the 1997 Plan are required to be at least equal to the per share fair market value of the Common Stock on the date particular options are granted. Options granted under the 1997 Plan may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1997 Plan may be granted to an individual owning more than 10 percent of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110 percent of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date. ISOs granted under the 1997 Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000. Generally, options granted under the 1997 Plan may remain outstanding and may be exercised at any time up to six months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

      Pursuant to the 1997 Plan, unless otherwise determined by the Compensation Committee, one-fourth of the options granted to an individual are exercisable 90 days after grant, one-fourth are exercisable on the first anniversary of such grant, one-fourth are exercisable on the second anniversary and the final one-fourth are exercisable on the third anniversary of such grant. However, one-half of all outstanding options under the 1997 Plan shall become immediately exercisable upon a "change in control" of the

Company. The remaining one-half of the outstanding options shall become exercisable upon the first anniversary of a "change in control" of the Company. A "change in control" is generally deemed to occur when: (i) any person (other than Messrs. Berg or Tessier) becomes the beneficial owner of or acquires voting control with respect to more than 50 percent of the Common Stock, (ii) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75 percent of the individuals who constitute the then existing Board of Directors, or (iii) the approval by the shareholders of the Company of the sale of all or substantially all of the assets of the Company.

      The 1997 Plan provides for appropriate adjustments in the number and type of shares covered by the 1997 Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.

INDEMNIFICATION PROVISIONS

      Pursuant to the Company's Articles of Incorporation and Bylaws, officers and directors of the Company are entitled to be indemnified by the Company to the fullest extent allowed under Florida law for claims brought against them in their capacities as officers and directors. Indemnification is allowed if the officer or director acts in good faith and, in the case of conduct in his official capacity, in a manner reasonably believed to be in the best interests of the Company, or in all other cases, with a reasonable belief that his conduct was at least not opposed to the Company's best interests. In the case of criminal proceedings, it is necessary that an officer or director have no reasonable cause to believe his conduct was unlawful. In addition, the Company has agreed to indemnify Messrs. Berg and Tessier pursuant to their employment agreements with the Company. See "--Employment Agreements." Accordingly, it is possible that indemnification may occur for liabilities arising under the Securities Act. The Underwriting Agreement also contains provisions under which the Company and the Underwriters have agreed to indemnify each other (including officers and directors) against certain liabilities under the Securities Act. See "Underwriting." Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

TESSIER TRANSACTION


      Pursuant to a Stock Issuance Agreement, dated August 26, 1996, among the Company, Peter Berg and Yannick Tessier, the Company agreed to issue to Mr. Tessier shares of the Company's Common Stock equal to the number of shares of Common Stock held by Peter Berg. Such shares were thereafter issued to Mr. Tessier in connection with an Agreement and Plan of Merger ("Merger Agreement"), dated November 20, 1996, pursuant to which the Company acquired Tessier Technologies, Inc. ("TTI"), a company controlled by Mr. Tessier. In connection with such transaction, Mr. Tessier received 1,215,749 shares of Common Stock and two former shareholders of TTI received an aggregate of 66,434 shares of Common Stock in exchange for their shares of TTI common stock. Mr. Tessier was elected to the Board of Directors of the Company and was appointed the President of the Company upon completion of such transaction. A Worldgroup online community operated by Tessier that was initially excluded from the assets acquired by the Company in the November 20, 1996 transaction was subsequently acquired by the Company in June 1997 for $30,000, payable in 12 equal monthly installments. Mr. Tessier advanced $50,000 to TTI in 1996 to fund operations and was issued a 10%
note in the amount of $50,000, which is payable by the Company on the effective date of this offering.

WALLENBERG TRUST AND UA PARTNERS INVESTMENTS

      Effective November 21, 1996, the Company raised a total of $2,750,000 from the sale of shares of Common Stock and convertible notes to Hemingfold Investments, Ltd. ("Hemingfold") and Union Atlantic Partners I Limited ("UA Partners"). On November 21, 1996, the Company used approximately $611,476 of such proceeds to acquire substantially all of its interests in the shares of Galacticomm, Inc. See "--Acquisition of Galacticomm, Inc." The remaining proceeds of this funding were allocated to working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      In September 1997, Hemingfold transferred all of its rights and interests in the agreements described below to Kenworthy Investments, Limited, a wholly-owned subsidiary of the Peder Sager Wallenberg Charitable Trust (the "Wallenberg Trust"), an affiliate of Hemingfold. Accordingly, references to the Wallenberg Trust below and elsewhere in this Prospectus refer to Hemingfold for all periods prior to such transfer.

      In connection with the transaction with the Wallenberg Trust, the Company entered into a Stock Purchase Agreement (the "Wallenberg Trust Stock Purchase Agreement"), whereby the Wallenberg Trust received 488,488 shares of Common Stock in exchange for $1,250,000 in cash or $2.56 per share. Pursuant to the Wallenberg Trust Stock Purchase Agreement, the Wallenberg Trust was originally granted the following rights with respect to such shares of Common Stock: (i) piggyback registration rights ("Piggyback Registration Rights") for up to four registrations; (ii) demand registration rights ("Demand Registration Rights") for one registration; (iii) tag-along rights ("Tag Along Rights") that require that such shares be included on a pro rata basis in certain sales of Common Stock by either Peter Berg or Yannick Tessier; and (iv) bring along rights ("Bring Along Rights") that require that such shares be included on a pro rata basis in certain offers for the purchase of the Common Stock of either Peter Berg or Yannick Tessier for a three year period ending November 20, 1999. The Wallenberg Trust Stock Purchase Agreement originally provided that the shares acquired by the Wallenberg Trust would additionally be granted: (x) certain anti-dilution rights if the Company issued securities below $2.56 per share; (y) preemptive rights for any future issuance of the Company's securities; and (z) certain rachet rights which would have entitled the Wallenberg Trust to receive approximately 247,077 shares of Common Stock if the Company's after tax earnings for the year ended December 31, 1997 were less than $1,000,000 and approximately 123,538 shares of Common Stock if the Company's after tax earnings for such period were between $1,000,000 and $1,500,000. By letter agreement, dated September 8, 1997, the ratchet rights, the anti-dilution rights and preemptive rights were waived in exchange for the Company's September 1997 issuance of 73,859 shares of Common Stock to the Wallenberg Trust. Messrs. Berg and Tessier have, for so long as the Wallenberg Trust beneficially owns more than 20 percent of the outstanding Common Stock, agreed to vote their shares in favor of one person nominated by the Wallenberg Trust to the Board of Directors of the Company, and, on the earlier of March 31, 1998 or the date of this Prospectus, three persons nominated by the Wallenberg Trust. The current nominee of the Wallenberg Trust is Claus Stenbaek. See "Management--Directors and Officers of the Company."

      Simultaneous with the Wallenberg Trust Stock Purchase Agreement, the Wallenberg Trust loaned the Company $1,250,000 and received a Convertible Promissory Note (the "Wallenberg Trust Note"), dated November 21, 1996. On December 31, 1997, the Wallenberg Trust converted all principal and interest ($1,391,780) outstanding under such note into 543,895 shares of

Common Stock   based upon the conversion rate of $2.56 per share set forth in the Wallenberg Trust Note. The shares of Common Stock issued upon conversion of the Wallenberg Trust Note have been granted the same Piggyback Registration, Demand Registration, Tag Along and Bring Along Rights as those granted in connection with the Wallenberg Trust Stock Purchase Agreement.

      On November 21, 1996, the Company entered into a Stock Purchase Agreement (the "UA Partners Stock Purchase Agreement") with UA Partners, pursuant to which UA Partners acquired 48,849 shares of Common Stock for cash consideration of $125,000 or $2.56 per share and loaned the Company $125,000. In exchange for the loan, the Company issued a Convertible Promissory Note ("UA Partners Note") to UA Partners. Other than the number of shares purchased and amount loaned, the terms of the UA Partners Stock Purchase Agreement and the UA Partners Note are identical in all material respects to the Wallenberg Trust Stock Purchase Agreement and the Wallenberg Trust Note (since converted). By letter agreement, dated September 8, 1997, UA Partners waived the ratchet rights, the anti-dilution rights and preemptive rights originally set forth in the UA Partners Stock Purchase Agreement were waived in exchange for the Company's September 1997 issuance of 7,386 shares of Common Stock. The outstanding principal of the UA Partners Note will be automatically converted into 48,849 shares of Common Stock (based upon a conversion price of $2.56 per share) as of the date of this Prospectus. Interest on such note accrues at a rate of 10% per year and will be paid from the proceeds of this offering. See "Use of Proceeds." The UA Partners Note is secured by, among other things, the accounts, inventory, equipment and general intangibles of the Company, which security interest will terminate upon conversion of such note and the payment of all accrued interest.

      In connection with their loans to the Company, the Wallenberg Trust and UA Partners entered into an Intercreditor Agreement with the Company and Union Atlantic L.C. ("Union Atlantic"). Pursuant to this agreement, the Wallenberg Trust and UA Partners have appointed Union Atlantic to serve as their collateral agent with respect to the loans made to the Company under the Wallenberg Trust Note and the UA Partners Note and have agreed that, in the event of default by the Company under such notes, the parties will share any payments in proportion to the amount outstanding under their respective notes from the Company.

      The Wallenberg Trust purchased 66,902 shares of Common Stock in the Private Placement and 10 Bridge Units in the Bridge Financing. UA Partners purchased two Bridge Units in the Bridge Financing. See "Recent Financings."

CONSULTING AGREEMENTS WITH UNION ATLANTIC

      The Company has engaged the services of Union Atlantic since November 1996. Union Atlantic is a consulting firm specializing in emerging technology companies. Timothy Mahoney, who is a managing member of Union Atlantic, is also a director of the Company. See "Management--Directors and Officers of the Company" for additional information regarding Mr. Mahoney's experience with respect to the operations and management of technology companies. Pursuant to one of two consulting agreements that the Company has entered into with Union Atlantic, Union Atlantic is entitled to receive a monthly fee of $10,000 until June 30, 2001 for providing consulting services with respect to the Company's operations, administration, corporate development and marketing and distribution strategies. Union Atlantic owns all of the outstanding voting securities of Union Atlantic Partners I Limited ("UA Partners"), which acquired 48,849 shares of Common Stock and the UA Partners Note in November 1996. See "--Wallenberg Trust and UA Partners Investments." In connection with the UA Partners investment, the Company paid Union Atlantic the following amounts for identifying the Wallenberg Trust to the Company: (i) cash compensation of $357,500; (ii) a three-year warrant to purchase 139,708 shares of Common Stock at an exercise price of $2.56 per share with Demand and Piggyback Registration Rights; and (iii) 78,133 shares of Common Stock. Similarly, the Company paid Union Atlantic the following amounts for identifying investors in the June 1997 Private Placement: (y) cash compensation of $126,209; and (z) a three-year warrant to purchase 33,774 shares of Common Stock at an exercise price of $3.74 per share with Demand and Piggyback Registration Rights. Pursuant to the consulting agreement between Union Atlantic and the Company, Union Atlantic has designated Mr. Mahoney as its representative to the Company's Board of Directors.

      Pursuant to its second consulting agreement with the Company, Union Atlantic is providing the Company with the services of Robert O'Brien, a sales and marketing specialist with over 25 years experience, including positions with Truevision Corporation, Ulsi Systems, Inc., Softsmith Corporation, and Gap Stores, Inc. The Company pays Union Atlantic a fee of $7,000 per month for Mr. O'Brien's services and has agreed to reimburse Mr. O'Brien for business expenses approved by the Company. Pursuant to such consulting agreement which expires December 31, 1998, the Company has granted Mr. O'Brien an immediately exercisable, three year option to purchase 2,462 shares of Common Stock at an exercise price of $2.56 per share. The shares of Common Stock underlying such option have been granted Demand and Piggyback Registration Rights. Mr. O'Brien has also been granted an option to purchase 7,386 shares of Common Stock at a per share price of $6.50 under the Company's 1997 Stock Option Plan.

ACQUISITION OF GALACTICOMM, INC.


      The Company owns 99.9 percent of Galacticomm, Inc.'s common stock. In November 1996, the Company acquired 8,037,203 shares of the common stock of Galacticomm, Inc. (representing approximately 96% of Galacticomm, Inc.'s then issued and outstanding shares of common stock) in exchange for the issuance of 150,263 shares of Common Stock and cash of $611,476. In February 1997, the Company acquired an additional 848,404 shares of the common stock of Galacticomm, Inc. in exchange for the issuance of 42,895 shares of Common Stock and cash consideration of $56,937.


BERG AND TESSIER GRANT OF WARRANTS TO THE WALLENBERG TRUST


      Peter Berg, Yannick Tessier and a third minority shareholder of the Company have granted the Wallenberg Trust the right to purchase an aggregate of 615,496 shares of Common Stock from them at an exercise price of $3.25 per share, pursuant to three warrants, dated March 15, 1997 (the "Private Warrants"). On October 17, 1997, the parties agreed to extend the expiration date of the Private Warrants from December 31, 1997 to March 31, 1998, as a result of which the Company recognized an expense of approximately $30,000 in the fourth quarter of 1997. The Wallenberg Trust may exercise the Private Warrants at any time prior to March 31, 1998 and will be deemed to have exercised the Private Warrants automatically on the date of this Prospectus. To guarantee the Wallenberg Trust's payment of the exercise price for the Private Warrants, the parties have entered into an escrow agreement (the "Warrant Escrow"), pursuant to which certificates representing an aggregate of 615,496 shares of Common Stock underlying the Private Warrants (the "Escrowed Shares") and the $2,000,000 aggregate exercise price (the "Escrowed Funds") have been placed in escrow. On October 17, 1997, the escrow agreement was amended by the parties to direct the escrow agent to use $500,000 of the Escrowed Funds to purchase 10 Bridge Units in the name of the Wallenberg Trust. See "Recent Financings." Such Bridge Units have been placed in the Warrant Escrow. If the Private Warrants are exercised prior to March 31, 1998, the escrow agent will distribute to the Wallenberg Trust the Escrowed Shares and the Bridge Warrants included in such Bridge Units and will distribute to the three shareholders the Escrowed Funds and the Bridge Notes included in such Bridge Units. If the Private Warrants are not exercised by the Wallenberg Trust prior to March 31, 1998, the Escrowed Funds and Units will be returned to the Wallenberg Trust and the Escrowed Shares will be returned to the three shareholders. A total of $200,000 of the Escrowed Funds was loaned to the Company, which amount was repaid to the Warrant Escrow at the closing of the Bridge Financing.


      In consideration for the payment of $50,000 to the Company by the Wallenberg Trust, the Company has granted the Wallenberg Trust the same Piggyback Registration Rights and Demand Registration Rights with respect to the shares of Common Stock underlying the Private Warrants as have been granted under the Wallenberg Trust Stock Purchase Agreement. See "--Wallenberg Trust and UA Partners Investments." The Company will not receive any of the proceeds from the exercise of the Private Warrants.


      Although the Company may have lacked sufficient disinterested independent directors to ratify one or more of the foregoing transactions at the time that they were initiated, the Company believes that the foregoing transactions between the Company and its officers, directors and five percent or greater shareholders were on terms no less favorable to the Company than those which could have been obtained from unaffiliated parties. Any future material transactions between the Company and its officers, directors or five percent or greater shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                             PRINCIPAL SHAREHOLDERS


      The following table sets forth with respect to: (i) each person (or group) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group, certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of the date of this Prospectus and as adjusted to reflect: (a) the sale by the Company of the Units offered hereby; and (b) the automatic exercise of the Private Warrants on the date of this Prospectus. See "Certain Transactions--Berg and Tessier Grant of Warrants to the Wallenberg Trust." Unless otherwise specified, the address of each shareholder is the address of the Company set forth herein.

                                                                    SHARES BENEFICIALLY      PERCENTAGE BENEFICIALLY OWNED(1)
NAME OF BENEFICIAL OWNER                                                   OWNED(2)        BEFORE OFFERING      AFTER OFFERING
------------------------                                            -------------------    ---------------      --------------
Peter Berg...................................................       1,215,749(3)               25.7%                  %

Yannick Tessier..............................................       1,215,749(4)               25.7%                  %

Peder Sager Wallenberg Charitable  Trust..................          1,978,640(5)               42.8%                  %

Bayard Trust Company,  Limited............................          1,978,640(5)               42.8%                  %

Mees Pierson Management (Guernsey)  Limited...............          1,978,640(5)               42.8%                  %

 Insinger S.A. ..............................................       2,462,807(5)(6)            50.7%                  %

Timothy Mahoney .............................................         226,955(6)                5.3%                  %

David Manovich...............................................          30,000(7)                  *                   *

Claus Stenbaek...............................................           6,155(8)                  *                   *

All directors and executive officers as
a group (four persons).......................................       2,704,456                    60 %                 %


-----------

(1) Percentage of ownership is based on 4,422,651 shares of Common Stock outstanding immediately prior to this offering and shares of Common Stock outstanding immediately after this offering. All such amounts include 48,849 shares of Common Stock underlying the UA Partners Note that will be automatically converted on the effective date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investments." An asterisk in the foregoing table indicates beneficial ownership of less than one percent.


(2) Calculated pursuant to Rule 13d-3(d)1 of the Exchange Act. Shares not outstanding that are subject to options or other rights exercisable by the holder thereof within 60 days of the date of this Prospectus are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder and all directors and officers as a group, but not deemed outstanding for the purpose of calculating the percentage owned by each other shareholder listed.

(3) Includes 295,438 shares of Common Stock over which Mr. Berg has granted the Wallenberg Trust an option to purchase such shares at a per share exercise price of $3.25, which options will be exercised automatically upon the effective date of this offering. Also includes 36,902 shares of Common Stock over which Mr. Berg has granted options to a total of nine persons to purchase such shares at a per share exercise price of $3.05. Does not include options granted to Mr. Berg to purchase an aggregate of 177,263 shares of Common Stock which are not exercisable within 60 days of the date hereof. Such options were granted in connection with Mr. Berg's employment agreement with the Company.

(4) Includes 295,438 shares of Common Stock over which Mr. Tessier has granted the Wallenberg Trust an option to purchase such shares at a per share exercise price of $3.25, which options will be automatically exercised upon the effective date of this offering. Also includes 36,957 shares of Common Stock over which Mr. Tessier has granted options to a total of five persons to purchase such shares at a per share exercise price of $3.05. Does not include options granted to Mr. Tessier to purchase an aggregate of 177,263 shares of Common Stock which are not exercisable within 60 days of the date hereof. Such options were granted in connection with Mr. Tessier's employment agreement with the Company.

(5) Includes: (i) an aggregate of 615,496 shares of Common Stock which will be acquired by the Wallenberg Trust on the effective date of this Prospectus upon the automatic exercise of options granted by Messrs. Berg and Tessier and another stockholder of the Company; (ii) 543,895 shares of Common Stock acquired upon the conversion of Wallenberg Trust Note; and (iii) 190,000 shares of Common Stock underlying Bridge Warrants. See "Certain Transactions." The trustees of the Wallenberg Trust are Bayard Trust Company Limited ("Bayard") and Mees Pierson Management (Guernsey), Limited ("Mees Pierson"). Bayard is a wholly-owned subsidiary of Insinger S.A. and has designated two of its directors -- Martyn D. Crespel and John B. Wilson -- to act on behalf of Bayard. Mees Pierson is a subsidiary of Fortis AG and Fortis AMEV (collectively "Fortis") and has designated two of its directors -- Paul Backhouse and Julie Scott -- to act on behalf of Mees Pierson. Integro Trust (Jersey) Ltd., a subsidiary of Insinger S.A., serves as trustee for three trusts -- the Hive Trust, the Coach Trust and the Cascade Trust -- that beneficially own an aggregate of 257,212 shares of Common Stock. Insinger S.A., a publicly-traded Luxembourg bank holding company, disclaims any pecuniary interest in such shares or in the Wallenberg Trust shares for which Bayard or Integro Trust (Jersey) Ltd. serves as the trustee. Mr. Crespel, who serves as a director of Integro Trust (Jersey) Ltd., separately beneficially owns 27,157 shares of Common Stock. Insinger S.A. also beneficially owns 226,955 shares of Common Stock beneficially owned by Bayard Management Services (BVI) Limited, a wholly-owned subsidiary of Insinger S.A. and one of the managing members of Union Atlantic L.C. For a description of such securities, see footnote 6 immediately below. Peder Sager Wallenberg disclaims any beneficial ownership of the shares of Common Stock owned beneficially or of record by the Wallenberg Trust. The address of Bayard and the Wallenberg Trust is c/o Bayard, 2nd Floor, Queen's House, Don Road, St.Helier Jersey JEI 4HP, Channel Islands, Great Britain. The address of Insinger S.A. is Residence Centre du St Esprit, 1A, rue du St Esprit, L-1475, Luxembourg. The address of Mees Pierson and Fortis, an international insurance, banking and investment company, is Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

(6) Represents: (i) warrants to purchase an aggregate of 57,827 shares of Common Stock distributed by Union Atlantic, L.C. ("Union Atlantic") to the managing members of Union Atlantic; (ii) 26,044 shares of Common Stock distributed by Union Atlantic to the managing members of Union Atlantic; (iii) 48,849 shares of Common Stock, issuable to Union Atlantic Partners I, Limited ("UA Partners") upon conversion of the UA Partners Note; (iv) 48,849 shares of Common Stock owned by UA Partners; (v) 7,386 shares issued to UA Partners to cancel certain ratchet and other rights; and (vi) 38,000 shares of Common Stock underlying Bridge Warrants. See "Certain Transactions."

(7) Represents warrants to purchase 30,000 shares of Common Stock. See "Management--Compensation of Directors."

(8) Represents warrants to purchase 6,155 shares of Common Stock. See "Management--Compensation of Directors." Mr. Stenbaek, who serves on the Board of Directors of the Company as a representative of the Wallenberg Trust, disclaims any beneficial ownership of the Common Stock owned beneficially or of record by the Wallenberg Trust.

                            DESCRIPTION OF SECURITIES

        The following section does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed with the Company's Registration Statement on Form SB-2, of which this Prospectus forms a part.

        The Company's authorized capital consists of 20,000,000 shares of Common Stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

COMMON STOCK


        On the date of this Prospectus, there are 66 shareholders of record who own 4,422,651 shares of issued and outstanding Common Stock, which includes 48,849 shares of Common Stock reserved for issuance upon the automatic conversion of the UA Partners Note on the date of this Prospectus. See "Certain Transactions." Upon completion of this offering, there will be shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders. The holders of Common
Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company,
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company, (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued in the future, including voting, dividend, and liquidation rights.


        The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

UNITS

        Each of the Units offered hereby consists of one share of Common Stock and one Warrant. Neither the Common Stock nor the Warrants included in the Units may be separately traded or transferred until the First Exercise Date.

WARRANTS

        The Warrants will be issued in registered form pursuant to the terms of a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Co., New York, New York, as warrant agent (the "Warrant Agent").

        The Company has authorized the issuance of up to Warrants to purchase an aggregate of shares of Common Stock (exclusive of securities issuable pursuant to the Representative Unit Purchase Option) and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Warrants. None of the Warrants are currently issued and outstanding.

        For every two Warrants, the holder is entitled to purchase one share of Common Stock upon payment of the exercise price set forth on the cover page of this Prospectus, subject to adjustment. The Warrants are exercisable at any time commencing (the "First Exercise Date") 90 days after the date of this Prospectus, or on such earlier date as may be determined by the Company and the Representative, and ending on the third anniversary of the date of this Prospectus, provided that at such time a current prospectus relating to the Common Stock is in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Warrants are not transferrable separately from the Common Stock issued with such Warrant as part of the Units until the First Exercise Date.

        The Company may, at its option, redeem all, but not less than all, outstanding Warrants, commencing 30 days after the First Exercise Date upon not less than 30 days prior notice to the registered holders of the Warrants for a redemption price of $.05 for each share of Common Stock to which the Warrant holder would then be entitled upon exercise of the Warrants being redeemed, in the event that: (i) there exists a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission and the issuance of the Common Stock upon exercise of the Warrants has been qualified for sale or exempt from qualification under applicable state securities laws, and (ii) the shares of Common Stock of the Company have had an average closing bid and asked price of not less than 150% of the Warrant exercise price for a period of 20 consecutive trading days ending three trading days prior to the date of the redemption notice. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before 5:00 p.m. (Miami time) on the date set for redemption. All of the outstanding Warrants may be affected. A notice of any redemption of the redemption date is required to be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption is required to specify the date fixed for redemption, and the right to exercise the Warrants shall terminate at 5:00 p.m. (Miami time) on the redemption date.

        The Warrants may be exercised upon surrender of the certificates therefor on or prior to the final exercise date (as explained above) at the offices of the Warrant Agent with the "Subscription Form" on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

        The holders of the Warrants will not have any of the rights or privileges of shareholders of the Company (except to the extent they own Common Stock of the Company) prior to the exercise of the Warrants. The exercise price of the Warrants and the number of shares of Common Stock issuable upon the exercise thereof are subject to adjustment upon the occurrence of certain evens such as stock splits, stock dividends or the like, as set forth in the Warrant Agreement.

        In the event of a capital reorganization of the Company, reclassification of the Common Stock or a consolidation or merger of the Company with or into, or a disposition of substantially all of the Company's properties and assets to, any other corporation, the Warrants then outstanding will thereafter be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holders thereof would have been entitled if they had exercised such Warrants and received shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition, consistent with the requirements for exercise set forth in the Warrant Agreement.

        For the life of the Warrants, the Warrant holders have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the Warrants, with a resulting dilution in the interest of the Company's shareholders by reason of exercise of Warrants at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected as a result of the Warrants being outstanding. The Warrant holders may be expected to exercise their Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrants.

        For a holder to exercise the Warrants there must be a current registration statement in effect with the Securities and Exchange Commission and registration or qualification with, or approval from, various state securities agencies with respect to the shares or other securities underlying the Warrants. The Company has agreed to use its best efforts to cause a registration statement with respect to such securities under the Securities Act to continue to be effective during the term of the Warrants and to take such other actions under the laws of various states as may be required to cause the sale of Common Stock upon exercise of Warrants to be lawful, unless such action would cause the Company to be subject to general service of process or require it to amend its charter documents or any action taken by the Company's board of directors. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Company's Board of Directors upon advice of counsel, the sale of securities upon exercise would be unlawful.

        The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. A holder of the Warrants will not possess any voting or any other rights as a shareholder of the Company unless he or she exercises the Warrants.

        The Warrant exercise price was arbitrarily determined by negotiation between the Company and the Representative. The Company may reduce the exercise price of the Warrants or extend the warrant expiration date upon notice to Warrant holders. The foregoing is merely a summary of the rights and privileges of the holders of Warrants, and is qualified in its entirety by reference to the Warrant Agreement.


OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

        On the date of this Prospectus, the following shares of Common
Stock may be acquired upon the exercise or conversion of outstanding options, warrants (exclusive of the Warrants) or convertible securities: (i) 164,337 shares of Common Stock upon the exercise of presently issued and outstanding stock options granted under the Company's 1997 Stock Option Plan;
(ii) 393,143 shares of Common Stock upon the exercise of outstanding options granted outside of the 1997 Stock Option Plan; (iii) 173,482 shares of Common Stock which may be acquired upon the exercise of two warrants; (iv) 48,849 shares of Common Stock underlying the UA Partners convertible promissory note which will be automatically converted on the date of this Prospectus; and (v) 957,600 shares of Common Stock reserved for issuance upon the exercise of the Bridge Warrants, which amount includes warrants to purchase 159,600 shares of Common Stock granted to the Representative for serving as the placement agent of the Bridge Financing. See "Recent Financings."

REGISTRATION RIGHTS AND SALES BY CERTAIN SHAREHOLDERS

        The Company has granted Demand Registration Rights and Piggyback Registration Rights to the Wallenberg Trust, UA Partners, Union Atlantic and Robert O'Brien with respect to an aggregate of 2,002,766 shares of Common
Stock held by them and/or issuable to them upon conversion or exercise of promissory notes or warrants held by them. See "Certain Transactions." The Demand Registration Rights are limited to one registration and may not be exercised until the earlier of November 20, 1999 or the date the Company's equity securities are publicly traded. The Piggyback Registration Rights provide that if the Company proposes to register any of its securities under the Act, the holders of such rights are entitled to include shares of Common Stock in the registration. Such registration rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered offering to limit the number of shares included in such registration.


        Pursuant to the terms of the UPOs sold to the Representative in connection with this offering, the Company has agreed that, for a period of four years beginning on the first anniversary of this offering, that upon written demand of the holders of a majority of the UPOs it will, on one occasion, register for sale in a public offering under the Securities Act all or any portion of the securities issuable upon exercise of the UPOs. See "Underwriting." Any such registration would be at the Company's expense. The Company has also agreed to include such underlying securities in any appropriate registration statement which is filed by the Company during the four years beginning one year from the date of this Prospectus.

        In connection with the Bridge Financing, the Company agreed to register the shares of Common Stock underlying the Bridge Warrants in a registration statement for an initial public offering of the Company's securities. See "Recent Financings." Accordingly, an aggregate of 957,600 shares of Common Stock underlying the Bridge Warrants have been included in the registration statement of which this Prospectus forms a part. Such registration includes 159,600 shares of Common Stock underlying Bridge Warrants granted to the Representative for serving as the placement agent of the Bridge Financing. The Bridge Warrants are exercisable at price of $3.75 per share until October 27, 2000. Holders of the Bridge Warrants have agreed not to sell or transfer the shares of Common Stock underlying the Bridge Warrants for a six-month period following the date of this Prospectus unless otherwise agreed to by the Representative. Sales of Common Stock after the expiration of the six month period by such selling shareholders or even the potential of such sales will likely have an adverse effect on the market prices of the Units, Common Stock and the Warrants.

PREFERRED STOCK

        The Company's Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock, $.001 par value, none of which is issued and outstanding, in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any,and the qualifications, limitations or restrictions thereof, if any, including the number of shares in such series (which the Board may increase or decrease as permitted by Florida law), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provision with respect to any class or series as the Board may deem advisable without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both and could have voting and other rights of shareholders. The issuance of Preferred Stock with voting or conversion rights may adversely affect the voting rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock.

CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS

        GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of shareholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board to issue Preferred Stock without further shareholder action, also could delay or frustrate the removal of incumbent Directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its shareholders.

        MEETINGS OF SHAREHOLDERS. The Bylaws provide that a special meeting of shareholders may be called by the Board of Directors or the holders of not less than 10% of the outstanding Common Stock entitled to vote at such a meeting unless otherwise required by law. The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a shareholder wishes to propose for consideration at an annual meeting of shareholders.

        INDEMNIFICATION AND LIMITATION OF LIABILITY. The Articles provide that directors, officers and employees and agents of the Company shall be indemnified by the Company to the fullest extent authorized by Florida law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Articles also provide that the right of directors and officers to indemnification shall not be exclusive of any other right possessed or hereafter acquired under any bylaw, agreement, vote of shareholders or otherwise.

        AMENDMENT OF BYLAWS. The Articles provide that the Bylaws may be amended or repealed by the Board of Directors or by the shareholders. Such action by the Board of Directors requires the affirmative vote of a majority of the directors then in office. Such action by the shareholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of shareholders or a special meeting called for such purposes.

SHARES ELIGIBLE FOR FUTURE SALE

        After completion of this offering, the Company will have shares of Common Stock outstanding assuming no exercise of the Warrants, the Bridge Warrants, the Underwriters' over-allotment option, the Representative Unit Purchase Option or any other outstanding options or warrants. Of these shares, all of the shares of Common Stock included in the Units offered hereby will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144. The remaining 4,422,651 shares of Common Stock were issued and sold by the Company in private transactions and are eligible for public sale only if registered under the Securities Act, sold in accordance with Rule 144 thereunder or pursuant to an exemption from registration.

        In general, under Rule 144 under the Securities Act as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Common Stock or the reported average weekly trading volume in the over-the-counter market for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

        The Company, its executive officers, directors and shareholders (other than those noted below) have agreed that for a period of one year from the date of this Prospectus, they will not, without the prior written consent of the Representative, offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. See "Underwriting." Such lock-up does not apply to the following securities:___________________________________. The
Representative, in its sole discretion at any time and without notice, may release any and all shares from the lock-up agreement and permit holders of the shares to resell all or any portion of their shares prior to the expiration of the one-year lock-up period.

        Prior to this offering, there has been no market for the Company's securities and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the shares of Common Stock and/or may impair the Company's ability to raise equity capital in the future.

TRANSFER AGENT AND WARRANT AGENT

        The transfer agent for the Common Stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Co., New York, New York.

                                  UNDERWRITING

         The Underwriters named below, for whom First Equity Corporation of Florida is acting as Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (a copy of which is an exhibit to the Registration Statement filed with the Commission of which this Prospectus is a part) to purchase and pay for the number of Units from the Company set forth opposite their respective names below:

UNDERWRITERS                                                NUMBER OF UNITS
------------                                                ---------------
First Equity Corporation of Florida................

  Total............................................

         The Units are being sold on a firm commitment basis. The Underwriting Agreement provides, however, that the obligations of the several Underwriters to purchase and pay for the Units are subject to certain conditions precedent, including approval of certain legal matters by counsel. The Underwriters are committed to purchase all of the Units offered hereby if any are purchased. The Units are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters.


         The Representative has advised the Company that the Underwriters propose initially to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") concessions not to exceed $____ per Unit, of which amount a sum not in excess of $.____ per Unit may be re-allowed by such dealers to other dealers who are members of the NASD. Although the Representative will not change the public offering price until after the initial public offering has been completed, the concessions and the reallowances may be changed by the Representative thereafter.


         The Company has granted to the Underwriters an option, exercisable not later than 45 days after the date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts and the non-accountable expense allowance, up to additional Units. The Underwriters may exercise this option in whole or, from time to time, in part, for the sole purpose of covering over-allotments, if any, made in connection with the sale of the Units offered hereby. To the extent the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase that number of the additional Units.

          The Company has agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of this offering (including the sale of any Units subject to the over-allotment option), of which $25,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the Units offered hereby for sale under the laws of such states as the Representative may designate, including fees and expenses of counsel (up to $25,000) retained for such purposes by the Representative and the costs and disbursements in connection with qualifying the offering with the NASD.

         The Company has agreed, upon closing of this offering, to sell to the Representative and its designees, for $75.00, Representative Unit Purchase Options ("UPOs") which entitle the Representative to purchase Units (the "Representative Units"), exclusive of Units sold under the Underwriters' over-allotment option. The UPOs will be exercisable for a four-year term, commencing one year from the effective date of the offering, at an exercise price equal to $ (120% of the public offering price of the Units offered hereby). The Representative Units, issuable upon exercise of the UPOs, consist of one share of Common Stock and a non-redeemable Warrant. The UPOs will be restricted from sale, transfer, assignment or hypothecation (other than to officers and partners of the Representative or to other NASD members participating in the offering or their officers or partners) for one year following the date of this Prospectus. The number of Units covered by the UPOs and the exercise price are subject to adjustment upon the subdivision, combination or reclassification of the Common Stock, or certain mergers and consolidations.


         It may be expected that the UPOs will be exercised only if it is advantageous to the Representative. Therefore, during the period in which the UPOs may be exercised, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the UPOs are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the UPOs can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the UPOs. Any gain from the sale of the shares issued upon exercise of the UPOs or the underlying Representative Warrants or the shares underlying the Representative Warrants may be deemed additional underwriter compensation to the Representative. The Company has granted the Representative certain registration rights with respect to the securities underlying the UPOs. See "Description of Securities -- Registration Rights and Sales by Certain Shareholders."


         The Company has also granted to the Representative the right, for a period of three years after the date of this Prospectus, to nominate a designee of the Representative for election to the Board of Directors of the Company. The Company's officers, directors and shareholders (other than___) have agreed to vote their shares of Common Stock in favor of such designee. The Representative has not yet exercised its right to designate such a person. In addition, the Company has granted to the Representative for a period of two years after the date of this Prospectus the right to represent the Company in connection with any merger or acquisition involving the Company for which the Company intends to use the services of an investment banker or a financial advisor and a right of first refusal to manage any public or private offering of the Company's securities. The Company does not presently anticipate incurring any expenses related to these arrangements with the Representative.


         The Representative acted as placement agent for the Company in connection with the Bridge Financing and was paid a placement fee equal to: (i) cash compensation equal to 10 percent of the principal amount of the Bridge Notes; (ii) a non-accountable expense allowance equal to 3 percent of the principal amount of the Bridge Notes and certain accountable expenses totaling $10,000; and (iii) warrants to purchase 159,600 shares of Common Stock on substantially the same terms as the Bridge Warrants, which shares have been included in the registration statement of which this Prospectus forms a part. See "Description of Securities -- Registration Rights and Sales by Certain Shareholders."


         The holders of an aggregate of shares of Common Stock ( % of the outstanding shares of the Company's Common Stock after giving effect to this offering, but without giving effect to the issuance, if any, of shares pursuant to the over-allotment option), consisting of all the officers and directors of the Company, and all shareholders of the Company (other than___), have agreed not to sell, transfer or otherwise dispose of any beneficial interest in any Common Stock owned by them, other than gifts and intra-family transfers (so long as the holders remain subject to the restrictions), for a period of 12 months following the date of this Prospectus, without the prior written consent of the Representative.

         Prior to this offering there has been no public trading market for the Units, the Common Stock of the Warrants. Consequently, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiation between the Company and the Representative, do not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Company's securities. Factors considered in determining such public offering price, in addition to prevailing market conditions, include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, its past and present operations, the prospects of the Company, market prices of similar securities of comparable publicly-traded companies, the general condition of the securities market and such other factors as were deemed relevant.

         In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Units, the Common Stock and the Warrants. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase Units, shares of Common Stock and Warrants in the open market to cover such syndicate short position or to stabilize the price of the Units, the Common Stock and the Warrants. The Underwriters may also reclaim selling concessions allowed to a dealer for distributing the Units in the offering, if the Underwriters repurchase previously distributed Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Units, the Common Stock and the Warrants above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make.

         The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed 5% of the total number of Units offered hereby. See "Principal Shareholders."


         In connection with the Underwriting Agreement, Messrs. Berg and Tessier will on the closing of this offering enter into a Voting Agreement with the Company, pursuant to which Messrs. Berg and Tessier will agree, for a period of two years following the closing of this offering, to vote all voting securities beneficially owned by them in the same proportion as the votes cast by non-affiliates of the Company in any vote of the shareholders of the Company on the following two matters: (i) a liquidation of the Company; or (ii) any business combination in which the Company is not the surviving corporation or any sale of all or substantially all of the Company's assets.

         The foregoing includes a summary of all material terms of the Underwriting Agreement. Such summary, however, is qualified in its entirety by reference to the copy of the form of Underwriting Agreement filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part.


                                  LEGAL MATTERS

         The validity of the issuance of the securities being offered hereby will be passed upon for the Company by Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., Miami, Florida. Akerman, Senterfitt & Eidson, P.A, Miami, Florida is acting as counsel for the Underwriter in connection with this offering.

                                     EXPERTS

         The consolidated financial statements of the Company as of and for the year ended December 31, 1996 and the financial statements of Galacticomm, Inc. for the year ended December 31, 1995 and the ten months ended October 31, 1996 have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

         This Prospectus constitutes a part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to the Units offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules forming a part thereof can be inspected and copies at the public reference facilities maintained by the Securities and Exchange Commission at Room 124, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the following regional offices of the Securities and Exchange Commission: 7 World Trade Center, Suite 1300, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement may also be obtained from the Securities and Exchange Commission's website on the Internet, the address of which is http://www.sec.gov. Consistent with the requirements for continued inclusion on the NASDAQ Stock Market, the Company intends to furnish its shareholders with annual reports containing financial statements certified by independent auditors and quarterly reports for the first three quarters of each year containing unaudited financial statements.


                          INDEX TO FINANCIAL STATEMENTS

GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY                                                                  PAGE NUMBERS
                                                                                                               ------------
Report of Independent Auditors......................................................................................F-2

Consolidated Balance Sheets as of December 31, 1996
and (Unaudited) as of September 30, 1997 ...........................................................................F-3

Consolidated Statements of Operations for the year ended December 31, 1996 and (Unaudited) for each of the nine months ended September 30, 1997 and 1996 ......................................F-4

Consolidated Statements of Shareholders' Equity for the year ended December 31, 1996 and (Unaudited) for the nine months ended September 30, 1997........................................................F-5

Consolidated Statements of Cash Flows for the year ended December 31, 1996 and (Unaudited) for the nine months ended September 30, 1997 and 1996 ..............................................F-6

Notes to Consolidated Financial Statements..........................................................................F-7

GALACTICOMM, INC.

Report of Independent Auditors......................................................................................F-22

Statements of Operations for the year ended December 31, 1995 and for the ten months ended October 31, 1996.......................................................................F-23

Statements of Cash Flows for the year ended December 31, 1995 and for the ten months ended October 31, 1996 ......................................................................F-24

Notes to Financial Statements.......................................................................................F-25

PRO FORMA

Unaudited Pro Forma Consolidated Statement of Operations of Galacticomm Technologies, Inc.
for the year ended December 31, 1996................................................................................F-31


                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors
Galacticomm Technologies, Inc.
Fort Lauderdale, Florida:


We have audited the accompanying consolidated balance sheet of Galacticomm Technologies, Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galacticomm Technologies, Inc. and subsidiary as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ KPMG PEAT MARWICK LLP


Miami, Florida
September 9, 1997, except as to notes
  12(a) and 12(c), which are as of
  October 28, 1997, the last paragraph
  of note 1 and note 6, which are as of
  January 8, 1998 and note 12(e), which
  is as of January 20, 1998


                         GALACTICOMM TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                                                          DECEMBER 31,      SEPTEMBER 30,
                               ASSETS                                        1996               1997
                               ------                                        ----               ----
                                                                                            (Unaudited)
Current assets:
     Cash                                                                  $  1,466,392           64,486
     Accounts receivable, net of allowance of $90,363 in 1996 and
        $164,000 in 1997                                                         31,762          382,094
     Inventories                                                                 83,730           92,694
     Prepaid expenses and other current assets                                   32,991           78,276
                                                                            -----------      -----------
                   Total current assets                                       1,614,875          617,550

Property and equipment, net                                                     544,569          563,450
Goodwill, net                                                                 2,079,334        1,875,819
Deferred debt issuance                                                          139,359           78,386
Deferred offering costs                                                          10,000          407,902
Other assets                                                                     45,883          202,168
                                                                           ------------      -----------

                   Total assets                                            $  4,434,020        3,745,275
                                                                           ============      ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                           395,994          893,986
     Notes payable and short-term borrowings                                    343,575          198,575
     Notes payable-shareholder                                                   50,000           80,000
     Deferred revenues                                                          305,145          212,476
     Accrued expenses                                                           921,678          722,767
     Other current liabilities                                                   74,063           34,210
                                                                           ------------     ------------
                   Total current liabilities                                  2,090,455        2,142,014

Convertible promissory notes                                                  1,375,000        1,375,000
Other liabilities                                                                18,999            6,899
                                                                           ------------     ------------
                   Total liabilities                                          3,484,454        3,523,913
                                                                           ------------      -----------

Commitments and contingencies

Shareholders' equity:
     Preferred stock; $.001 par value; 1,000,000 shares
     authorized; none issued                                                          -                -
     Common stock; $.0001 par value; 20,000,000 shares
     authorized; 3,423,108  shares issued and
     outstanding  December 31, 1996; 3,829,907 shares
     issued and outstanding September 30, 1997                                      342              383
     Additional paid-in capital                                               2,009,593        3,193,474
     Accumulated deficit                                                     (1,060,369)      (2,972,495)
                                                                           ------------      -----------
                   Total shareholders' equity                                   949,566          221,362
                                                                           ------------      -----------

                   Total liabilities and shareholders' equity              $  4,434,020        3,745,275
                                                                           ============      ===========

See accompanying notes to consolidated financial statements.


                         GALACTICOMM TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                             NINE MONTHS ENDED
                                                                  YEAR ENDED                   SEPTEMBER 30,
                                                                  DECEMBER 31,      ------------------------------------
                                                                     1996                1997              1996
                                                                     ----                ----              ----
                                                                                              (Unaudited)
Revenue:
     Licensing fee and royalties                             $        1,482,510             274,286         1,159,246
     Product sales                                                      210,233           2,414,135              -
                                                                     ----------           ---------        ----------
                   Total revenue                                      1,692,743           2,688,421         1,159,246

Operating costs and expenses:
     Cost of revenue                                                    758,050             682,738           594,214
     Selling, general and administrative                              1,531,130           2,376,280           557,424
     Depreciation                                                        47,533             130,698            18,495
     Amortization of intangibles                                         38,665             394,140               537
     Compensation expense on warrants                                      -                113,760              -
     Research and development                                           225,549             434,045              -
     Customer support                                                    72,772             324,513              -
                                                                    -----------          ----------        ----------
                   Total costs and expenses                           2,673,699           4,456,174         1,170,670
                                                                    -----------          ----------        ----------

Loss from operations                                                   (980,956)         (1,767,753)          (11,424)

Other income (expense):
     Interest expense                                                   (91,217)           (171,508)           (4,268)
     Other income, net                                                   30,905              27,135               709
                                                                    -----------          ----------        ----------
                                                                        (60,312)           (144,373)           (3,559)
                                                                    -----------          ----------        ----------

                   Net loss                                        $ (1,041,268)         (1,912,126)          (14,983)
                                                                    ===========          ==========        ==========

Net loss per share                                                 $      (0.32)               (.38)             (.01)
                                                                           ====                 ===               ===

Number of shares used in calculating net loss per
     share                                                            3,229,101           5,030,371         2,982,455
                                                                    ===========          ==========        ==========


See accompanying notes to consolidated financial statements.

                         GALACTICOMM TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                   Year ended December 31, 1996 and unaudited
                      nine months ended September 30, 1997


                                                                            COMMON STOCK         ADDITIONAL
                                                                         NUMBER OF       PAR      PAID-IN    ACCUMULATED
                                                                          SHARES        VALUE     CAPITAL      DEFICIT        TOTAL
                                                                          ------        -----     -------      -------        -----
Balance, December 31, 1995                                                1,375,192   $  137       19,863     (19,101)          899

     Capital contributions                                                     -          -        29,684        -           29,684

     Stock issued to acquire Tessier                                      1,282,183      128      194,967        -          195,095

     Stock issued in private placement (net of $139,359
     of issuance costs)                                                     537,337       54    1,235,587        -        1,235,641

     Stock issued to acquire Galacticomm                                    228,396       23      529,492        -          529,515

     Net loss for the year ended December 31, 1996                             -          -          -     (1,041,268)   (1,041,268)
                                                                           --------      ---     --------   ---------     ---------

Balance, December 31, 1996                                                3,423,108      342    2,009,593  (1,060,369)      949,566

     Stock issued to acquire Galacticomm (unaudited)                         42,895        4      139,891        -          139,895

     Warrants issued (unaudited)                                               -          -       113,760        -          113,760

     Stock issued in private placement (net of $126,209 of issuance
        costs) (unaudited)                                                  259,802       27      844,526        -          844,553

     Stock issued to terminate royalty agreement (unaudited)                 22,857        2       85,712        -           85,714

     Stock issued for ratchet rights (unaudited)                             81,245        8           (8)       -             -

     Net loss for the nine months ended September 30, 1997
        (unaudited)                                                            -          -          -     (1,912,126)   (1,912,126)
                                                                          ---------      ---    ---------   ---------    ----------

Balance, September 30, 1997 (unaudited)                                   3,829,907   $  383    3,193,474  (2,972,495)      221,362
                                                                          =========      ===    =========   =========    ==========

See accompanying notes to consolidated financial statements.



                         GALACTICOMM TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                NINE MONTHS ENDED
                                                                           YEAR ENDED              SEPTEMBER 30,
                                                                          DECEMBER 31,    -------------------------------
                                                                            1996               1997           1996
                                                                            ----               ----           ----
                                                                                                   (Unaudited)
Cash flows from operating activities:
     Net loss                                                             $ (1,041,268)       (1,912,126)     (14,983)

     Adjustments to reconcile net loss to net cash (used in)
       provided by operating activities:
           Depreciation and amortization                                        86,198           577,101       19,032
           Loss on sale of property and equipment                               10,373            15,368         -
           Compensation expense on warrants                                       -              113,760         -
           Non-cash royalties expense                                             -               85,714         -
           Changes in assets and liabilities, net of
               effects of purchase
               business combinations:
                  Accounts receivable                                           65,692          (415,332)     (80,178)
                  Inventories                                                    8,046            (8,964)        -
                  Prepaid expenses and other current assets                     13,372           (45,285)     (71,982)
                  Other assets                                                 (33,571)         (156,285)       4,959
                  Accounts payable and accrued expenses                        525,744           299,081      160,834
                  Deferred revenue                                             (50,383)          (92,669)        -
                  Other liabilities                                            (37,963)          (51,953)        -
                                                                           -----------       -----------      -------
                     Net cash (used in) provided by operating activities      (453,760)       (1,591,590)      17,682
                                                                           -----------       -----------      -------

Cash flows from investing activities:
     Purchases of property and equipment                                      (150,220)         (168,904)    (150,220)
     Proceeds from the sale of property and equipment                           65,000              -            -
     Acquisitions, net of cash acquired                                       (548,911)           56,937         -
                                                                           -----------       -----------      -------

                     Net cash used in investing activities                    (634,131)         (111,967)    (150,220)
                                                                           -----------       -----------      -------

Cash flows from financing activities:
     Proceeds from notes payable                                                80,000              -         206,358
     Proceeds from convertible promissory notes                              1,375,000              -            -
     Proceeds from loans receivable                                               -                 -           8,122
     Repayments on notes payable                                               (35,000)         (145,000)        -
     Net proceeds from the sale of common stock                              1,235,641           844,553       29,685
     Debt issuance costs                                                      (139,359)             -            -
     Offering costs                                                            (10,000)         (397,902)        -
     Additional capital contributions                                           29,684              -            -
                                                                           -----------       -----------      -------

                     Net cash provided by investing activities
                                                                             2,535,966           301,651      244,165
                                                                           -----------       -----------      -------

Net increase (decrease) in cash                                              1,448,075        (1,401,906)     111,627

Cash, beginning of period                                                       18,317         1,466,392       18,317
                                                                           -----------       -----------      -------

Cash, end of period                                                        $ 1,466,392            64,486      129,944
                                                                           ===========       ===========      =======

Supplemental disclosure of cash flow information:
     Cash paid during the period for interest                              $    12,016            68,750        1,738
                                                                           ===========      ============      =======

See accompanying notes to consolidated financial statements.

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              December 31, 1996 and (unaudited) September 30, 1997


(1)      THE COMPANY AND LIQUIDITY

         Galacticomm Technologies, Inc. and subsidiary (the "Company") develops and licenses computer software applications and tools. The Company was incorporated in December 1995 under the name of Iview Software, Inc. ("Iview"), and changed its name to Galacticomm Technologies, Inc. after acquiring Galacticomm, Inc. ("Galacticomm") in November 1996 (see note
         2). The Company was originally incorporated with 5,000,000 authorized shares, par value $.001. At that time, 687,596 shares were issued of which 607,875 were owned by the Chairman and Chief Executive Officer. The consideration paid for these founders shares was $20,000. During 1996 the founding shareholders contributed an additional $29,684 bringing the per share price for the founders shares to $.036 per share. On November 19, 1996, the Board of Directors approved the recapitalization of the Company which increased the authorized shares of common stock from 5,000,000 shares to 20,000,000, reduced the par value from $.001 per share to $.0001 per share and effected a 2 for 1 split of the Company's common stock, increasing the number of shares issued and outstanding to 1,375,192. In September 1997, the Company effected a 4.061771824 for one reverse split of the Company's common stock. The par value of each common share remained $0.0001 and a total of $1,048 was reclassified from common stock to additional paid-in capital. All share and per share amounts have been restated to retroactively reflect the reverse stock split. In addition, the Company's Board of Directors recommended and the shareholders approved the authorization of 1,000,000 shares of preferred stock, par value $0.001 per share.

         Prior to the acquisition of Galacticomm, Iview developed, marketed and supported software that enabled individuals to broadcast and receive video and audio signals over the Internet and on dial-up networks and offered online subscription services using such software. Galacticomm was incorporated in July 1985 and develops and sells network-centric software applications and tools. Its primary product, Worldgroup, a client-server software, is a platform that merges Bulletin Board Systems, E-Mail, and Worldgroup functions that enable enterprises to provide client/server applications over the Internet and Intranet and secure external data exchanges with customers, field agents, suppliers, and others. On November 21, 1996, the Company merged with Tessier Technologies, Inc. (see note 2). Tessier specialized in the on-line software industry selling platform software from Galacticomm. Tessier also developed its own line of software as add-ons to the baseline products in both business and entertainment.

                                       F-7
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         At December 31, 1996, the Company's current liabilities exceeded its current assets by $475,580. Additionally, the Company incurred a net loss of $1,041,268 for the year ended December 31, 1996. The accompanying unaudited September 30, 1997 financial statements indicate that these situations are continuing as current liabilities exceeded current assets by $1,524,464 at September 30, 1997 and a net loss of $1,912,126 was incurred for the nine months ended September 30, 1997. Pursuant to its business strategy, the Company expects to continue making expenditures on new product introductions, marketing, research and development. As such, the Company expects to incur a loss in 1997 and does not expect to generate cash flow from operating activities during 1997 sufficient to offset such expenditures. The Company's losses have been funded through the sale of debt and equity securities and during October 1997, the Company completed a bridge loan financing. However, the Company is currently operating at a negative cash flow position.

         The Company plans to achieve positive cash flow from operations by introducing new products and product upgrades and by increasing sales of current products through increased marketing; targeted sales efforts focused on, among others, value added resellers; and strategic alliances with third party computer software and hardware companies, including co-branding, licensing, OEM and bundling agreements. In addition, the Company intends to improve its cash flow position by raising additional capital through an initial public offering of its securities [see note 12(a)] and, if necessary prior thereto, obtaining interim debt financing.

         There is no assurance that such conditions or events will occur.

(2)      ACQUISITIONS

         On August 26, 1996 the Company entered into an agreement with the principal and controlling shareholder of Tessier to issue him shares of the Company's common stock such that he would have the same percentage interest in the Company as that of the then current controlling shareholder (36 percent). On November 20, 1996, this agreement was consummated as part of a merger between the Company and Tessier. Under the plan of merger the Company acquired Tessier in exchange for 1,282,183 shares of the Company's common stock valued at $195,095.

         On November 21, 1996, the Company acquired 96 percent of the outstanding common stock of Galacticomm in exchange for 228,396 shares of the Company's common stock valued at $529,515 and $698,978 in cash. Such amounts include consideration of 150,263 shares of common stock valued at $329,495 and $611,476 in cash exchanged for Galacticomm's prior shareholder's interests, and $287,522 of acquisition costs consisting of $87,502 in cash and 78,133 shares of common stock valued at $2.56 per share (see note 8). Certain shares of the Galacticomm common stock acquired by the Company on November 21, 1996 were subject to a stock purchase warrant (the "Galacticomm Warrant") that had been granted to certain third parties by the previous owner of such Galacticomm common stock. In connection with the cancellation of the Galacticomm Warrant, the two majority shareholder's of the Company granted such holders 73,859 warrants (the "New Warrants") to purchase shares of the Company's common stock. The New Warrants bear an exercise price of $3.05 per warrant and may be exercised at any time through November 21, 1999. The fair value of the New Warrants was immaterial to the Company's acquisition of Galacticomm.

                                      F-8
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The above transactions were recorded under the purchase method of accounting. Accordingly, the results of operations of Tessier and Galacticomm for the period from October 31, 1996 to December 31, 1996 have been included in the accompanying consolidated financial statements. The operations from October 31, 1996 to November 20, 1996 for Tessier and to November 21, 1996 for Galacticomm, are not material to the consolidated financial statements. The purchase prices have been allocated to assets acquired and liabilities assumed based on the fair market values at the dates of acquisition. The fair value of assets acquired and liabilities assumed is as follows:

                                                  GALACTICOMM      TESSIER
                                                  -----------      -------

                    Current assets              $    347,136        44,360
                    Property and equipment           451,113        66,141
                    Goodwill                       1,911,431       206,627
                    Current liabilities           (1,452,338)      (38,114)
                    Long-term liabilities            (28,849)      (83,919)
                                                  ----------      --------
                                                $  1,228,493       195,095
                                                  ==========      ========

         The consolidated statement of operations for the nine months ended September 30, 1996 do not include Tessier and Galacticomm.

         The following unaudited pro forma financial information for the Company for the year ended December 31, 1996 gives effect to the Tessier and Galacticomm acquisitions as if they had occurred on January 1, 1996, after including the impact of certain adjustments, such as amortization of goodwill and interest expense related to financings obtained to fund the acquisitions. In management's opinion, the unaudited pro forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisition been consummated at January 1, 1996, or of future operations of the acquired companies under the ownership and management of the Company.

                               Revenues, net            $  6,189,505
                                                           =========

                               Net loss                 $ (4,221,950)
                                                           =========

                               Net loss per share       $      (1.31)
                                                           =========

(3)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)    UNAUDITED INTERIM FINANCIAL INFORMATION

                The unaudited consolidated balance sheet as of September 30, 1997, and the unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 1997 and 1996 and the unaudited consolidated statement of shareholders' equity for the nine months ended September 30, 1997 include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position, results of operations and cash flows. Operating results for nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

                                      F-9
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (B)    BASIS OF CONSOLIDATION

                The consolidated financial statements include the accounts of Galacticomm Technologies, Inc. and its wholly-owned subsidiary, Galacticomm Inc. All intercompany transactions and accounts have been eliminated in consolidation.

         (C)    CASH FLOWS

                The Company considers investments with maturities of three months or less, when purchased, to be cash equivalents.

         (D)    ACCOUNTS RECEIVABLE

                Accounts receivable are principally from distributors and end-users of the Company's products. The Company performs periodic credit evaluations of its customers and has recorded an allowance for potential credit losses and product returns of $90,363 at December 31, 1996. The Company is subject to rapid changes in technology and shifts in consumer demand which could result in credit losses and product returns in excess of the Company's reserves at December 31, 1996.

         (E)    INVENTORIES

                Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

                The Company's inventories consist primarily of software media, manuals and related packaging materials and hardware and hardware components which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or as a result of normal competitive pressures. The Company periodically estimates an allowance for obsolete inventory based on current market conditions. Changes in the marketplace may significantly affect management's estimates.

         (F)    LONG-LIVED ASSETS

                Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; betterments are capitalized. Upon the sale or retirement of assets, the related cost and accumulated depreciation are removed from the assets and any gain or loss is recognized.

                Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally three to five years. During 1996 approximately $38,000 was recorded as goodwill amortization expense.

                The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," effective January 1, 1996. The Company reviews its long-lived assets (property, plant and equipment, and related intangible assets that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and

                                      F-10
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the assets exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's financial position or results of operations.

         (G)    REVENUE RECOGNITION

                Sales are recognized at the time the product is shipped, in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition." While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products. Costs associated with this effort are not significant and are expensed as incurred. Sales to distributors are subject to agreements allowing limited rights of return and price protection. The Company provides reserves for estimated future returns, exchanges and price protection. The Company offers distributors co-op funds that are used to promote the Company's products. These funds are generally paid as a credit against outstanding invoices and are included in marketing expense during the period in which the revenue is recognized.

                At December 31, 1996 the Company had deferred revenues recorded in the accompanying balance sheet related to customer subscriptions paid in advance.

         (H)    SOFTWARE LICENSING AGREEMENTS

                During February and April 1996 the Company entered into service agreements with two marketing and sales companies ("Sales Companies"). Under these agreements there were various compensation arrangements for sales services. For prepaid services the Company received 45 percent of the prepaid amount. In November 1996, the Company terminated these agreements and entered into new licensing agreements with the two Sales Companies to use the Company's service mark. These agreements require royalties of 12 percent of the licensee's gross revenue and expire in 1999. The revenue is recognized as the gross revenue is reported by the licensees. During 1996 the revenue from all the above agreements was approximately $1,480,000.

         (I)    SOFTWARE DEVELOPMENT COSTS

                The Company accounts for software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" ("FAS 86"). Under FAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. Costs incurred by the Company subsequent to the establishment of technological feasibility have been insignificant and, as a result, the Company has not capitalized any development costs.


                                      F-11
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (J)    INCOME TAXES

                The Company elected S corporation status effective upon inception and maintained that status until October 29, 1996, when it became a taxable corporation. Under S corporation status, each shareholder is individually responsible for reporting their share of taxable income or loss. Accordingly, through October 29, 1996, no provision for Federal income taxes has been reflected in the accompanying consolidated financial statements. A provision for state income taxes is made where applicable. Given that the Company has incurred net losses since inception, had the Company been a taxable corporation prior to October 30, 1996, no provision for income taxes would have been recorded.

                Beginning October 30, 1996, the Company follows the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (K)    STOCK OPTION PLAN

                The Company accounts for its stock option plan (see note 12) in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. Under APB Opinion No. 25, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

         (L)    NET LOSS PER SHARE

                Net loss per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. In accordance with a Securities and Exchange Commission (SEC) Staff Accounting bulletin, certain common stock and common stock equivalents issued within a 12-month period prior to the initial filing of a registration statement relating to an initial public offering are treated as outstanding for the entire period (using the treasury stock method).

         (M)    FAIR VALUE OF FINANCIAL INSTRUMENTS

                The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value because of the short maturity of these instruments.

                                      F-12
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                The fair value of each of the Company's long-term debt instruments is based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The carrying amounts approximate the estimated fair value at December 31, 1996.

         (N)    USE OF ESTIMATES

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Significant estimates are primarily related to provisions for sales returns, bad debt and obsolete inventory. Actual results could materially differ from these estimates.

(4)      PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 1996:

                                                                                      ESTIMATED
                                                                                     USEFUL LIFE
                                                                                     -----------

             Equipment                                               $  464,023        5 years
             Furniture and fixtures                                     105,875        7 years
             Software                                                    13,464        3 years
                                                                       --------
                                                                        583,362
             Less accumulated depreciation and amortization              38,793
                                                                       --------
                                                                     $  544,569
                                                                       ========


(5)      INCOME TAXES

         Income tax expense for the year ended December 31, 1996 was $0, and differed from the amounts computed by applying the United States federal income tax rate of 34 percent to pretax losses as a result of the following:

               Computed "expected" tax benefit                                          $     354,031
               Increase (reduction) in income taxes resulting from:
                    State income tax benefit, net of federal                                   35,439
                    Various non-deductible expenses                                            (3,928)
                    S-corporation earnings from January 1, 1996 to October 29, 1996
                       not subject to corporate tax                                           (54,716)
                    Increase in the valuation allowance for deferred tax assets
                                                                                             (330,826)
                                                                                        -------------
                                                                                        $        -
                                                                                        =============

                                      F-13
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 are presented below:

          Deferred tax assets:
               Allowances for returns and bad debts            $       9,143
               Net operating loss carryforwards                      339,730
               Goodwill                                                8,852
               Accrued expenses                                        5,303
                                                                   ---------

                            Total gross deferred tax assets          363,028

          Less valuation allowance                                  (330,826)
                                                                   ---------
                            Total  deferred tax asset                 32,202

          Deferred tax liabilities:
               Property and equipment                                 32,202
                                                                   ---------
                            Net deferred tax asset             $        -
                                                                   =========

         Realization of deferred tax assets associated with net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. Management believes that there is a risk that these net operating loss carryforwards may expire unused and, accordingly has established a valuation allowance for the deferred tax asset.

         The Company's net operating loss carry forward of $902,817 expires in the year 2011.

(6)      DEBT

         At December 31, 1996, debt consisted of the following:

         (A)    NOTES PAYABLE

                The Company's subsidiary has a line of credit with a bank for $300,000 which bears interest at the bank's prime rate plus 1 percent. During May 1997, the Company repaid $100,000 of the outstanding amount on the line of credit and entered into a $200,000 line of credit due on demand with a final maturity of September 30, 1997. At December 31, 1996, $298,575 was
                outstanding under the line of credit agreement. The line is secured by the Company's accounts receivable, inventory and other assets, and is personally guaranteed by an officer of the Company [see note 12(a)]. All amounts outstanding under the line of credit were repaid during October 1997. The Company has been approved for the continuation of its credit line which will bear interest at prime plus 1.5 percent.

                The Company issued five notes payable in the original total amount of $80,000, each due on demand, with interest rates of 12 percent per annum. At December 31, 1996 the total unpaid principal balance was $45,000. These notes were repaid during January 1997.

                Under the terms of the notes, the Company is obligated to pay a royalty ("Royalty") to the creditors equivalent to a certain percentage (ranging from 1.0 percent to 2.0 percent) of the Company's gross revenues while the notes are outstanding. Additionally, after the notes are repaid, the Company is obligated to pay a royalty to the creditors equivalent to a certain percentage (ranging from 0.5 percent to 1.5 percent) of the Company's net revenue (the "Additional Royalty").

                                      F-14
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                During August 1997 the Company terminated the Royalty and Additional Royalty obligation by issuing 22,857 shares of the Company's common stock and paying $72,500 of accrued royalties to such creditors. In connection with the issuance of such common stock, the Company recognized related expense of approximately $86,000, representing the fair value of the common stock.

         (B)    CONVERTIBLE PROMISSORY NOTES

                On November 21, 1996, the Company received proceeds in the amount of $1,375,000 from the issuance of secured convertible promissory notes payable to two shareholders of the Company. These notes are secured by all of the Company's tangible and intangible assets. Each note bears interest at a rate of 10 percent per annum and interest is payable quarterly. The notes each mature at the earliest to occur of:

                (i)  November 21, 1998;

                (ii) The completion of a private placement offering by the Company greater than $3,000,000; or

                (iii) The completion of an IPO of equity or debt securities by the Company.

                In addition, upon (a) written demand of the creditors or (b) written demand of the Company on or before April 15, 1998, if the Company's audited financial statements for the year ended December 31, 1997 show after tax earnings greater than $1,000,000, all principal and accrued interest due and payable under these notes may be converted into shares of the Company's common stock equal to the unpaid outstanding amount of the notes divided by the conversion price of $2.56 per share, the fair value of the Company's common stock on the date of the debt issuance.

                On September 8, 1997, the convertible notes were amended such that upon the occurrence of any of the following events all principal due under the notes shall be converted into that number of shares of common stock equal to the outstanding principal balance divided by the conversion price of $2.56 per share and all accrued interest shall be paid by the Company:

                (i) Upon the occurrence of events (a) or (b) as detailed in the preceding paragraph or

                (ii) On the date that the Company's IPO is declared effective by the SEC.

                On December 31, 1997, one of the holders of the convertible promissory notes converted $1,250,000 of the principal due under such notes, plus accrued interest of $141,781, into 543,895 shares of the Company's common stock, at the conversion price of $2.56 per share.

                During 1997, the Company did not make the quarterly interest payments due on March 31, June 30 and (unaudited) September 30. The Company has obtained a waiver from the holder of the convertible promissory notes of $125,000 outstanding at December 31, 1997, waiving all such interest payments until March 31, 1998.

                                      F-15
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (C)    NOTE PAYABLE-SHAREHOLDER

                At December 31, 1996, note payable - shareholder includes a non-interest bearing note payable totaling $50,000. On December 31, 1997, this note payable was amended to bear interest at 10 percent, with repayment due at the earlier of the completion of an IPO of equity or debt securities of the Company, or December 31, 1998.

(7)      ACCRUED EXPENSES

         Accrued expenses consist of the following at December 31, 1996:

                        Salaries, wages and other compensation    $     307,306
                        Professional fees                               115,620
                        Rent                                            138,953
                        Interest                                         80,000
                        Sales returns                                    34,000
                        Other                                           245,799
                                                                        -------
                                                                  $     921,678
                                                                        =======
(8)      SHAREHOLDERS' EQUITY

         On November 21, 1996 the Company completed a private placement for $1,375,000 in convertible notes payable (see note 6(b)) and 537,337 shares of its common stock at $2.56 per share. Under the terms of the stock-purchase agreement for the sale of the 537,337 shares, the buyers of such shares were granted piggy-back, demand registration and antidilution rights and certain other rights. On September 8, 1997, the Company issued such buyers 81,245 shares of the Company's common stock in exchange for the buyers retraction of certain rights which were in the original stock purchase agreement. The material terms of the contractual rights relinquished originally entitled the buyers to a certain number of shares of the Company's common stock, for no additional consideration, based on the Company's after-tax earnings for the year ending December 31, 1997. Furthermore, the September 8, 1997 agreement also provided that the buyers would relinquish certain preemptive and anti-dilution rights contained in the original agreement upon completion of an IPO. As a result of the issuance of the additional 81,245 shares, the par value of $8 of the additional shares issued was reclassified from additional paid-in capital to common stock.

         In connection with the private placement and the acquisition of Galacticomm, the Company issued the following consideration in exchange for consulting and advisory services with respect to the Company's finances to a consultant who is a current shareholder of the Company:
         (i) a warrant to purchase 139,708 shares of the Company's common stock at an exercise price of $2.56 per warrant having an approximate fair value of $28,000, (ii) 78,133 shares of the Company's common stock having an approximate fair value of $200,000, and (iii) cash of $357,500. Accordingly, of the total consideration, (i) approximately $140,000 was allocated as a direct cost of the common stock issued in the private placement, (ii) approximately $140,000 was allocated to the convertible debt issued in the private placement and such amount was capitalized as a deferred financing cost and (iii) approximately $300,000 was allocated to the Company's acquisition of Galacticomm and such amount was included in the Company's purchase price of Galacticomm.

                                      F-16
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)      401(K) RETIREMENT PLAN

         The Company's subsidiary, Galacticomm, maintains a 401(k) retirement plan. All of Galacticomm's employees who have attained the age of 21 and completed one year of service are eligible. The plan allows vesting at 20 percent per year beginning in the second year of service. Participants can contribute up to 15 percent of their annual compensation and Galacticomm may make discretionary contributions. Galacticomm made no contributions during 1996.

         On April 1, 1997 and effective January 1, 1997, the 401(k) retirement plan was amended to allow eligibility for employees after having completed 6 months of service and vesting at 25 percent per year beginning in the first year of service.

(10)     COMMITMENTS AND CONTINGENCIES

         (A)    LEASES

                The Company leases its main administrative office and warehouse premises under a lease which expired on May 13, 1997. On July 21, 1997, the Company entered into a new lease agreement for such premises which runs through October 2001. The Company also leases office equipment under operating leases. The following summarizes future minimum obligations under non-cancelable operating leases:

                                           DECEMBER 31
                                           -----------

                                              1997        $      99,135
                                              1998              101,198
                                              1999              104,858
                                              2000              109,010
                                              2001               93,850
                                                               --------
                                                          $     508,051
                                                               ========

                                      F-17
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Total rent expense under operating leases was $31,045 for the year ended December 31, 1996.

         (B)    EMPLOYMENT AGREEMENTS

                On November 21, 1996, the Company entered into employment contracts through November 20, 1999 with two of its officers that include commitments for a base salary plus bonuses (at the discretion of the Compensation Committee of the Board of Directors). The base salary commitment for each officer for the years ended December 31, 1997, 1998 and 1999 is approximately $175,000, $195,000 and $195,000, respectively. In addition, on
                June 30, 1997, each officer was granted stock options for 177,263 shares of common stock with an exercise price of $3.74 per share. One-third of the options vested on November 21, 1997 and an additional one-third vests each year thereafter. The options expire five years from the respective vesting dates and any non-vested options shall be forfeited upon termination of employment.

                On August 25, 1997 the Company entered into an employment contract through August 24, 1999 with its chief financial officer that includes a commitment for an annual base salary of $120,000 and the granting of 34,468 stock options with an exercise price of $6.50 under the Company's 1997 Stock Option Plan (see note 12(d)).

         (C)    CONSULTING AGREEMENT

                On November 20, 1996, the Company entered into a consulting agreement with a shareholder to perform consulting and advisory services with respect to the operations and finances of the Company. The consulting fee under this agreement is $10,000 per month until June 30, 2001. Other than the monthly fee, no material commitments exist under the Company's agreement with such consultant.

                On January 15, 1997 the Company entered into a second consulting agreement with such shareholder pursuant to which the Company engages the services of an employee of such shareholder to develop the Company's sales and marketing strategies. The fee under this agreement for the services of such employee is $7,000 per month and the agreement expires December 31, 1998. Under such consulting agreement, the Company also issued an option to such employee to acquire 2,462 shares of the Company's common stock at a per share price of $2.56. Such option is immediately exercisable and has a three year life. In addition, such employee has been granted options to purchase 7,386 shares of common stock under the Company's 1997 Stock Option Plan at an exercise price of $6.50 per share. The fair value of such options are immaterial to the consolidated financial statements.

         (D)    PAYROLL TAXES

                During August 1997, the Company reached a settlement with the IRS relating to payroll taxes due for 1996 employee wages. The amount of such settlement was $89,000 and is reflected as an accrued expense at December 31, 1996.


                                      F-18
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (E)    OTHER

                In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark name "Worldgroup" (the name of a product of the Company). The Company and the third party are presently discussing a coexistence agreement whereby the Company would have the right, without payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. Management believes that the Company will be able to come to such an agreement with the third party.

                In July 1997, the Company became aware that several other third parties filed applications for registration of "WebCast" (the name of a product of the Company), before the Company filed its application. If "WebCast" is not determined to be generic and one of the third party applications matures into registration, then such third party will have superior rights to the Company. If a third party has superior rights to any of the Company's trademarks and such third party decides to enforce its trademark rights through an infringement action, management believes that the Company has valid defenses with respect to any such action.

                The Company is subject to certain legal matters arising in the ordinary course of business which, in the opinion of management, based on the advice of its legal counsel, will not have a material effect on the financial position and results of operations of the Company.

(11)     VALUATION ACCOUNTS

         The following summarizes the changes in the Company's valuation accounts for the year ended December 31, 1996:

                                                           BALANCE AT                                BALANCE AT
                                                          BEGINNING OF                                 END OF
                         DESCRIPTION                         PERIOD       ADDITIONS    DEDUCTIONS      PERIOD
                         -----------                      ------------    ---------    ----------    ----------

            Allowance for doubtful accounts and
                 sales returns                                 $  -           90,363          -           90,363
            Inventory reserve                                  $  -           18,191          -           18,191

(12)     SUBSEQUENT EVENTS

         (A)    PLANNED PUBLIC OFFERING

                In April 1997, the Company signed a nonbinding letter of intent with an investment banking firm to underwrite, on a firm-commitment basis, an initial public offering of the Company's securities. Pursuant to the terms of the letter of intent, the Company in October 1997 completed a bridge loan financing of 42 bridge units, each of which consists of a $50,000 promissory note and a three year warrant to purchase 19,000 shares of the Company's common stock at an exercise price of $3.75 per share. The total principal amount of the promissory notes of $2,100,000 bears interest of 10 percent per year. Accrued interest is due semi-annually and the note will mature upon the earlier of January 4, 1999 or the completion of an initial public offering. After deducting fees and expenses paid to the investment banking firm of $283,000, and $190,000 for other expenses related to the bridge loan financing, net proceeds of the

                                      F-19
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                bridge financing were approximately $1,627,000. Additionally, in connection with the bridge financing, the Company issued 159,600 warrants to the investment banking firm with terms similar to the aforementioned bridge warrants. The fair value of the bridge warrants issued was determined to be $.22 per share or $210,672 using the Black-Scholes pricing model and will be recorded as a discount on the bridge financing and amortized over the life of the notes. A portion of the proceeds of the bridge loan were used to repay all amounts outstanding under the Company's line of credit.

         (B)    SALE OF COMMON STOCK

                In June 1997, the Company sold an aggregate of 259,802 shares of its common stock at 3.74 per share in a private placement. Net proceeds to the Company after deducting a $126,209 fee paid to a shareholder of the Company were $844,553. In connection with such sale of common stock, the Company issued, to a shareholder of the Company, a three year warrant to purchase 33,774 shares of the Company's common stock at an exercise price of $3.74 per share. The fair value of such warrants was immaterial to such sale of common stock.

         (C)    WARRANTS

                On March 14, 1997, two principal shareholders of the Company issued warrants for 615,496 shares of the Company's common stock to another shareholder of the Company at an exercise price of $3.25 per share. This warrant is automatically exercisable upon completion of an IPO. The Company recognized a related expense of $113,760 representing the fair value of the warrants issued. Additionally, on September 8, 1997, in consideration of the payment of $50,000, the Company permitted the common stock underlying such warrants to have certain registration rights. On October 17, 1997, the warrants were amended to extend the expiration date to March 31, 1998. As a result of this amendment, related incremental expense of approximately $30,000 was recognized in October 1997.

         (D)    STOCK OPTION PLAN

                On September 4, 1997 the Company adopted the 1997 Stock Option Plan (the "Plan"). Pursuant to the Plan, the Company's board of directors may grant incentive or non-qualified stock options to employees or service providers. Under the Plan, 370,000 shares of the Company's common stock are reserved for issuance and options granted shall vest 25 percent 180 days after issuance and then 50 percent, 75 percent and 100 percent over the first, second and third anniversaries of the grant date, respectively. The Plan has a ten year term and no options granted under the Plan shall have a life greater than ten years. In addition to the stock option grants under the Plan discussed in notes 10(b) and 10(c), during September 1997, the Company granted 164,337 options under the Plan to various employees with an exercise price of $6.50 per option.

                                      F-20
                                                                    (Continued)

                  GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         (E)    LEGAL MATTER

                A suit was filed against the Company on December 16, 1997 by a reseller of the Company's products alleging price fixing, price discrimination, resale price maintenance, predatory practices, breach of contract and economic coercion by the Company. The reseller seeks treble the amount of its actual damages alleged to be in excess of $1,500,000. The Company will file a response denying that it has engaged in any of the alleged conduct and will defend the action vigorously. Although no assurance can be given, the Company believes, based upon special antitrust counsel's preliminary investigation and advice that the ultimate outcome of the suit will not have a material adverse effect on the Company's business or financial position.

(13)     NEW ACCOUNTING PRONOUNCEMENTS

         In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires all items to be recognized under accounting standards as components of comprehensive income to be reported in a separate financial statement. The Company does not believe that the adoption of SFAS No. 130 will have a significant impact on the Company's financial reporting.

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" ("SFAS No. 131"). SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. The Company does not believe that the adoption of SFAS No. 131 will have a significant impact on the Company's financial reporting.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), EARNINGS PER SHARE. SFAS 128 specifies new standards designed to improve the earnings per share ("EPS") information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements and increasing the comparability of EPS data on an international basis. Some of the changes made to simplify the EPS computations include (i) eliminating the presentation of primary EPS and replacing it with basic EPS, (ii) eliminating the modified treasury stock method and the three percent materiality provision and (iii) revising the contingent share provisions and the supplemental EPS data requirements. SFAS 128 also makes a number of changes to existing disclosure requirements. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company does not believe that the adoption of SFAS 128 in 1997 will have a significant impact on the Company's reported EPS.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Galacticomm, Inc.
Fort Lauderdale, Florida:

We have audited the accompanying statements of operations and cash flows of Galacticomm, Inc. for the year ended December 31, 1995 and the ten months ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Galacticomm, Inc.'s operations and cash flows for the year ended December 31, 1995 and the ten months ended October 31, 1996 in conformity with generally accepted accounting principles.

August 22, 1997
                                   /s/ KPMG Peat Marwick, LLP
                                   --------------------------
                                       KPMG Peat Marwick, LLP

                               GALACTICOMM, INC.

                            STATEMENTS OF OPERATIONS


                                                                    TEN MONTHS
                                                    YEAR ENDED         ENDED
                                                   DECEMBER 31,     OCTOBER 31,
                                                       1995            1996
                                                   ------------     -----------

Revenue                                             $7,487,983       3,293,876

Operating costs and expenses:
   Cost of revenue                                   1,737,170       1,005,595
   Selling, general and administrative               3,602,809       2,382,613
   Depreciation and amortization                       131,713         150,185
   Compensation expense related to phantom units           --          529,139
   Compensation expense on option exercise             443,242             --
   Research and development                          1,034,174         638,200
   Customer support                                    425,924         387,797
                                                    ----------      ----------

          Total operating costs and expenses         7,375,032       5,093,529
                                                    ----------      ----------

          Operating profit (loss)                      112,951      (1,799,653)

Other income (expense):
   Lease termination                                       --         (380,040)
   Interest income                                      33,042          10,760
   Realized loss on short-term investments            (225,818)            --
   Other expense, net                                   (5,249)        (98,873)
                                                    ----------      ----------

          Total other expense                         (198,025)       (468,153)
                                                    ----------      ----------

          Net loss                                  $  (85,074)     (2,267,806)
                                                    ==========      ==========

See accompanying notes to financial statements.


                                GALACTICOMM, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                TEN MONTHS
                                                                YEAR ENDED         ENDED
                                                                DECEMBER 31,    OCTOBER 31,
                                                                    1995           1996
                                                               -------------    -----------
Cash flows from operating activities:
     Net loss                                                  $  (85,074)       (2,267,806)

     Adjustments to reconcile net loss to net cash
       provided by (used in) perating activities:
           Depreciation and amortization                          131,713           150,185
           Loss on disposal of equipment                           10,000            24,582
           Bad debt and product return provisions                  16,786            80,065
           Compensation expense related to phantom units             --             529,139
           Compensation expense on stock option exercise          443,242              --
           Realized loss on short-term investments                225,818              --
           Interest income on subscription notes receivable        (1,393)           (1,874)
           Changes in assets and liabilities:
               Accounts receivable                                (51,108)          270,956
               Inventories                                        (77,593)          195,869
               Prepaid expenses and other assets                 (171,711)          230,264
               Accounts payable                                   111,153           (69,701)
               Deferred revenue                                   105,034           150,031
               Accrued expenses                                   142,028           227,860
                                                               ----------        ----------

                   Net cash provided by (used in) operating
                     activities                                   798,895          (480,430)
                                                               ----------        ----------

Cash flows used in investing activities:
     Capital expenditures                                        (164,129)          (19,815)
                                                               ----------        ----------
Cash flows from financing activities:
     Net proceeds from notes payable                                 --             298,575
     Payments on capital lease obligations                        (23,952)          (24,515)
     Dividends to stockholders                                   (775,261)          (28,295)
     Net proceeds from the exercise of stock options
        and sale of common  stock                                  23,277              --
                                                               ----------        ----------
                   Net cash (used in) provided by financing
                     activities                                  (775,936)          245,765
                                                               ----------        ----------

Net decrease in cash and cash equivalents                        (141,170)         (254,480)

Cash and cash equivalents-beginning of period                     504,347           363,177
                                                               ----------        ----------

Cash and cash equivalents-end of period                        $  363,177           108,697
                                                               ==========        ==========


See accompanying notes to financial statements.

                                GALACTICOMM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     December 31, 1995 and October 31, 1996



(1)      THE COMPANY AND BASIS OF PRESENTATION

         Galacticomm, Inc. (the "Company") develops and sells network-centric software applications and tools. The Company's primary product, Worldgroup, a client/server software, is a platform that merges Bulletin Board Systems, E-mail, and workgroup functions and enables enterprises to provide client/server applications over the Internet and intranets and secure external data exchanges with customers, field agents, suppliers, and others.

         Substantially all of the Company's revenue is derived from sales of the Worldgroup software product and related hardware, documentation and training manuals, and royalties. The Company operates in a highly competitive industry characterized by rapidly changing technology which could adversely affect the Company's revenues and the related results of operations.

         On November 21, 1996, 8,037,203 of the issued and outstanding common shares of the Company, representing a 96 percent ownership of the Company, were purchased by Galacticomm Technologies, Inc., (formerly Iview Software, Inc.) in exchange for $.094 in cash and .0644 shares of Galacticomm Technologies, Inc. for each share of the Company's common stock.

         The accompanying financial statements were prepared for inclusion in a registration statement of Galacticomm Technologies, Inc. The separate audited balance sheets of the Company are not presented at December 31, 1995 and October 31, 1996 as the fair value of the acquired assets and assumed liabilities has been included in the December 31, 1996 consolidated balance sheet of Galacticomm Technologies, Inc.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)    ACCOUNTS RECEIVABLE

                Accounts receivable are principally from distributors and end-users of the Company's products. The Company performs periodic credit evaluations of its customers and has recorded an allowance for potential credit losses and product returns of $85,680 and $110,428 at December 31, 1995 and October 31, 1996,
                respectively. The Company is subject to rapid changes in technology and shifts in consumer demand which could result in credit losses and product returns in excess of the Company's reserves.

         (B)    INVENTORIES

                Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

                The Company's inventories consist primarily of software media, manuals and related packaging materials and hardware and hardware components which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or as a result of normal competitive pressures. The Company periodically estimates an allowance for obsolete inventory based on current market conditions. Changes in the marketplace may significantly affect management's estimates.

         (C)    LONG-LIVED ASSETS

                The Company presents its property and equipment at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the account and any gain or loss is recognized.

                The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," effective January 1, 1996. The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's results of operations.

         (D) REVENUE RECOGNITION

                Sales are recognized at the time the product is shipped, in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition". While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products. Costs associated with this effort are not significant and are expensed as incurred. Sales to distributors are subject to agreements allowing limited rights of return and price protection. The Company provides reserves for estimated future returns, exchanges and price protection. The Company offers distributors co-op funds that are used to promote the Company's products. These funds are generally paid as a credit against outstanding invoices and are included in marketing expense during the period in which the revenue is recognized.

                The Company has various contracts which require the Company to provide consulting services, custom systems integration and training at specified contractual rates. Such contracts are short-term in nature. The Company records as deferred revenue, all payments received on each contract until the contract is completed.

                Deferred revenues are recorded for short-term contracts and customer subscriptions paid in advance.

         (E)    ROYALTIES

                The Company licenses software used to develop components of Worldgroup. Royalties are payable to developers of the software at various rates and amounts, generally based on unit sales. Royalty expense was approximately $7,000 and $46,000 for the year ended December 31, 1995 and the ten months ended October 31, 1996, respectively. Such costs are included as a component of cost of revenues in the accompanying statements of operations.

                              GALACTICOMM, INC.

                          NOTES TO FINANCIAL STATEMENTS


         (F)    SOFTWARE DEVELOPMENT COSTS

                The Company accounts for software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" ("FAS 86"). Under FAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. Costs incurred by the Company subsequent to the establishment of technological feasibility have been insignificant and, as a result, the Company has not capitalized any research and development expenses.

         (G)    INCOME TAXES

                Prior to the sale to Galacticomm Technologies, Inc. (see note 1) the Company was an S corporation for federal income tax purposes. As such, the income tax effects of the results of operations of the Company accrued directly to its stockholders. Accordingly, the accompanying financial statements do not include a provision for income taxes.

         (H)    USE OF ESTIMATES

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Significant estimates are primarily related to provisions for sales returns, bad debt and obsolete inventory. Actual results could materially differ from these estimates.

(3)      INVESTMENT ACTIVITY

         The Company's short-term investments consisted of various call options which were indexed to interest rates on thirty-year U.S. treasury instruments and expired between January and December 1995. In December 1995, the final call option expired and had a zero fair value, resulting in the Company realizing an investment loss of $225,818 for the year ended December 31, 1995. The Company has no other short-term investments at December 31, 1995 or October 31, 1996.

 (4)     LINE OF CREDIT

         The Company had a line of credit with a bank for $300,000 which bears interest at prime plus 1 percent and is collateralized by the Company's accounts receivable, inventory and property and equipment. This line of credit expired January 9, 1997. As of October 31, 1996, the Company had borrowed $298,575 under the line of credit agreement.

                              GALACTICOMM, INC.

                          NOTES TO FINANCIAL STATEMENTS


(5)      INCENTIVE STOCK OPTION PLAN

         The Company has reserved 3,000,000 shares of its common stock for issuance under its 1987 Incentive Stock Option Plan (the "Plan"). Under the Plan, options may be granted to purchase common stock at exercise prices not less than fair market value at the date of grant, as determined by the Board of Directors. During August 1996, the Board of Directors approved the conversion of all stock options outstanding, on a one-for-one basis, into phantom units under the Company's phantom stock plan, and changed the number of shares of common stock reserved for issuance under the Plan to 500,000. All options expire on the date specified in the option agreement and in no event later than the tenth anniversary of the date on which the option was granted. A summary of incentive stock option activity is as follows:

                                                              NUMBER OF             EXERCISE
                                                               OPTIONS                PRICE
                                                             ----------           ------------
               Options outstanding, December 31, 1994         1,220,050           $ .30 - 2.85

               Options granted                                   50,000                3.18
               Options canceled                                 (65,000)            1.46 - 3.18
               Options exercised                               (283,765)            1.23 - 1.85
                                                             ----------

               Options outstanding, December 31, 1995           921,285              .30-3.18
               Converted to phantom units                      (921,285)             .30-3.18
                                                             ----------           -----------

               Options outstanding, October 31, 1996                  -           $         -
                                                             ==========           ===========

         On November 21, 1996 the Plan was canceled.

         In 1994, the Company exchanged 83,620 shares of common stock for $122,492 in promissory notes issued by two directors. Also in 1994, a director of the Company exercised 187,760 options and issued a promissory note of $56,328 as consideration thereof.

         The promissory notes referred to above bear interest at rates ranging from 4.00 -5.86 percent and mature in September 1996 through January 1997 and are collateralized by common stock of the Company held by the two directors. During 1996, such notes were repaid with 563,536 shares of the Company's common stock.

         The non-cash option transactions described above have been excluded from the accompanying statements of cash flows.

                              GALACTICOMM, INC.

                          NOTES TO FINANCIAL STATEMENTS


         During 1995, a former employee of the Company exercised 279,000 options to acquire shares of common stock. The exercise price for the first 1,864 options exercised was funded by an exchange of 1,000 shares of common stock held by the former employee. Such common shares exchanged had been held by the former employee greater than six months. Subsequent to the initial exercise, the former employee immediately used the shares of common stock acquired under option to satisfy the exercise price for additional shares under the same option (the "Pyramiding Exercise"), until the former employee's remaining 277,136 options were exercised.

         The shares of common stock used in the Pyramiding Exercise were considered "immature" as they were held less than six months by the former employee. Accordingly, the Company recognized $443,242 in compensation expense in 1995.

(6)      PHANTOM STOCK PLAN

         In July 1994, the Company's Board of Directors authorized the Galacticomm, Inc. Phantom Stock Plan. The purpose of the plan is to provide equity-based compensation to certain employees and directors through the awarding of rights or "units" associated with the common stock of the Company. These units entitle the holder to receive bonus compensation and an election may be made by the holder to receive the common stock of the Company based on the occurrence of certain events.

         A summary of the Phantom Stock Plan's activity is as follows:

               Units outstanding, December 31, 1994            98,296
                    Units granted                              89,675
                    Units canceled                            (15,361)
                                                            ---------

               Units outstanding, December 31, 1995           172,590
                    Units granted                           4,009,947
                    Units canceled                            (64,729)
                    Units converted to common stock        (3,625,429)
                                                            ---------

               Units outstanding, October 31, 1996            492,379
                                                            =========

         During August 1996, the Board of Directors approved the increase of phantom units that may be issued under the Phantom Stock Plan to 4,500,000. As a result of the purchase by Galacticomm Technologies, Inc. (see note 1) of 8,037,203 of the issued and outstanding common shares of the Company, certain provisions in the Phantom Stock Plan were met and triggered the conversion into common stock feature of all currently outstanding phantom units. As such, all phantom unit holders at October 31, 1996 had the option to convert each phantom unit held into a common share of the Company. Accordingly, $529,139 of compensation expense was recorded, representing the fair value of the Company's common stock underlying all phantom units outstanding on October 31, 1996. On November 21, 1996 the Phantom Stock Plan was canceled.

                              GALACTICOMM, INC.

                          NOTES TO FINANCIAL STATEMENTS


(7)      LEASE TERMINATION

         On June 8, 1996, the Company entered into a third amendment to a certain 10-year office space lease agreement, under which the Company stipulated that the Company did not desire to take occupancy of the subject property. As of October 31, 1996 the Company has recorded a lease termination expense of $380,040 representing lost security deposits and future lease payments.

(8)      COMMITMENTS

         The Company leases its main office and warehouse premises under an operating lease which expires on May 13, 1997. The Company also leases office equipment under operating leases. The following summarizes future minimum leases under non-cancelable operating leases as of October 31, 1996:

                            1997        $    76,192
                            1998              4,531
                                            -------

                                        $    80,723
                                            =======

         Rent expense under operating leases for the year ended December 31, 1995 and the ten months ended October 31, 1996 amounted to $78,857 and $96,671, respectively.

         The Company also leases certain computer equipment under capital leases. The annual maturities of these capital lease obligations are as follows:

                        OCTOBER 31,
                        -----------

                            1997        $    33,092
                            1998             23,361
                            1999              5,488
                                            -------

                                        $    61,941
                                            =======

GALACTICOMM TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     The following unaudited pro forma consolidated statement of operations of Galacticomm Technologies Inc. for the year ended December 31, 1996 gives effect to the following pro forma events, as if such events had occurred on January 1, 1996: (i) the inclusion of the results of operations of Galacticomm, Inc. and Tessier Technologies, Inc. for the year ended December 31, 1996 as if such acquisitions were consummated on January 1, 1996; (ii) the elimination of intercompany transactions between Galacticomm Technologies, Inc., Galacticomm, Inc. and Tessier Technologies, Inc. for the year ended December 31, 1996 assuming these entities reported on a consolidated basis; (iii) an increase of amortization of goodwill as a result of the acquisitions of Galacticomm, Inc. and Tessier Technologies, Inc. assuming such acquisitions were consummated on January 1, 1996; and (iv) an increase of interest expense due to the financings obtained to fund the acquisitions of Galacticomm, Inc. and Tessier Technologies, Inc. assuming such acquisitions were consummated on January 1, 1996.

     These unaudited pro forma consolidated statements of operations should be read in conjunction with the audited consolidated financial statements of Galacticomm Technologies, Inc. The unaudited pro forma data are not necessarily indicative of the results of oeprations ofd Galacticomm Technologies, Inc. that would have occurred if the pro forma events had been in effect at the beginning of the periods presented, nor are they necessarily indicative of future results of operations.

                                                                                             PRO FORMA
                                        GTI      TESSIER     GALACTICOMM(7)    COMBINED     ADJUSTMENTS               PRO FORMA
                                        ---      -------     --------------    --------     -----------               ---------
Revenues                         $1,692,743   $1,350,204     $3,293,876       $ 6,336,823   $ (147,318)   (1,2)     $    6,189,505
Cost of revenues                    758,050       865715        1005595         2,629,360      -113898    (1,2)            2515462
                                 ---------------------------------------------------------------------              --------------
Gross profit                        934,693       484489        2288281           3707463       -33420                     3674043
Selling, general and admistrative   1531130       472729        2196421           4200280       180972    (3,4)            4381252
Depreciation                         47,533        31542         336377            415452                                   415452
Amortization of intangibles          38,665          -              -               38665       551846     (5)              590511
Compensation expense on warr            -            -           529139            529139                                   529139
Customer support                     72,772          -           387797            460569                                   460569
Research and development            225,549          -           638200            863749                                   863749
                                 ---------------------------------------------------------------------              --------------
Total operating expenses            1915649       504271        4087934           6507854       732818                     7240672
                                 ---------------------------------------------------------------------              --------------
Income (loss) from operations       -980956       -19782       -1799653          -2800391      -766238                    -3566629
Other income (expense)               -60312          -          -468153           -528465      -126856     (6)            -655321
                                 ---------------------------------------------------------------------              --------------
Loss before income taxes           -1041268       -19782       -2267806          -3328856      -893094                    -4221950
Income taxes                            -            -              -                 -            -                           -
Net loss                        $(1,041,268)  $  (19,782)   $(2,267,806)       $(3,328,856) $ (893,094)             $   (4,221,950)

Net loss per share                                                                                                  $        (1.31)
Shares used in computing net
   loss per share                                                                                                        3,229,101

(1) Adjustment reflects elimination of intercompany sales from Galacticomm, Inc. to Tessier Technologies, Inc.
(2) Adjustment reflects the remaining portion of the elimination of intercompany sales.
(3) Adjustment reflects additional officers salaries as if officers employment agreements were effective January 1, 1996.
(4) Adjustment reflects additional consulting fees to a stockholder of the company as if the related consulting agreement had been entered into on January 1, 1996.
(5) Adjustment reflects an additional ten months goodwill amortization related to the Galacticomm, Inc. and Tessier Technologies, Inc. acquisitions.
(6) Adjustment reflects additional interest expense on debt incurred to finance the acquisition of Galacticomm and Tessier as if the acquisitions were consummated on January 1, 1996.

   No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by an Underwriter. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that information contained herein is correct as of any date subsequent to its date.

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
Prospectus Summary...............................................
Risk Factors.....................................................
Use of Proceeds .................................................
Capitalization ..................................................
Dividend Policy .................................................
Dilution.........................................................
Recent Financings ...............................................
Selected Historical Financial Data ..............................
Selected Pro Forma Financial Data................................
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations .....................................
Business ........................................................
Management ......................................................
Certain Transactions.............................................
Principal Shareholders ..........................................
  Description of Securities .....................................
Underwriting ....................................................
Legal Matters ...................................................
Experts .........................................................
Additional Information ..........................................
Index to Financial Statements ................................F-1

         Until , 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         GALACTICOMM TECHNOLOGIES, INC.

                                UNITS, EACH UNIT
                           CONSISTING OF ONE SHARE OF
                         COMMON STOCK AND ONE REDEEMABLE
                          COMMON STOCK PURCHASE WARRANT



                                    --------
                                   PROSPECTUS
                                    --------

                            FIRST EQUITY CORPORATION

                               _____________, 1998

                                                                     ALTERNATE

PROSPECTUS

                         GALACTICOMM TECHNOLOGIES, INC.

                         957,600 SHARES OF COMMON STOCK

         This Prospectus relates to 957,600 shares of the common stock, par value $.0001 per share (the "Common Stock") of Galacticomm Technologies, Inc. (the "Company"). The Common Stock offered by this Prospectus has been or may be acquired by certain selling shareholders (the "Selling Shareholders") of the Company upon the exercise of warrants (the "Bridge Warrants") issued by the Company in connection with a bridge financing in October 1997. See "Recent Financings." The Bridge Warrants are exercisable at a price of $3.75 per share until October 27, 2000. The shares of Common Stock underlying the Bridge Warrants may be sold from time to time by the Selling Shareholders, or by their transferees, upon exercise of the Bridge Warrants, commencing six months from the date of this Prospectus, or earlier with the consent of First Equity Corporation of Florida, the underwriter of a concurrent public offering of the Company's securities.

         No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Common Stock by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such Common Stock.

         The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

         The Company will not receive any of the proceeds from the sale of securities by the Selling Shareholders although it will receive approximately $3,591,000 upon exercise of the Bridge Warrants in full. Expenses of this offering, estimated at approximately $15,000, are payable by the Company.


         Application has been made to list the Common Stock on the NASDAQ SmallCap Market under the symbol GCOM.

         On the date of this Prospectus a registration statement under the Securities Act with respect to an underwritten public offering of Units by the Company was declared effective by the Securities and Exchange Commission. The Units are comprised of a total of Common Stock and Warrants to purchase a total of 600,000 Common Stock (without giving effect to the over-allotment option granted to the underwriter of the offering). Sales pursuant to the offering of Units by the Company and of Common Stock by security holders of the Company other than the Selling Shareholders or even the potential of such sales may have an adverse effect on the market price of the Common Shares.

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


                                   ----------
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      The date of this Prospectus is , 1998
                               -------------------


                                      Alt.1

                                                                       ALTERNATE

                              SELLING SHAREHOLDERS

         The table below sets forth certain information with respect to the Selling Shareholders. The 957,600 shares of Common Stock registered for the account of the Selling Shareholders may be acquired upon the exercise of the Bridge Warrants. See "Recent Financings." Except as set forth below with respect to the Wallenberg Trust, Union Atlantic Partners I Limited and First Equity Corporation, none of the Selling Shareholders has ever held any position with the Company or had any other material relationship with the Company. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders, although the Company will receive approximately $3,591,000 upon exercise of the Bridge Warrants in full. Expenses of this offering, estimated at approximately $ , are payable by the Company.


                                      SHARES OWNED BENEFICIALLY                                            SHARES OWNED BENEFICIALLY
                                          BEFORE OFFERING(1)                  SHARES BEING                     AFTER OFFERING(1)
SELLING SECURITY HOLDER            NUMBER               PERCENT(2)               OFFERED                NUMBER          PERCENT
-----------------------            ------               ---------             ------------
  Steven Adelman............       19,000                 *                       19,000                   0                  *
  Ronald Alsheimer..........       38,000                 *                       38,000                   0                  *
  Richard A. Belgard and
    Debra O. Belgard........        9,500                 *                        9,500                   0                  *
  Jerry Bengis..............        9,500                 *                        9,500                   0                  *
  Caledonian Securities
    Ltd. ...................       95,000                 *                       95,000                   0                  *
  The Cascade Trust.........       22,880                 *                        9,500              13,380                  *
  The Coach Trust...........      111,854                                         38,000              73,854                   %
  William C. Cook, Jr.......        9,500                 *                        9,500                   0                  *
  Gilbert Drozdow and
    Linda Drozdow...........        9,500                 *                        9,500                   0                  *
  Dynamic Value Partners,
    Ltd. ...................       19,000                 *                       19,000                   0                  *
  First Equity
    Corporation(3)..........                                                     159,600
  Charles Flaxman...........        9,500                 *                        9,500                   0                  *
  Scott Goldberg and
    Lisa Goldberg...........        9,500                 *                        9,500                   0                  *
  Allan F. Greenberg and
    Rita H. Greenberg.......        9,500                 *                        9,500                   0                  *
  The Hive Trust............      122,478                  %                      57,000              65,478                   %
  Joseph Kerman.............        4,750                 *                        4,750                   0                  *
  Lewis H. Kerman...........        1,900                 *                        1,900                   0                  *
  Max Kerman................        4,750                 *                        4,750                   0                  *
  David Levine..............        7,600                 *                        7,600                   0                  *
  Levine Family
    Partnership.............       19,000                 *                       19,000                   0                  *
  John McClure..............        9,500                 *                        9,500                   0                  *
  Pacifica Capital Group....       19,000                 *                       19,000                   0                  *
  L. Grant Peeples Defined
    Benefit Plan............        9,500                 *                        9,500                   0                  *
  Longman Investments
    Limited.................        9,500                 *                        9,500                   0                  *
  Perycom Management B.V.          24,215                 *                        9,500              14,715                  *
  Joanne S. Roberts.........        4,750                 *                        4,750                   0                  *
  Selma Roberts.............       14,250                 *                       14.250                   0                  *
  Oleg Selawry and
    Helena Selawry..........        9,500                 *                        9,500                   0                  *
  Seventh Investment
    Bancing Corp. ..........        9,500                 *                        9,500                   0                  *
  Steven Sheinman...........        9,500                 *                        9,500                   0                  *

                                      Alt.2





  Ellen Dee Silvers.........        9,500                 *                        9,500                   0                  *
  Isaac Sklar and
    Rebeca Sklar............        4,750                 *                        4,750                   0                  *
  Ruben Sklar...............        4,750                 *                        4,750                   0                  *
  Paul U. Skoric, IRA.......       19,000                 *                       19,000                   0                  *
  Harry B. Smith............       19,000                 *                       19,000                   0                  *
  Samuel S. Smith and
    Susan E. Smith..........        9,500                 *                        9,500                   0                  *
  Eric Stein................        9,500                 *                        9,500                   0                  *
  Shirley Suskind...........        9,500                 *                        9,500                   0                  *
  Union Atlantic Partners
    I Limited(4)............      152,932                  %                      38,000             114,932                   %
  The Wallenberg Trust(5)...    1,978,640                  %                     190,000           1,788,640                   %
                                =========               ----                     -------           =========                 ===
        TOTAL...............                                                     957,600
                                                                                 =======

---------
(1) Percentage of ownership is based on shares of Common Stock outstanding immediately prior to this offering (which amount includes shares of Common Stock underlying the Units) and shares of Common Stock outstanding immediately after this offering (which amount assumes the exercise in full of the Bridge Warrants). An asterisk in the foregoing table indicates beneficial ownership of less than one percent.

(2) Calculated pursuant to Rule 13d-3(d)1 of the Exchange Act. Shares not outstanding that are subject to options or other rights exercisable by the holder thereof within 60 days of the date of this Prospectus are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder and all directors and officers as a group, but not deemed outstanding for the purpose of calculating the percentage owned by each other shareholder listed.

(3) Represents: (i) 159,600 shares of Common Stock underlying warrants issued to the Representative for serving as the Placement Agent of the Bridge Financing; and (ii) shares of Common Stock underlying the Representative Unit Purchase Option. For additional information regarding such person, see "Underwriting."

(4) Represents 48,849 shares of Common Stock issuable to Union Atlantic Partners I, Limited ("UA Partners") upon conversion of the UA Partners Note; (iv) 58,697 shares of Common Stock owned by UA Partners; (v) 7,386 shares issued to UA Partners to cancel certain ratchet and other rights; and (vi) 38,000 shares of Common Stock underlying Bridge Warrants. For additional information with respect to UA Partners, see "Certain Transactions."

(5) For information with respect to the Wallenberg Trust and its beneficial ownership of shares of Common Stock, see "Principal Shareholders" and "Certain Transactions."

                                      Alt.3

                                 USE OF PROCEEDS


         The Company will receive no proceeds from the sale of securities by the Selling Shareholders. If all of the Bridge Warrants are exercised, of which there is no assurance, the Company will receive gross proceeds of $3,591,000. After deducting $15,000 of estimated expenses of this offering, net proceeds to the Company would be $3,576,000. The Company intends to use such proceeds, if any, for working capital purposes and the implementation of the Company's business plan.

                              PLAN OF DISTRIBUTION

         No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Common Stock by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such Common Stock.

         The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act, with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                      Alt.4

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the Company), because such person is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).

         With respect to a proceeding by or in the right of the Company to procure a judgment in its favor, Section 607.085(2) of the Florida Business Corporation Act provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.

         Section 607.0850(12) of the Florida Business Corporation Act permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company (or is or was serving at the request of the Company in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not the Company has the power to indemnify such person against such liability.

ARTICLES OF INCORPORATION

         The Articles of Incorporation of the Company (the "Articles") provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act. The Articles of Incorporation further provide that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Articles also contain a provision that eliminates the personal liability of the Company's directors for monetary damages unless the director has breached his or her fiduciary duty and such breach constitutes or includes certain violations of criminal law, a transaction from which the director derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or wilful acts or misconduct. This provision does not alter a director's liability under the federal securities laws. In addition, this provisions does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

SECURITIES AND EXCHANGE COMMISSION POLICY

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance of the securities being registered are as follows:

         SEC Registration Fee* ....................................  $6,597.26
         NASD Filing Fee* .........................................  $2,677.10
         NASDAQ Listing Fee* ...................................... $10,000
         3% Non-Accountable Expenses ..............................$252,000
         Printing Expenses ........................................ $55,726
         Accounting Fees and Expenses .............................$100,000
         Legal Fees and Expenses ..................................$125,000
         Blue Sky Fees and Expenses ............................... $50,000
         Transfer and Warrant Agent Fees and Expenses ............. $15,000
         Miscellaneous ............................................ $10,000
                                                                  ------------
            Total ................................................ $627,000.36
                                                                  ============
*Actual amount.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         Set forth below is certain information regarding sales of securities by the Company without registration under the Securities Act. Such information gives retroactive effect to the Company's November 1996 1 for 2 forward stock split of the Common Stock and the Company's September 1997 4.061771824 for 1 reverse stock split of the Common Stock.


        On December 4, 1995, the Company issued an aggregate of 1,375,192 shares of Common Stock to Peter Berg, Lorraine Gouger and Mitch Segal for an aggregate consideration of $20,000. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.

         On November 20, 1996, the Company issued an aggregate of 66,434 shares of Common Stock to Walter Muharsky and Vincent Toscano in connection with the merger of TTI with and into the Company. The recorded value of such shares of Common Stock was $145,714. The Company, on November 20, 1996, also issued 1,215,749 shares of Common Stock to Yannick Tessier, pursuant to the Stock Issuance Agreement, dated August 26, 1996. The recorded value of such shares of Common Stock was $49,381. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.

         On November 21, 1996, the Company issued to the Wallenberg Trust and UA
Partners: (i) an aggregate of 537,377 shares of Common Stock in exchange for aggregate consideration of $1,375,000 or $2.56 per share; and (ii) convertible promissory notes in the principal aggregate amount of $1,375,000, which are convertible into shares of Common Stock at a rate of $2.56 per share. On December 31, 1997, the Company issued 543,895 shares of Common Stock to the Wallenberg Trust upon conversion of their convertible note in the aggregate amount of $1,391,781. As consideration for its services in connection with November 1996 transaction, the Company granted Union Atlantic a three-year warrant to purchase 139,708 shares of common Stock at an exercise price of $2.56 per share and issued 78,133 shares of Common Stock which shares were valued at $200,020. The offer and sale of such securities to the Wallenberg Trust was made in an offshore offering in reliance on Regulation S of the Securities Act. The offer and sale of such securities to Union Atlantic and UA Partners was made in reliance on Section 4(2) for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.

         On November 21, 1996, the Company acquired from eight shareholders of Galacticomm, Inc. an aggregate of 8,037,203 shares of the common stock of Galacticomm, Inc. (representing approximately 96 percent of the then issued and outstanding shares of the common stock of Galacticomm, Inc.) in exchange for the issuance of an aggregate of 150,263 shares of Common Stock and the aggregate cash payment of $611,476. The offer and sale of such securities was made in reliance on Rule 504 of Regulation D promulgated under the Securities Act.

         On January 14, 1997, the Company granted Claus Stenbaek a three-year option to purchase 6,155 shares of Common Stock at an exercise price of $2.56 per share as consideration for serving on the Company's board of directors and granted Robert O'Brien a three-year option to purchase 2,462 shares of Common Stock at an exercise price of $2.56 per share in exchange for sales and marketing consulting services rendered to the Company. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.

         In February 1997, the Company acquired from 34 persons an additional 848,404 shares of the common stock of Galacticomm, Inc. in exchange for the issuance of an aggregate of 42,895 shares of Common Stock and the aggregate cash payment of $56,937. The recorded value of such shares of Common Stock was $139,408. The offer and sale of such securities was made in reliance on Rule 504 of Regulation D promulgated under the Securities Act.

         In June 1997, the Company issued 259,802 shares of Common Stock to nine persons (3 accredited and 6 non-accredited) for aggregate consideration of $970,762. As consideration for its services in connection with such transaction, the Company granted Union Atlantic three-year warrants to purchase 33,774 shares of Common Stock at an exercise price of $3.74 per share. The offer and sale of such securities was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act. Each of the non-accredited investors represented to the Company, among other things, that such investor had such experience in financial and business matters so as to be able to evaluate the merits and risks of the investment.

         On June 30, 1997, the Company granted options to purchase an aggregate of 354,526 shares of Common Stock at an exercise price of $3.74 per share to Messrs. Berg and Tessier pursuant to the terms of their respective employment agreements with the Company. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.

         In August 1997, the Company issued an aggregate of 22,857 shares of Common Stock to five persons, pursuant to the terms of five Agreements to Distribute Proceeds entered into between December 1995 and February 1997. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.

         In September 1997, the Company granted options to purchase an aggregate of 194,496 shares of Common Stock (of which 164,337 are outstanding at September 30, 1997) at an exercise price of $6.50 per share to 36 employees of the Company pursuant to the Company's 1997 Stock Option Plan. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.

         On September 8, 1997, the Company issued an aggregate of 81,245 shares of Common Stock to the Wallenberg Trust and UA Partners as consideration for relinquishing the following rights that were originally set forth in the Stock Purchase Agreements, dated November 21, 1997, between the Company and each of the Wallenberg Trust and UA Partners: (i) ratchet rights that required the Company to issue additional shares of Common Stock to such persons based on the

Company's 1997 after tax earnings as follows: (x) 0.2529 shares for each share then owned if after tax earnings were less than $1,000,000; (y) 0.12645 shares for each share then owned if after tax earnings were between $1,000,000 and $1,500,000; and (z) no additional shares if after tax earnings exceeded $1,500,000; (ii) certain preemptive rights; and (iii) certain anti-dilutive rights. The foregoing transaction was recorded as a reclassification of the par value of such shares of Common Stock from additional paid in capital to common stock.

         On October 28, 1997, the Company issued to 39 persons (26 accredited investors and 13 non-accredited investors) 42 units, each unit consisting of a promissory note in the principal amount of $50,000 and three year warrants to purchase 19,000 shares of Common Stock at an exercise price of $3.75 per share. Such offering was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act. Each of the non-accredited investors represented to the Company, among other things, that such investors had such experience in financial and business matters to be able to evaluate the merits and risks of the investment. As consideration for serving as the placement agent for such offering, the Company paid the Representative a placement fee equal to: (i) cash compensation of $210,000; (ii) a non-accountable expense allowance of $63,000 and accountable expenses totaling $10,000; and (iii) warrants to purchase 159,600 shares on terms substantially the same as the Bridge Warrants.

         On December 15, 1997, the Company granted David Manovich a three year option to purchase 30,000 shares of Common Stock at an exercise price of $3.75 per share as consideration for serving on the board of directors of the Company. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.


ITEM 27.  EXHIBITS

        (A)   EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

1. Form of Underwriting Agreement between the Company and the Underwriters.*

3.1 Articles of Incorporation of the Company as filed with the Secretary of State on December 4, 1995.*


3.2 Articles of Amendment to Articles of Incorporation of the Company as filed with the Florida Secretary of State on November 19, 1996.*
                           =

3.3 Articles of Amendment to Articles of Incorporation of the Company as filed with the Florida Secretary of State on May 1, 1997.*

3.4 Articles of Amendment to Articles of Incorporation of the Company as filed with the Florida Secretary of State on September 9, 1997.*

3.5 Articles of Amendment to Articles of Incorporation of the Company as filed with the Florida Secretary of State on dated September 30, 1997.*

3.6 Articles of Merger of the Company as filed with the Florida Secretary of State on November 21, 1996.*

3.7      Bylaws of the Company.*

3.8      Amendment to the Bylaws of the Company dated as of November 19, 1996.*

4.1      Form of Common Stock Certificate.**

4.2      Form of Warrant Agreement.*

4.3      Form of Warrant Certificate.**

4.4      Form of Representative Unit Purchase Option.*

4.5      Form of Representative Common Stock Purchase Warrant.*

4.6      Form of Representative Purchase Option Certificate.*

5 Opinion of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A.**

10.1 Stock Purchase Agreement, dated November 21, 1996, among the Company, Peter Berg ("Berg"), Yannick Tessier ("Tessier") and Hemmingfold Investments Ltd. ("Hemmingfold").*

10.2 Letter Agreement, dated September 8, 1997, by and among the Company, Berg, Tessier and Hemmingfold amending the Stock Purchase Agreement dated November 21, 1996.*

10.3 Secured Convertible Promissory Note, dated November 21, 1996, from the Company in favor of Hemmingfold.*

10.4 Letter Agreement, dated September 8, 1997, by and between the Company and Hemmingfold amending the Secured Convertible Promissory Note, dated November 21, 1996.*

10.5 Stock Purchase Agreement, dated November 21, 1996, among the Company, Berg, Tessier and Union Atlantic Partners I Limited ("UA Partners").*

10.6 Letter Agreement, dated September 8, 1997, by and among the Company, Berg, Tessier and UA Partners amending the Stock Purchase Agreement, dated November 21, 1996.*

10.7 Secured Convertible Promissory Note, dated November 21, 1996, from the Company in favor of UA Partners.*

10.8 Letter Agreement, dated September 8, 1997, by and between the Company and Union Atlantic Partners amending the Secured Convertible Promissory Note, dated November 21, 1996.*

10.9 Warrant dated November 21, 1996, between Company and Union Atlantic, L.C. ("Union Atlantic").*

10.10    1997 Stock Option Plan.*

10.11    Form of Bridge Note.*

10.12    Form of Bridge Warrant.*

10.13    Form of Bridge Registration Rights Agreement.*

10.14 Agreement and Plan of Merger between Company and Tessier Technologies, Inc. dated November 20, 1996.

10.15 Lease Agreement to lease office space between Galacticomm, Inc. and New Town Commerce Center, Ltd., dated July 21, 1997.

10.16 Agreement to lease T-3 Fiber Optic Digital Equipment between AT&T and the Company, dated December 26, 1996.

10.17 Letter Agreement to acquire Galacticomm, Inc. between Company and Galacticomm, Inc. dated October 29, 1996.*

10.18 Amended and Restated Consulting Agreement, dated July 1, 1997, between the Company and Union Atlantic.*

10.19 Consulting Agreement, dated January 15, 1997, by and among the Company, Union Atlantic and Robert J. O'Brien.*

10.20 Amended and Restated Employment Agreement, dated June 30, 1997, between the Company and Berg.

10.21 Amended and Restated Employment Agreement, dated June 30, 1997, between the Company and Tessier.

10.22    Employment Agreement, dated August 25, 1997, between the Company and
         T. Michael Love.*

10.23    Stock Option and Agreement between the Company and Berg.*

10.24    Stock Option and Agreement between the Company and Tessier.*

10.25 Stock Issuance Agreement among the Company, Berg and Tessier dated August 26, 1996.*

10.26    Promissory Note from Galacticomm, Inc. in favor of Capital Bank.

10.27 Promissory Note, dated April 2, 1996, from the Company in favor of Skyline, Inc.*

10.28 Promissory Note, dated August 3, 1996, from Tessier Technologies, Inc. in favor of Yannick Tessier.*

10.29 Promissory Note Extension, dated December 31, 1996 in favor of Yannick Tessier by the Company.*

10.30 Bundling Agreement with Authorization to Replicate Products between Eastman Kodak Company and Galacticomm, Inc. dated May 29, 1997.*

10.31 Agreement between Majorware Inc., and Galacticomm, Inc. dated April 30, 1997.*

10.32 Sale of High Society BBS to Galacticomm, Inc. Agreement dated June 10, 1997.*

10.33 Galacticomm Agreement between the Company and Specom Technologies Corp., dated May 8, 1997.*

10.34 Letter of Permission to Distribute Software between Galacticomm, Inc. and Aztech New Media Corp., dated May 21, 1997.

10.35 Software Distribution License between Galacticomm, Inc. and Digital Vision, Inc. dated May 30, 1997.*

10.36 Software Distribution License between Best Data Products and Galacticomm, Inc. dated May 30, 1997.*

10.37 Letter Agreement between Galacticomm, Inc. and DataSafe Publications, Inc. dated October 28, 1997.*

10.38 Restated Software License Agreement between Galacticomm, Inc. and LEAD Technologies, Inc. dated September 29, 1995.*

10.39 Annual Source Support and Maintenance Agreement between Galacticomm, Inc. and Pacific Software, Inc. dated September 14, 1995.*

10.40 Software Source Code and Software Binary Distribution License Agreement between Galacticomm, Inc. and Pacific Software, Inc. dated April 14, 1995.

10.41 License Agreement between Crown Communications, Inc. and the Company dated November 18, 1996.

10.42 Renewal and Modification Agreement to Distribution Agreement between Tech Data Corporation and Galacticomm, Inc. dated October 8, 1995.*

10.43 Start-Up Agreement between Galacticomm, Inc. and Ingram Micro, Inc. dated April 9, 1997.*

10.44 Reseller Agreement between Galacticomm, Inc. and World Commerce Online, Inc. dated March 27, 1997.*

10.45 Distribution Agreement between Galacticomm, Inc. and DistribuPro dated February 10, 1994.

10.46 Web Hosting Agreement between Galacticomm, Inc. and Horst Entertainment, Inc. dated September 9, 1997.*

10.47 Software License Agreement, dated August 12, 1997 between the Company and Boca Research, Inc.***

10.48 Reseller Agreement, dated December 12, 1997, between the Company and Microland Trading, Inc.***

10.49 Reseller Agreement, dated January 12, 1998, between the Company and Simon & Schuster, Inc.***

10.50 Joint Venture Agreement, dated January ___, 1998, by and between the Company and Express Web, Inc.**

10.51    Form of Voting Agreement between the Company and Messrs. Berg and
         Tessier.

10.52    Form of Lock-Up Agreement.

10.53 Promissory Note Extension, dated December 31, 1997 in favor of Yannick Tessier.

11.      Statement re: Computation of per share loss.

21. Subsidiaries of the Company: Galacticomm, Inc., a corporation organized under the laws of the State of Florida.

23.      Consent of KPMG Peat Marwick LLP.

24. Power of Attorney (included in the Signature Page of initial filing of the Registration Statement).

27.      Financial Data Schedule (for SEC purposes only).

-----------------------------
*    Previously filed with this Registration Statement
**   To be filed by amendment
*** Portions of such exhibit have been omitted pursuant to a request for confidential treatment

ITEM 28.   UNDERTAKINGS.

       (a) The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d) The undersigned small business issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a(3) of the
                  Securities Act;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


       (e) The undersigned registrant hereby undertakes that it will: (i) file a post-effective amendment to this Registration Statement if the lock-up arrangement with the Selling Shareholders is waived for ten percent or more of the shares of Common Stock offered by the Selling Shareholders; or (ii) add a supplement to the prospectus of which this Registration Statement forms a part if such lock-up arrangement is waived for between five and ten percent of the shares of Common Stock offered by the Selling Shareholders.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 22nd day of January 1998.


                                     GALACTICOMM TECHNOLOGIES, INC.


                                     By:  /S/ PETER BERG
                                        -------------------------------------
                                        Peter Berg, Chairman of the Board and
                                        Chief Executive Officer




       Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    TITLE                                DATE
               ---------                                    -----                                ----
/S/ PETER BERG                            Chairman of the Board and Chief                  January 22, 1998
--------------------------------------    Executive Officer (Principal Executive
Peter Berg                                Officer)


/S/ YANNICK TESSIER                        President and Director                          January 22, 1998
------------------------------------
Yannick Tessier


/S/ T. MICHAEL LOVE                       Chief Financial Officer (Principal               January 22, 1998
------------------------------------      Financial and Accounting Officer)
T. Michael Love


*/S/ PETER BERG                           Director                                         January 22, 1998
------------------------------------
Timothy Mahoney


------------------------------------      Director                                         January __, 1998
David Manovich


*/S/ PETER BERG                           Director                                         January 22, 1998
------------------------------------
Claus Stenbaek

                                                                              */S/ PETER BERG
                                                                              -----------------------------
                                                                              Peter Berg, Attorney-in-Fact


                                 EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

10.14 Agreement and Plan of Merger between Company and Tessier Technologies, Inc. dated November 20, 1996.

10.15 Lease Agreement to lease office space between Galacticomm, Inc. and New Town Commerce Center, Ltd., dated July 21, 1997.

10.16 Agreement to lease T-3 Fiber Optic Digital Equipment between AT&T and the Company, dated December 26, 1996.


10.26    Promissory Note from Galacticomm, Inc. in favor of Capital Bank.

10.34 Letter of Permission to Distribute Software between Galacticomm, Inc. and Aztech New Media Corp., dated May 21, 1997.

10.40 Software Source Code and Software Binary Distribution License Agreement between Galacticomm, Inc. and Pacific Software, Inc. dated April 14, 1995.

10.41 License Agreement between Crown Communications, Inc. and the Company dated November 18, 1996.

10.45 Distribution Agreement between Galacticomm, Inc. and DistribuPro dated February 10, 1994.

10.47 Software License Agreement, dated August 12, 1997 between the Company and Boca Research, Inc.***

10.48 Reseller Agreement, dated December 12, 1997, between the Company and Microland Trading, Inc.***


10.49 Reseller Agreement, dated January 12, 1998, between the Company and Simon & Schuster, Inc.***


10.51    Form of Voting Agreement between the Company and Messrs. Berg and
         Tessier.

10.52    Form of Lock-Up Agreement.

10.53 Promissory Note Extension, dated December 31, 1997 in favor of Yannick Tessier.

11.      Statement re: Computation of per share loss.


23.      Consent of KPMG Peat Marwick LLP.

27.      Financial Data Schedule (for SEC purposes only).


*** PORTIONS OF SUCH EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.